FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-10

March 14, 2018 FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET $839,904,551 (Approximate Total Mortgage Pool Balance) $726,517,000 (Approximate Offered Certificates) UBS 2018-C9 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Société Générale Cantor Commercial Real Estate Lending, L.P. Ladder Capital Finance LLC Sponsors and Mortgage Loan Sellers UBS Securities LLC Société Générale Cantor Fitzgerald & Co. Co-Lead Managers and Joint Bookrunners Drexel Hamilton Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, Cantor Fitzgerald & Co., Drexel Hamilton, LLC or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, Cantor Fitzgerald & Co., Drexel Hamilton, LLC or Academy Securities, Inc. provides accounting, tax or legal advice.

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The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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UBS 2018-C9

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated March 14, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Cantor Fitzgerald & Co.
Co-Managers:	Drexel Hamilton, LLC Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (41.2%), Ladder Capital Finance LLC (“LCF”) (23.3%), Société Générale (“SG”) (19.5%), and Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (16.0%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Special Servicer:	Rialto Capital Advisors LLC (with respect to all Mortgage Loans and related Serviced Companion Loans other than the DreamWorks Campus whole loan) and AEGON USA Realty Advisors, LLC (solely with respect to the DreamWorks Campus whole loan)
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by RREF III-D AIV RR H, LLC or an affiliate, as a “third party purchaser” (as defined in Regulation RR), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in April 2018.
Distribution Date:	The 4th business day following the Determination Date in each month, commencing in April 2018.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in March 2018 (or, in the case of any mortgage loan that has its first due date after March 2018, the date that would have been its due date in March 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about March 28, 2018
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the offered certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the offered certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	March 2051
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)
UBS AG(2)	19	47	$345,894,363	41.2%
Ladder Capital Finance LLC	10	13	$195,633,188	23.3%
Société Générale(2)	8	23	$163,997,000	19.5%
Cantor Commercial Real Estate Lending, L.P.	6	29	$134,380,000	16.0%
Total	43	112	$839,904,551	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$839,904,551
Number of Mortgage Loans:	43
Number of Mortgaged Properties:	112
Average Mortgage Loan Cut-off Date Balance:	$19,532,664
Average Mortgaged Property Cut-off Date Balance:	$7,499,148
Weighted Average Mortgage Rate:	4.904%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(3):	117
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(3):	117
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant:	15.0%

Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR(4):	1.91x
Weighted Average Mortgage Loan Cut-off Date LTV(4)(5):	58.9%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(4)(5):	54.5%
Weighted Average U/W NOI Debt Yield(4):	10.9%

Amortization Overview
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(3):	48.3%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(3):	27.6%
% Mortgage Loans with Amortization through Maturity Date or ARD(3):	24.1%
Weighted Average Remaining Amortization Term (months)(6):	357

Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	91.5%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	80.7%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	68.3%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	83.7%
% Mortgage Loans with Upfront Engineering Reserves:	53.4%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	82.3%
% Mortgage Loans with In Place Hard Lockboxes:	71.7%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	88.8%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	82.1%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	15.4%
% Mortgage Loans with Lockout Followed by a Period of Prepayment with a Yield Maintenance Charge Followed by a Period of Prepayment with a Yield Maintenance Charge or Defeasance Followed by an Open Period:	2.5%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to March 2018.

(2)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as AFIN Portfolio, representing approximately 7.1% of the Initial Pool Balance, such mortgage loan is part of a whole loan that was co-originated by SG and UBS AG. The “Number of Mortgage Loans” and the “Number of Mortgaged Properties” shown in the table above for SG do not include the notes for which SG is acting as mortgage loan seller; however, the “Aggregate Cut-off Date Balance” and the “% of Outstanding Pool Balance” shown in the table above for SG do include these notes.

(3)	For any mortgage loan with an anticipated repayment date, calculated to or as of, as applicable, that anticipated repayment date.

(4)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(5)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Midwest Hotel Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV and appraised value are based on the sum of the “As-Is” appraised values for the mortgaged properties identified on the Annex A-1 as the Hampton Inn Mount Vernon, Hampton Inn Anderson, Fairfield Inn Joplin, and Fairfield Inn Indianapolis and the “As Complete” appraised values for the mortgaged properties identified on the Annex A-1 as Hilton Garden Inn Joplin, Hampton Inn Joplin, Hampton Inn Marion, and Fairfield Inn St. Louis Collinsville. The “As Complete” appraised values are based on the assumption that the specific amount for property improvement plans (“PIP”) and capital improvements are held in escrow by the lender at origination. At origination, the lender escrowed $4,598,885 into a PIP reserve and the work for the escrowed PIP and capital improvements are either underway or expected to commence in 2018 and 2019. The “As-Is” appraised value for the mortgaged properties identified on the Annex A-1 as Hilton Garden Inn Joplin, Hampton Inn Joplin, Hampton Inn Marion, and Fairfield Inn St. Louis Collinsville is $13,400,000, $12,800,000, $8,100,000, and $3,500,000, respectively. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values for each of the Midwest Hotel Portfolio Mortgaged Properties of $73.6 million, are 67.9% and 57.1%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Chewy Fulfillment Center, the Cut-off Date LTV, Maturity Date or ARD LTV and appraised value are based on the alternate “Prospective Value Upon Stabilization” appraised value of $49,000,000, as of April 1, 2019, which assumes that outstanding landlord obligations for free rent, general contractor retainage payments, final billings, and remaining punch list work are fully funded and escrowed by the lender. At origination, landlord obligations of $2,822,812 were escrowed. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value of $45,000,000 for the Chewy Fulfillment Center Mortgaged Property are 64.7% and 59.6%, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Park Place at Florham Park, the Cut-off Date LTV, Maturity Date or ARD LTV and appraised value are based on the alternate market “As-Is” appraised value of $96,000,000 as of December 4, 2017, which assumes that outstanding landlord obligations for free rent, tenant improvements, and leasing commissions are fully funded and escrowed by the lender through a title company. At origination, landlord obligations of $5,044,401 were escrowed. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value of $91,200,000 for the Park Place at Florham Park Mortgaged Properties are 68.5% and 68.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Suntree Office Tower, the Cut-off Date LTV, Maturity Date or ARD LTV and appraised value are based on the alternate “As-Stabilized” appraised value of $14,900,000, as of January 1, 2019, which assumes that outstanding landlord obligations for forward starting rent, tenant improvements, and leasing commissions are fully funded and escrowed by the lender. At origination, landlord obligations of $358,116 were escrowed. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value of $14,100,000 for the Suntree Office Tower Mortgaged Property are 73.8% and 65.8%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics – Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(6)	Excludes mortgage loans that are interest-only for the full loan term.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of only the office, retail, industrial, mixed use properties and the mortgaged property identified on Annex A-1 as 53 South 11th Street.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Balance or Notional Amount(3)	Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	AAAsf / AAA(sf) / Aaa(sf)	$17,267,000	30.000%(7)	2.63	1-57	41.2%	15.6%
Class A-2	AAAsf / AAA(sf) / Aaa(sf)	$37,271,000	30.000%(7)	4.77	57-60	41.2%	15.6%
Class A-SB	AAAsf / AAA(sf) / Aaa(sf)	$37,671,000	30.000%(7)	7.44	60-118	41.2%	15.6%
Class A-3	AAAsf / AAA(sf) / Aaa(sf)	(8)	30.000%(7)	(8)	(8)	41.2%	15.6%
Class A-4	AAAsf / AAA(sf) / Aaa(sf)	(8)	30.000%(7)	(8)	(8)	41.2%	15.6%
Class X-A(9)	AAAsf / AAA(sf) / Aaa(sf)	$587,933,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-B(9)	A-sf / AAA(sf) / NR	$138,584,000(10)	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa2(sf)	$56,693,000	23.250%	9.96	120-120	45.2%	14.2%
Class B	AA-sf / AA(sf) / NR	$41,995,000	18.250%	9.96	120-120	48.2%	13.3%
Class C	A-sf / A-(sf) / NR	$39,896,000	13.500%	9.96	120-120	50.9%	12.6%

NON-OFFERED CERTIFICATES(10)

Class(11)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Balance or Notional Amount(3)	Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class X-D(9)	BBB-sf / BBB(sf) / NR	$26,251,000(10)(12)	N/A	N/A	N/A	N/A	N/A
Class D	BBB-sf / BBB(sf) / NR	$26,251,000(12)	10.375%	9.96	120-120	52.8%	12.2%
Class D-RR	BBB-sf / BBB-(sf) / NR	$18,894,000(12)	8.125%	9.96	120-120	54.1%	11.9%
Class E-RR	BB-sf / BB-(sf) / NR	$20,997,000	5.625%	9.96	120-120	55.6%	11.5%
Class F-RR	B-sf / B-(sf) / NR	$10,499,000	4.375%	10.03	120-121	56.3%	11.4%
Class NR-RR	NR / NR / NR	$36,746,550	0.000%	10.05	121-121	58.9%	10.9%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, and Class NR-RR Certificates (collectively, the “principal balance certificates”) will equal one of: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date adjusted as necessary to a 30/360 basis (the “WAC Rate”), (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate or (iv) a variable rate per annum equal to the WAC Rate minus a specified percentage.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date, and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X Certificates may vary depending upon the final pricing of all classes of principal balance certificates and whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X Certificates, as applicable, would be equal to zero, such class of certificates may not be issued on the Closing Date of this securitization.

(4)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date; and (iv) no prepayments of the mortgage loans prior to maturity. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for those classes in the aggregate.

(8)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $495,724,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$75,000,000 - $175,000,000	January 2028 / February 2028	9.80 / 9.83	118-118 / 118-119
Class A-4	$320,724,000 - $420,724,000	March 2028 / March 2028	9.93 / 9.91	119-120 / 118-120

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate on the Class D certificate for the related distribution date.

(10)	The Class X-A, Class X-B and Class X-D certificates (collectively the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificate will be equal to the certificate balance of the Class D certificates.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The non-offered certificates also include the Class Z and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class Z certificates represent the entitlement to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date, as further described in the Preliminary Prospectus. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	The approximate initial certificate balances of the Class D and Class D-RR Certificates are estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The Class D certificate balances are expected to fall within a range of $23,839,000 and $28,604,000, with the ultimate certificate balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class R Certificates) issued by the issuing entity. The Class D-RR certificate balances are expected to fall within a range of $16,541,000 and $21,306,000, with the ultimate certificate balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class R Certificates) issued by the issuing entity. Any variation in the initial certificate balance of the Class D certificates would affect the initial notional amount of the Class X-D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	CCRE	DreamWorks Campus	Office	$25,000,000	57	31.0%	6.31x	14.8%
A-2	UBS AG	53 South 11th Street	Multifamily	$11,000,000	59	44.0%	1.59x	8.7%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates or anticipated repayment date, as applicable and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and excludes any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Distributions:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB Certificates, until the certificate balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, until the certificate balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate balances of the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, or if the aggregate Cumulative Appraisal Reduction Amount equals or exceeds the aggregate certificate balances of the Class A-S through Class NR-RR Certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the certificate balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, in each case until the certificate balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-S, Class B and Class C Certificates and (iii) the notional amount of the Class X-D Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) the WAC Rate, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the WAC Rate or (iv) a variable rate equal to the WAC Rate less a specified percentage

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-S, Class B and Class C Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate of the Class D Certificates as described in the Preliminary Prospectus.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the Class NR-RR, Class F-RR, Class E-RR, Class D-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium in the following manner: (a) to the holders of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, Class D-RR, Class E-RR, Class F-RR, Class NR-RR, Class Z or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than one; if the applicable discount rate is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the applicable discount rate is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as AFIN Portfolio, City Square and Clay Street, The SoCal Portfolio, CrossPoint, Eastmont Town Center, DreamWorks Campus and Park Place at Florham Park each secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The City Square and Clay Street whole loan, the Eastmont Town Center whole loan and the DreamWorks Campus whole loan will be principally serviced under the PSA for the UBS 2018-C9 securitization (each, a “Serviced Whole Loan”). The AFIN Portfolio whole loan will be serviced under the pooling and servicing agreement for the UBS 2017-C7 securitization until the date of securitization of the related controlling pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note. The SoCal Portfolio whole loan is being serviced under the pooling and servicing agreement for the CGCMT 2018-B2 securitization. The CrossPoint whole loan will be serviced under the pooling and servicing agreement for the UBS 2018-C8 securitization until the date of securitization of the related controlling pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note. The Park Place at Florham Park whole loan is being serviced under the pooling and servicing agreement for the UBS 2018-C8 securitization.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:

The “Directing Certificateholder” with respect to each Serviced Mortgage Loan, will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for purposes of clause (ii) above in this definition) (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of clause (3) of the preceding proviso, if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that RREF III-D AIV RR H, LLC, or its affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

With respect to the DreamWorks Campus mortgage loan, the rights of the Directing Certificateholder will be subject to the rights of the holder of the related subordinate companion loan. For a description of the rights of the holder of each Subordinate Companion Loan with respect to the Serviced AB Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan— DreamWorks Campus Whole Loan” in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, with respect to the City Square and Clay Street mortgage loan, the Eastmont Town Center mortgage loan and the DreamWorks Campus mortgage loan, the holders of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the AFIN Portfolio mortgage loan, The SoCal Portfolio mortgage loan, the CrossPoint mortgage loan and the Park Place at Florham Park mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Control Eligible Certificates:	Class F-RR and Class NR-RR Certificates.

Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to the Serviced AB Whole Loan, the holder of the controlling Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan— DreamWorks Campus Whole Loan” in the Preliminary Prospectus.

Remedies Available to Holders of an Appraised-Out Class:	The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the Special Servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the Special Servicer from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Control Rights:

Subject to the rights of the Subordinate Companion Loan solely with respect to the Serviced AB Whole Loan, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan— DreamWorks Campus Whole Loan” in the Preliminary Prospectus, prior to a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent rights, but such Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder); provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

Notwithstanding the foregoing, with respect to the Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the Special Servicer with or without cause in accordance with the PSA and the related intercreditor agreement. However, during a Control Appraisal Period with respect to the Serviced AB Whole Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to the Serviced AB Whole Loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—DreamWorks Campus Whole Loan” in the Preliminary Prospectus.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of all classes of Principal Balance Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the related Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses) and (c) delivery by such holders to the Certificate Administrator and the Trustee of Rating Agency Confirmation from each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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applicable Rating Agency (such Rating Agency Confirmation will be obtained at the expense of the holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the Certificate Administrator will be required to post such notice on its internet website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66-2/3% of a Certificateholder Quorum, the Trustee will be required to immediately terminate all of the rights and obligations of the Special Servicer under the PSA and replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2018-C9, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the Special Servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan (and any related Serviced Companion Loan) or related REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to 1.0% (or, with respect to interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each Serviced Mortgage Loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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per annum rate of 0.25000% and the rate that would result in a special servicing fee of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan), the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan to the extent described in the Preliminary Prospectus and required under the PSA;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●    recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any major decision during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any material deviations from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of the report being posted to the Certificate Administrator’s internet website by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by RREF III-D AIV RR H, LLC or its majority owned affiliate, as a “third party purchaser” (as defined in Credit Risk Retention Rules), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates. The aggregate estimated fair value of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class R Certificates) issued by the issuing entity.

RREF III-D AIV RR H, LLC, in its capacity as the “third party purchaser” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “third party purchaser” under the credit risk retention rules, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of RREF III-D AIV RR H, LLC, until March 28, 2023. After that date, transfers are permitted under certain circumstances, in accordance with the credit risk retention rules, to another “third party purchaser”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

The PSA will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” above.

Notwithstanding any references in this Term Sheet to the credit risk retention rules, the Retaining Sponsor, the third party purchaser and other risk retention related matters, in the event the credit risk retention rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the third party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any written request received from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owner related to Certificateholders or Certificate Owner exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders or Certificate Owner regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)(7)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
$2,600,000	-	$6,000,000	11	$53,792,086	6.4%	5.468%	120	1.72x	62.6%	52.6%
$6,000,001	-	$11,000,000	7	$63,229,264	7.5%	5.179%	109	1.88x	58.1%	54.2%
$11,000,001	-	$16,000,000	3	$37,550,000	4.5%	4.983%	120	1.46x	71.1%	61.9%
$16,000,001	-	$21,000,000	8	$152,146,201	18.1%	4.914%	119	1.70x	62.9%	55.4%
$21,000,001	-	$26,000,000	1	$25,000,000	3.0%	2.298%	57	6.31x	31.0%	31.0%
$26,000,001	-	$31,000,000	6	$177,400,000	21.1%	5.057%	120	1.73x	57.6%	53.4%
$31,000,001	-	$36,000,000	1	$34,750,000	4.1%	5.050%	120	1.43x	50.4%	50.4%
$36,000,001	-	$41,000,000	2	$76,037,000	9.1%	4.542%	120	1.82x	60.5%	58.1%
$41,000,001	-	$46,000,000	1	$45,000,000	5.4%	4.728%	119	1.76x	49.7%	49.7%
$46,000,001	-	$51,000,000	1	$50,000,000	6.0%	5.674%	120	1.71x	64.7%	54.3%
$51,000,001	-	$65,000,000	2	$125,000,000	14.9%	4.723%	119	2.05x	59.3%	59.3%
Total/Weighted Average			43	$839,904,551	100.0%	4.904%	117	1.91x	58.9%	54.5%

Distribution of Mortgage Rates
						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)(7)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
2.2978%	-	4.0000%	2	$33,000,000	3.9%	2.700%	73	5.78x	29.4%	29.4%
4.0001%	-	4.5000%	4	$138,207,000	16.5%	4.254%	119	2.15x	58.9%	58.1%
4.5001%	-	5.0000%	10	$254,026,201	30.2%	4.775%	119	1.74x	57.3%	53.4%
5.0001%	-	5.5000%	19	$300,148,000	35.7%	5.217%	118	1.61x	61.6%	57.0%
5.5001%	-	6.0000%	6	$78,236,363	9.3%	5.667%	120	1.70x	65.1%	54.4%
6.0001%	-	6.2130%	2	$36,286,986	4.3%	6.046%	120	1.55x	62.0%	50.9%
Total/Weighted Average			43	$839,904,551	100.0%	4.904%	117	1.91x	58.9%	54.5%

Property Type Distribution(1)
					Weighted Averages
Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/Pads NRA(1)(2)	Mortgage Rate	Stated Remaining Term (Mos.)(6) (7)	Occupancy	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
Office	27	$298,043,208	35.5%	4,837,276	$179	4.784%	114	93.1%	2.14x	57.4%	54.8%
Suburban	23	$238,039,208	28.3%	4,509,475	$140	4.723%	113	92.4%	2.28x	57.5%	55.1%
CBD	2	$51,750,000	6.2%	301,934	$362	5.159%	120	95.2%	1.46x	56.3%	52.5%
Medical	2	$8,254,000	1.0%	25,867	$164	4.202%	120	100.0%	2.16x	61.5%	61.5%
Retail	43	$173,784,204	20.7%	3,909,118	$109	4.639%	119	93.0%	1.95x	61.1%	57.8%
Anchored	20	$118,158,609	14.1%	3,252,698	$95	4.639%	119	91.1%	1.94x	60.7%	56.6%
Single Tenant	15	$35,533,000	4.2%	280,879	$150	4.403%	120	100.0%	2.04x	62.0%	61.0%
Shadow Anchored	2	$10,814,063	1.3%	90,609	$130	5.196%	120	92.0%	2.16x	63.4%	63.1%
Unanchored	6	$9,278,532	1.1%	284,932	$104	4.890%	119	91.0%	1.48x	59.4%	54.7%
Hospitality	13	$116,636,986	13.9%	1,383	$88,434	5.723%	120	70.2%	1.70x	64.0%	52.9%
Limited Service	11	$64,636,986	7.7%	896	$72,813	5.719%	120	69.0%	1.80x	63.8%	52.0%
Full Service	2	$52,000,000	6.2%	487	$107,851	5.728%	120	71.7%	1.57x	64.3%	54.1%
Industrial	14	$89,268,812	10.6%	2,276,584	$69	4.896%	120	99.8%	1.48x	60.5%	53.6%
Warehouse/Distribution	12	$88,694,461	10.6%	2,157,053	$68	4.896%	120	99.8%	1.48x	60.5%	53.6%
Flex	2	$574,350	0.1%	119,531	$104	4.890%	119	88.9%	1.48x	59.4%	54.7%
Multifamily	6	$79,572,264	9.5%	869	$139,489	4.832%	111	96.2%	1.71x	57.6%	54.6%
Garden	4	$61,772,264	7.4%	812	$85,123	4.706%	119	95.1%	1.77x	59.3%	55.4%
Mid Rise	2	$17,800,000	2.1%	57	$328,158	5.269%	82	100.0%	1.49x	51.7%	51.7%
Mixed Use	6	$70,174,078	8.4%	743,507	$284	4.745%	119	95.4%	1.95x	50.5%	48.8%
Office/Garage/Retail	1	$45,000,000	5.4%	246,136	$366	4.728%	119	94.2%	1.76x	49.7%	49.7%
Retail/Other	1	$9,000,000	1.1%	43,044	$209	5.398%	120	100.0%	1.41x	69.8%	61.0%
Industrial/Office/Retail	1	$8,000,000	1.0%	90,025	$89	3.955%	121	100.0%	4.12x	24.2%	24.2%
Office/Retail	2	$5,510,863	0.7%	235,008	$104	4.890%	119	94.5%	1.48x	59.4%	54.7%
Retail/Education	1	$2,663,214	0.3%	129,294	$104	4.890%	119	89.1%	1.48x	59.4%	54.7%
Self Storage	3	$12,425,000	1.5%	132,761	$110	5.200%	120	91.4%	1.71x	61.2%	55.0%
Total/Weighted Average	112	$839,904,551	100.0%			4.904%	117	91.1%	1.91x	58.9%	54.5%

Please see footnotes on page 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages
State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)(7)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
California	36	$216,480,000	25.8%	4.750%	112	2.13x	53.5%	49.0%
California - Northern(4)	7	$132,758,351	15.8%	5.179%	120	1.58x	55.7%	50.4%
California - Southern(4)	29	$83,721,649	10.0%	4.069%	100	3.01x	49.9%	46.8%
Texas	11	$110,175,608	13.1%	5.105%	119	1.77x	63.4%	59.5%
Florida	8	$75,356,714	9.0%	4.819%	119	1.46x	63.6%	58.3%
Nevada	5	$67,937,143	8.1%	4.651%	120	2.10x	56.9%	55.8%
New York	4	$60,550,000	7.2%	4.970%	109	1.80x	47.3%	47.3%
Other	48	$309,405,086	36.8%	5.003%	119	1.88x	62.7%	56.8%
Total/Weighted Average	112	$839,904,551	100.0%	4.904%	117	1.91x	58.9%	54.5%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)
						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)(7)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
24.2%	-	40.0%	2	$33,000,000	3.9%	2.700%	73	5.78x	29.4%	29.4%
40.1%	-	50.0%	3	$58,600,000	7.0%	4.834%	108	1.78x	48.3%	48.3%
50.1%	-	55.0%	3	$85,750,000	10.2%	4.724%	120	1.91x	50.9%	50.9%
55.1%	-	60.0%	10	$261,180,000	31.1%	4.792%	119	1.80x	58.1%	53.9%
60.1%	-	65.0%	12	$246,793,188	29.4%	5.247%	120	1.79x	62.9%	57.5%
65.1%	-	70.0%	10	$120,542,100	14.4%	5.151%	120	1.49x	67.9%	60.3%
70.1%	-	73.5%	3	$34,039,264	4.1%	5.106%	119	1.46x	71.8%	61.1%
Total/Weighted Average			43	$839,904,551	100.0%	4.904%	117	1.91x	58.9%	54.5%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)
						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)(7)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
24.2%	-	40.0%	2	$33,000,000	3.9%	2.700%	73	5.78x	29.4%	29.4%
40.1%	-	50.0%	9	$126,236,986	15.0%	5.078%	115	1.70x	53.4%	48.1%
50.1%	-	55.0%	11	$304,859,201	36.3%	5.097%	120	1.68x	58.4%	52.8%
55.1%	-	60.0%	10	$162,111,363	19.3%	4.829%	119	1.94x	62.1%	57.6%
60.1%	-	65.1%	11	$213,697,000	25.4%	4.922%	120	1.73x	65.1%	62.2%
Total/Weighted Average			43	$839,904,551	100.0%	4.904%	117	1.91x	58.9%	54.5%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)
						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)(7)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
1.25x	-	1.35x	7	$83,681,363	10.0%	5.040%	119	1.33x	65.2%	59.1%
1.36x	-	1.45x	8	$102,613,000	12.2%	5.082%	120	1.41x	60.5%	54.8%
1.46x	-	1.55x	5	$120,980,000	14.4%	5.354%	120	1.50x	60.7%	53.5%
1.56x	-	1.65x	4	$71,300,000	8.5%	5.048%	110	1.62x	61.2%	53.8%
1.66x	-	1.75x	3	$73,986,986	8.8%	5.593%	120	1.70x	63.2%	52.4%
1.76x	-	1.85x	4	$147,696,201	17.6%	4.986%	119	1.79x	58.9%	57.3%
1.86x	-	2.05x	1	$5,000,000	0.6%	5.063%	120	2.01x	59.5%	49.0%
2.06x	-	2.30x	6	$133,547,000	15.9%	4.552%	120	2.21x	57.4%	57.0%
2.31x	-	6.31x	5	$101,100,000	12.0%	3.803%	103	3.49x	47.3%	46.6%
Total/Weighted Average			43	$839,904,551	100.0%	4.904%	117	1.91x	58.9%	54.5%

Please see footnotes on page 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(6)(7)
				Weighted Averages
Range of Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)(7)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
60	2	$36,000,000	4.3%	3.215%	58	4.87x	35.0%	35.0%
120 - 121	41	$803,904,551	95.7%	4.979%	120	1.77x	60.0%	55.4%
Total/Weighted Average	43	$839,904,551	100.0%	4.904%	117	1.91x	58.9%	54.5%

Distribution of Remaining Terms to Maturity or ARD(6)(7)
						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)(7)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
57	-	59	2	$36,000,000	4.3%	3.215%	58	4.87x	35.0%	35.0%
118	-	121	41	$803,904,551	95.7%	4.979%	120	1.77x	60.0%	55.4%
Total/Weighted Average			43	$839,904,551	100.0%	4.904%	117	1.91x	58.9%	54.5%

Distribution of Underwritten NOI Debt Yields(1)(2)
						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)(7)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
7.0%	-	8.0%	2	$41,550,000	4.9%	5.078%	120	1.41x	52.7%	52.7%
8.1%	-	8.5%	1	$18,750,000	2.2%	4.365%	118	1.35x	68.2%	62.3%
8.6%	-	9.0%	3	$85,100,000	10.1%	4.885%	112	1.59x	52.3%	50.7%
9.1%	-	9.5%	5	$68,299,100	8.1%	4.617%	119	1.80x	64.8%	61.0%
9.6%	-	10.0%	6	$121,489,264	14.5%	5.211%	120	1.60x	63.8%	59.6%
10.1%	-	10.5%	4	$78,143,000	9.3%	4.838%	119	1.75x	56.4%	53.2%
10.6%	-	11.0%	4	$71,200,000	8.5%	4.754%	119	1.86x	58.5%	56.3%
11.1%	-	11.5%	2	$90,000,000	10.7%	4.554%	119	2.05x	56.3%	54.3%
11.6%	-	12.0%	3	$65,700,000	7.8%	5.034%	120	1.89x	62.0%	56.4%
12.1%	-	12.5%	3	$63,196,201	7.5%	5.437%	119	1.65x	65.0%	54.2%
12.6%	-	13.0%	2	$31,240,000	3.7%	5.271%	120	1.82x	66.4%	58.6%
13.1%	-	20.7%	8	$105,236,986	12.5%	4.716%	105	3.09x	52.3%	44.5%
Total/Weighted Average			43	$839,904,551	100.0%	4.904%	117	1.91x	58.9%	54.5%

Amortization Types
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)(7)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
Full IO	13	$359,347,000	42.8%	4.727%	118	2.01x	55.9%	55.9%
Partial IO	14	$203,068,000	24.2%	5.015%	120	1.47x	62.5%	56.1%
Amortizing	13	$202,389,551	24.1%	5.467%	120	1.65x	64.8%	53.5%
Full IO, ARD	2	$46,000,000	5.5%	3.273%	85	4.48x	40.8%	40.8%
Partial IO, ARD	1	$29,100,000	3.5%	4.970%	120	1.33x	59.4%	54.8%
Total/Weighted Average	43	$839,904,551	100.0%	4.904%	117	1.91x	58.9%	54.5%

Loan Purposes
				Weighted Averages
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)(7)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
Refinance	28	$515,127,551	61.3%	5.196%	118	1.65x	59.5%	53.9%
Acquisition	13	$255,777,000	30.5%	4.465%	113	2.34x	58.0%	55.0%
Recapitalization(5)	2	$69,000,000	8.2%	4.348%	118	2.22x	58.2%	57.1%
Total/Weighted Average	43	$839,904,551	100.0%	4.904%	117	1.91x	58.9%	54.5%

Please see footnotes on page 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Midwest Hotel Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV and appraised value are based on the sum of the “As-Is” appraised values for the mortgaged properties identified on the Annex A-1 as the Hampton Inn Mount Vernon, Hampton Inn Anderson, Fairfield Inn Joplin, and Fairfield Inn Indianapolis and the “As Complete” appraised values for the mortgaged properties identified on the Annex A-1 as Hilton Garden Inn Joplin, Hampton Inn Joplin, Hampton Inn Marion, and Fairfield Inn St. Louis Collinsville. The “As Complete” appraised values are based on the assumption that the specific amount for property improvement plans (“PIP”) and capital improvements are held in escrow by the lender at origination. At origination, the lender escrowed $4,598,885 into a PIP reserve and the work for the escrowed PIP and capital improvements are either underway or expected to commence in 2018 and 2019. The “As-Is” appraised value for the mortgaged properties identified on the Annex A-1 as Hilton Garden Inn Joplin, Hampton Inn Joplin, Hampton Inn Marion, and Fairfield Inn St. Louis Collinsville is $13,400,000, $12,800,000, $8,100,000, and $3,500,000, respectively. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values for each of the Midwest Hotel Portfolio Mortgaged Properties of $73.6 million, are 67.9% and 57.1%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Chewy Fulfillment Center, the Cut-off Date LTV, Maturity Date or ARD LTV and appraised value are based on the alternate “Prospective Value Upon Stabilization” appraised value of $49,000,000, as of April 1, 2019, which assumes that outstanding landlord obligations for free rent, general contractor retainage payments, final billings, and remaining punch list work are fully funded and escrowed by the lender. At origination, landlord obligations of $2,822,812 were escrowed. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value of $45,000,000 for the Chewy Fulfillment Center Mortgaged Property are 64.7% and 59.6%, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Park Place at Florham Park, the Cut-off Date LTV, Maturity Date or ARD LTV and appraised value are based on the alternate market “As-Is” appraised value of $96,000,000 as of December 4, 2017, which assumes that outstanding landlord obligations for free rent, tenant improvements, and leasing commissions are fully funded and escrowed by the lender through a title company. At origination, landlord obligations of $5,044,401 were escrowed. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value of $91,200,000 for the Park Place at Florham Park Mortgaged Properties are 68.5% and 68.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Suntree Office Tower, the Cut-off Date LTV, Maturity Date or ARD LTV and appraised value are based on the alternate “As-Stabilized” appraised value of $14,900,000, as of January 1, 2019, which assumes that outstanding landlord obligations for forward starting rent, tenant improvements, and leasing commissions are fully funded and escrowed by the lender. At origination, landlord obligations of $358,116 were escrowed. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value of $14,100,000 for the Suntree Office Tower Mortgaged Property are 73.8% and 65.8%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics-Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	“California—Northern” includes zip codes above 93600, and “California—Southern” includes zip codes at or below 93600.

(5)	With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as AFIN Portfolio, loan proceeds were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Mortgaged Property and recapitalize the borrower sponsors recent acquisition of the remaining 11 AFIN Portfolio Mortgaged Properties.

(6)	With respect to an ARD loan, refers to the term through the related anticipated repayment date.

(7)	The Stated Remaining Term (Mos.) includes an interest-only payment in April 2018 for any mortgage loan that has a scheduled first payment date in May 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

UBS 2018-C9

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/ Pad/NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Aspen Lake Office Portfolio	UBS AG	Austin, TX	Office	$65,000,000	7.7%	$170	61.8%	1.79x	9.8%
AFIN Portfolio	SG; UBS AG	Various, Various	Retail	$60,000,000	7.1%	$87	56.5%	2.34x	11.1%
Midwest Hotel Portfolio(2)	UBS AG	Various, Various	Hospitality	$50,000,000	6.0%	$75,988	64.7%	1.71x	13.3%
City Square and Clay Street	LCF	Oakland, CA	Mixed Use	$45,000,000	5.4%	$366	49.7%	1.76x	8.9%
ExchangeRight Net Leased Portfolio 20	SG	Various, Various	Various	$38,457,000	4.6%	$164	61.5%	2.16x	9.4%
The SoCal Portfolio	CCRE	Various, CA	Various	$37,580,000	4.5%	$104	59.4%	1.48x	10.2%
22 West 38th Street	LCF	New York, NY	Office	$34,750,000	4.1%	$503	50.4%	1.43x	7.6%
Radisson Oakland	LCF	Oakland, CA	Hospitality	$31,000,000	3.7%	$116,541	62.0%	1.53x	12.4%
CrossPoint	CCRE	Lowell, MA	Office	$30,000,000	3.6%	$114	60.0%	2.24x	11.8%
Norterra Apartments	CCRE	North Las Vegas, NV	Multifamily	$30,000,000	3.6%	$70,423	50.3%	2.20x	10.5%
Total/Weighted Average				$421,787,000	50.2%		58.0%	1.87x	10.5%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Midwest Hotel Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the sum of the “As-Is” appraised values for the mortgaged properties identified on the Annex A-1 as Hampton Inn Mount Vernon, Hampton Inn Anderson, Fairfield Inn Joplin, and Fairfield Inn Indianapolis South and the “As Complete” appraised values for the mortgaged properties identified on the Annex A-1 as Hilton Garden Inn Joplin , Hampton Inn Joplin, Hampton Inn Marion, and Fairfield Inn St. Louis Collinsville. The “As Complete” appraised values are based on the assumption that the specific amount for property improvement plans (“PIP”) and capital improvements are held in escrow by the lender at origination. At origination, the lender escrowed $4,598,885 into a PIP reserve and the work for the escrowed PIP and capital improvements are either underway or expected to commence in 2018 and 2019. The “As-Is” appraised value for the mortgaged properties identified on the Annex A-1 as Hilton Garden Inn Joplin, Hampton Inn Joplin, Hampton Inn Marion, and Fairfield Inn St. Louis Collinsville is $13,400,000, $12,800,000, $8,100,000, and $3,500,000, respectively. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values for each of the Midwest Hotel Portfolio Mortgaged Properties of $73.6 million, are 67.9% and 57.1%, respectively.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV Ratio(1)	Total Debt Cut-off Date LTV Ratio(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
Aspen Lake Office Portfolio	$65,000,000	$20,000,000	1.79x	1.20x	61.8%	80.8%	9.8%	7.5%
Park Place at Florham Park	$17,500,000	$12,421,259	1.80x	1.18x	65.1%	78.0%	10.6%	8.8%

(1)	With respect to any mortgage loan that is part of a whole loan, the Trust U/W NCF DSCR, Trust Cut-off Date LTV Ratio and Trust U/W NOI Debt Yield include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and the related mezzanine loan(s).

(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
DreamWorks Campus	$25,000,000	$67,000,000	$108,000,000	6.31x	2.07x	31.0%	67.3%	14.8%	6.8%

(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV, Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), relate subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

UBS 2018-C9

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
AFIN Portfolio(2)	A-2, A-7, A-11, A-12	$60,000,000	UBS 2018-C9	No	Wells Fargo Bank, National Association	KeyBank Real Estate Capital
	A-3, A-4, A-9, A-14	$60,000,000	UBS 2017-C7	Yes
	A-1, A-5, A-10, A-15	$60,000,000	UBS 2018-C8	No
	A-6, A-8 (controlling)	$15,000,000	Societe Generale	No
	A-13, A-16	$15,000,000	UBS AG	No
City Square and Clay Street	A-1 (controlling), A-3	$45,000,000	UBS 2018-C9	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors LLC
	A-2, A-4	$45,000,000	UBS 2018-C8	No
The SoCal Portfolio	A-1-4	$37,850,000	UBS 2018-C9	No	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	A-1-1 (controlling)	$50,000,000	CGCMT 2018-B2(3)	Yes
	A-1-2, A-1-3	$50,000,000	Citi Real Estate Funding Inc.	No
	A-2-2	$46,720,000	Barclays Bank PLC	No
	A-2-1	$45,000,000	WFCM 2018-C43(3)	No
CrossPoint(4)	A-4, A-8	$30,000,000	UBS 2018-C9	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2, A-3, A-9	$50,000,000	UBS 2018-C8	No
	A-1 (controlling), A-7, A-10	$45,000,000	Deutsche Bank AG, New York Branch	Yes
	A-5, A-6	$25,000,000	CGCMT 2018-B2(3)	No
Eastmont Town Center	A-1 (controlling), A-2	$30,000,000	UBS 2018-C9	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors LLC
	A-3, A-4	$16,900,000	Rialto Mortgage Finance, LLC	No
	A-5, A-6	$9,100,000	UBS AG	No
DreamWorks Campus	A-1 (controlling)(5)	$25,000,000	UBS 2018-C9	Yes	Midland Loan Services, a Division of PNC Bank, National Association	AEGON USA Realty Advisors, LLC
	A-2, A-4 A-3, A-5	$37,000,000 $30,000,000	CCRE Deutsche Bank AG, New York Branch	No No
Park Place at Florham Park	A-3, A-4	$17,500,000	UBS 2018-C9	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling), A-2, A-5	$45,000,000	UBS 2018-C8	Yes

(1)	Identifies the expected holder as of the Closing Date.

(2)	The AFIN Portfolio Whole Loan is expected to initially be serviced under the UBS 2018-C7 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-8 (the “AFIN Portfolio Servicing Shift Securitization Date”), after which the AFIN Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-8 (the “AFIN Portfolio Servicing Shift PSA”). The master servicer and special servicer under the AFIN Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C9 certificates after the securitization of the related controlling pari passu Note A-8.

(3)	The CGCMT 2018-B2 securitization and the WFCM 2018-C43 securitization are expected to close on or about March 20, 2018 and March 27, 2018, respectively.

(4)	The CrossPoint Whole Loan is expected to initially be serviced under the UBS 2018-C8 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “CrossPoint Servicing Shift Securitization Date”), after which the CrossPoint Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “CrossPoint Servicing Shift PSA”). The master servicer and special servicer under the CrossPoint Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C9 certificates after the securitization of the related controlling pari passu Note A-1.

(5)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

UBS 2018-C9

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
Aspen Lake Office Portfolio	UBS AG	Austin, TX	Office	$65,000,000	7.7%	MSBAM 2014-C15
Midwest Hotel Portfolio	UBS AG	Various, Various	Hospitality	$50,000,000	6.0%	CSMC 2008-C1
City Square and Clay Street	LCF	Oakland, CA	Mixed Use	$45,000,000	5.4%	COMM 2014-CCRE14
Eastmont Town Center	UBS AG	Oakland, CA	Office	$30,000,000	3.6%	CGCMT 2015 GC-29; JPMBB 2015 C-32
Mira Loma Shopping Center	SG	Reno, NV	Retail	$11,300,000	1.3%	GSMS 2007-GG10
Suntree Office Tower	SG	Melbourne, FL	Office	$10,400,000	1.2%	BANC 2016-CRE1
Olde Lancaster Town Center	LCF	Pineville, NC	Mixed Use	$9,000,000	1.1%	CD 2007-CD5
California Industrial Portfolio - Carson Industrial	UBS AG	Carson, CA	Industrial	$8,830,000	1.1%	JPMCC 2002-CIB5; JPMCC 2005-CB13
Missoula Retail	UBS AG	Missoula, MT	Retail	$5,767,100	0.7%	JPMCC 2008-C2
Lynn Haven Cove	UBS AG	Lynn Haven, FL	Multifamily	$5,233,000	0.6%	JPMCC 2005-LDP1; MSC 2006-HQ8
Cobalt Storage - Edgewood	UBS AG	Edgewood, WA	Self Storage	$4,750,000	0.6%	BACM 2006-2
AFIN Portfolio - San Pedro Crossing	SG; UBS AG	San Antonio, TX	Retail	$4,477,143	0.5%	COMM 2013-LC6
(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

13785, 13805 and 13809 Research Boulevard Austin, TX 78750	Collateral Asset Summary – Loan No. 1 Aspen Lake Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$65,000,000 61.8% 1.79x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

13785, 13805 and 13809 Research Boulevard Austin, TX 78750	Collateral Asset Summary – Loan No. 1 Aspen Lake Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$65,000,000 61.8% 1.79x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

13785, 13805 and 13809 Research Boulevard Austin, TX 78750	Collateral Asset Summary – Loan No. 1 Aspen Lake Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$65,000,000 61.8% 1.79x 9.8%

Aspen Lake Office Portfolio
1 Aspen Lake One Austin, TX
2 Tower of The Hills Austin, TX
3 Tower Point Austin, TX
Cedar Park
Round Rock
Brushy Creek
WILLIAMSON COUNTY
Jollyville
Anderson Mill
Canyon Creek
TRAVIS COUNTY
AUSTIN
Lake Travis
Great Hills
Balcones Woods
Wells Branch
Gracywoods
Jester Point
Westcliff
Northwest Hills
North Shoal Creek
Allandale
Highland
Windsor Park
West Lake Hills
Rollingwood
Arts District
Rosewood
Downtown
Park St
Brushy Creek Rd
Buttercup Cr Blvd
Cypress Creek Rd
Lime Creek Rd
Lakeline Blvd
Avery Ranch Blvd
O'Conner Dr
Round Rock Ave
Bushy Creek Lake Park
Cat Hollow Park
Bushy Creek Greenbelt
St. David's Round Rock Medical Center
The Market at Round Rock
La Frontera Village
Legal Zoom Austin
Parkline Shopping Center
LAKELINE
METRORAIL
Lakeline Plaza
Lakeline Mall
Lake Creek Festival
Lake Cr Pkwy
Anderson Mill Rd
Austin Aquarium
Polycom
PayPal Data Services
McNeil Rd
Northtech Business Center
Howard Ln
Hospira
HP
HOWARD
The Market at Wells Branch
McNeil Dr
BUS ROUTES TO DOWNTOWN AUSTIN
Parmer Ln
Mid Valley Golf Course
Balcones Country Club
Cisco
Flex
Apple
Oracle
Riata Corporate Park
3M
Palmer Crossing
Metric Blvd
Bull Creek Greenbelt
Concordia University Texas
The Trails at 620
Bullick Hollow Rd
Spicewood Springs Rd
St. Edward's Park
Seton Northwest Hospital
MoPac Expwy
St. David's North Austin Medical Center
Great Hills Golf Club
North Hills Town Center
Great Hills Market
Microsoft
The Domain
IBM
Austin Comm. College - Northridge Campus
Arboretum Market
The Arboretum
The Shops at Arbor Walk
KRAMER
Univ. of TX J.J. Pickle Research Ctr.
Gateway Shopping Ctr.
Arboretum Crossing
Braker Ln
Chinatown Center
Capital of Texas Hwy
River Place Blvd
River Place Country Club
Rundberg Ln
Lamar Blvd
Far West Blvd
Anderson Ln
Research Blvd
Northcross Shopping Center
HealthSouth Surgical Hospital
Rackspace
Austin Country Club
Colorado River
CRESTVIEW
Austin-Bergstrom Intl. Airport 12 miles
Koenig Ln
Burnet Rd
HIGHLAND
The Linc
Camp Mabry Military Reservation
Seton Medical Center
Heart Hospital of Austin
E. 45th St
Dell Children's Medical Ctr. of Central Texas
Windsor Rd
Enfield Rd
Lake Austin Blvd
St David's Medical Ctr.
University of Texas
Darrell K. Royal Stadium
Airport Blvd
MLK Jr Blvd
MLK, JR.
Westbank Market
W. 6th St
State Capitol
Frank C. Erwin, Jr. Special Events Ctr.
183
183 A TOLL
45 TOLL
1 TOLL
35
290
360
1 TEXAS
111
Georgetown
ROUND ROCK
Leander
Hutto
Pflugerville
Lakeway
Manor
Bee Cave
Barton Creek
Bear Creek
Shady Hollow
Garfield
Wyldwood
Onion Creek

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

13785, 13805 and 13809 Research Boulevard Austin, TX 78750	Collateral Asset Summary – Loan No. 1 Aspen Lake Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$65,000,000 61.8% 1.79x 9.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Austin, TX 78750
				General Property Type:	Office
Original Balance:	$65,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$65,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	7.7%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size:	381,588 SF
Borrower Sponsor:	Fortis Property Group, LLC			Cut-off Date Balance per SF:	$170
Mortgage Rate:	5.2148%			Maturity Date Balance per SF:	$170
Note Date:	3/2/2018			Property Manager:	FPG Texas Management, LP (borrower-related)
First Payment Date:	4/6/2018
Maturity Date:	3/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions(1):	LO (24); DEF (92); O (4)
Lockbox/Cash Mgmt Status:	Hard/In Place			Underwriting and Financial Information
Additional Debt Type(2):	Mezzanine			UW NOI:	$6,386,820
Additional Debt Balance(2):	$20,000,000			UW NOI Debt Yield:	9.8%
Future Debt Permitted (Type):	No (N/A)			UW NOI Debt Yield at Maturity:	9.8%
Reserves(3)				UW NCF DSCR:	1.79x
Type	Initial	Monthly	Cap	Most Recent NOI:	$6,466,031 (9/30/2017 TTM)
RE Tax:	$513,302	$171,101	N/A	2nd Most Recent NOI:	$6,157,301 (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent NOI:	$6,208,594 (12/31/2015)
Replacements:	$0	$6,360	N/A	Most Recent Occupancy(4):	86.7% (1/1/2018)
TI/LC:	$2,500,000	Springing	$3,000,000	2nd Most Recent Occupancy:	88.5% (9/30/2017)
Deferred Maintenance:	$181,469	$0	N/A	3rd Most Recent Occupancy:	92.1% (12/31/2016)
Landlord Obligations:	$1,881,964	$0	N/A	Appraised Value (as of):	$105,200,000 (1/4/2018)
Free Rent:	$12,904	$0	N/A	Cut-off Date LTV Ratio:	61.8%
Tower Point Work:	$1,000,000	$0	N/A	Maturity Date LTV Ratio:	61.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$65,000,000	76.5%	Loan Payoff:	$74,413,917	87.5%
Mezzanine Loans:	$20,000,000	23.5%	Reserves:	$6,089,639	7.2%
			Closing Costs:	$1,452,889	1.7%
			Return of Equity:	$3,043,556	3.6%
Total Sources:	$85,000,000	100.0%	Total Uses:	$85,000,000	100.0%

(1)	See “Release of Individual Property” below for further discussion of release requirements.

(2)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	59,845 SF (15.7% of the net rentable area) is subleased to three tenants at the Aspen Lake One Property (as defined below). See “Major Tenants” below for further discussion of tenancy.

The Mortgage Loan. The largest mortgage loan (the “Aspen Lake Office Portfolio Mortgage Loan”) is evidenced by two pari passu promissory notes with an aggregate original principal balance of $65,000,000. The Aspen Lake Office Portfolio Mortgage Loan is secured by a first priority mortgage encumbering the Aspen Lake Office Portfolio Borrower’s (as defined below) fee interest in (i) a four-story Class A office building (the “Aspen Lake One Property”), (ii) a 10-story Class B office building (the “Tower of the Hills Property”) and (iii) a two-story Class B office (the “Tower Point Property”) located in Austin, Texas (collectively, the “Aspen Lake Office Portfolio Property”). The proceeds of the Aspen Lake Office Portfolio Mortgage Loan and a $20,000,000 mezzanine loan (the “Aspen Lake Office Portfolio Mezzanine Loan”) were used to refinance the Aspen Lake Office Portfolio Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are FPG Aspen Lake Owner, LP, which holds the Aspen Lake One Property (the “Aspen Lake One Borrower”), and FPG TOH Owner, LP, which holds the Tower of the Hills and Tower Point Properties (the “TOH Borrower”), (together with the Aspen Lake One Borrower, the “Aspen Lake Office Portfolio Borrower”). Each Aspen Lake Office Portfolio Borrower is structured with a bankruptcy remote single purpose general partner, FPG Aspen Lake GP, LLC, a Delaware limited liability company and FPG TOH GP, LLC, a Delaware limited liability company, each with two independent directors. The Aspen Lake Office Portfolio Borrower is indirectly owned by Fortis Property Group, LLC (97.8%) and Lisiere LLC (2.2%). The guarantor and borrower sponsor of the Aspen Lake Office Portfolio Mortgage Loan is Fortis Property Group, LLC (“Fortis”). Fortis is a private US real estate investment, operating and development company. Founded in 2005 and headquartered in Brooklyn, New York, Fortis has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

13785, 13805 and 13809 Research Boulevard Austin, TX 78750	Collateral Asset Summary – Loan No. 1 Aspen Lake Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$65,000,000 61.8% 1.79x 9.8%

acquired and/or developed over 8 million SF of property in excess of $3.0 billion throughout the United States, with an emphasis on the Northeast and Dallas, Texas markets. Fortis has been involved in prior deeds in lieu of foreclosure, discounted payoffs and foreclosure proceedings. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Aspen Lake Office Portfolio Property is comprised of the Aspen Lake One Property, the Tower of the Hills Property and the Tower Point Property. Situated on 16.6 acres, the improvements on the Aspen Lake One, the Tower of the Hills and the Tower Point Properties were built in 2008, 1986, and 1982, respectively, and renovations took place at the Tower of the Hills and Tower Point Properties in 2006. The Aspen Lake Office Portfolio Property offers 1,578 parking spaces (approximately 4.1 spaces per 1,000 SF) and is positioned along US Highway 183, a primary north/south route in Austin, approximately 15.9 miles from the Austin central business district. The Aspen Lake One Property totals 206,724 SF and is 100.0% leased by four tenants. The Tower of the Hills Property totals 155,677 SF and is 79.7% leased by 46 office and antenna tenants. The Tower Point Property totals 19,187 SF and is currently 100.0% vacant. In the event the TOH Borrower elects to construct certain amenities (such as, including, without limitation, conference rooms, breakout areas, coffee bar/café, prep kitchen/servery, game room/multi-purpose room, management/leasing office, restrooms and privacy booths) on the first floor of the Tower Point Property, the TOH Borrower and an affiliate of the TOH Borrower will enter into a master lease agreement for the first floor space of the Tower Point Property. Alternatively, the TOH Borrower can lease the Tower Point Property to tenants. The Aspen Lake Office Portfolio Borrower has budgeted a $1.5 million construction plan for such tenant amenity space and at loan origination, a Tower Point Work Reserve in the amount of $1.0 million was reserved for such construction. As of the January 1, 2018 rent roll, the Aspen Lake Office Portfolio Property was 86.7% leased by 50 tenants.

Major Tenants.

LDR Spine USA, Inc. (89,208 SF, 23.4% of NRA, 27.9% of underwritten base rent). LDR Spine USA, Inc. (“LDR Spine”) was founded in France in 2000 as a surgical technology developer for spine disorders. LDR Spine relocated its headquarters to the Aspen Lake One Property in 2011 and was strategically acquired by Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”) (NYSE: ZBH) in July 2016. Zimmer Biomet is a global leader in musculoskeletal healthcare, designing, manufacturing, and marketing orthopedic reconstructive products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and sports medicine, biologics, extremities and trauma products. It operates in more than 25 countries and sells products in more than 100 countries. LDR Spine leases 89,208 SF through December 31, 2024 at a current underwritten base rent of $21.86 PSF. Following Zimmer Biomet’s acquisition, LDR Spine needed to downsize some of its space as a result of redundancy between the two companies. LDR Spine subleases 18,930 SF to Ping Identity Corporation and 5,091 SF to Waid Corporation, d/b/a Waid Environmental, each at a sublease rent of $15.00 PSF through its lease expiration. LDR Spine had a termination option that required notice on June 30, 2017 for all of its leased space, which it did not exercise.

Q2 Software, Inc. (67,078 SF, 17.6% of NRA, 20.6% of underwritten base rent). Founded in 2004, Q2 Software, Inc. (“Q2 Software”) is a leading provider of secure, cloud-based digital banking solutions headquartered at the Aspen Lake One Property. Q2 Software’s mobile app products and cloud-based services help attract, serve, and retain account holders from the consumer level all the way up to the corporate level, enabling customers, such as financial institutions, to securely communicate and transact. Q2 Software occupies 67,078 SF through April 30, 2021 at a current underwritten base rent of $21.50 PSF with annual rent steps of $0.50 PSF. According to the borrower sponsor, Q2 Software is not actively utilizing approximately 10,000 SF of its space for the time being as the company expands. Q2 Software has a termination option effective November 30, 2019 upon 12 months’ prior notice and a termination fee of $2,181,400, and one five-year renewal option. Additionally, Q2 Software occupies 100.0% of a non-collateral 129,000 SF build-to-suit office building, adjacent to the Aspen Lake One Property.

Informatica Corporation (35,824 SF, 9.4% of NRA, 10.8% of underwritten base rent). Informatica Corporation (“Informatica”) was founded in 1993 and provides enterprise cloud data management services and products. Informatica leases 35,824 SF at a current underwritten base rent rate of $21.00 PSF with annual rent steps of $0.50 PSF through its lease expiration date of February 28, 2021. Informatica subleases all of its space to Trans Union LLC (“TransUnion”), through February 28, 2021 at a sublease rental rate of $17.32 PSF, which steps to $21.50 PSF in September 2019. Founded in 1968, TransUnion provides risk and information solutions to over 30 countries, operating in three segments: U.S. Information Services (USIS), International, and Consumer Interactive. Its products include consumer reports, risk scores, credit monitoring, fraud protection, and financial management solutions. Upon expiration of its sublease, TransUnion will remain in occupancy under a direct lease that expires on February 28, 2025 with a rental rate of $27.50 PSF and annual rent steps of approximately 3.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

13785, 13805 and 13809 Research Boulevard Austin, TX 78750	Collateral Asset Summary – Loan No. 1 Aspen Lake Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$65,000,000 61.8% 1.79x 9.8%

The following table presents certain information relating to the leases at the Aspen Lake Office Portfolio Property:

Tenant Summary(1)
Tenant Name	Individual Property	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
LDR Spine USA, Inc.(3)	Aspen Lake One	NR/NR/NR	89,208	23.4%	$1,949,672	27.9%	$21.86	12/31/2024
Q2 Software, Inc.(4)	Aspen Lake One	NR/NR/NR	67,078	17.6%	$1,442,177	20.6%	$21.50	4/30/2021
Informatica Corporation(5)	Aspen Lake One	NR/NR/NR	35,824	9.4%	$752,304	10.8%	$21.00	2/28/2025
Regus	Aspen Lake One	NR/NR/NR	14,614	3.8%	$275,655	3.9%	$18.86	10/31/2022
James Avery Craftsman, Inc.	Tower of the Hills	NR/NR/NR	12,198	3.2%	$243,960	3.5%	$20.00	2/28/2022
Subtotal/Wtd. Avg.			218,922	57.4%	$4,663,767	66.7%	$21.30
Remaining Tenants(6)			111,949	29.3%	$2,325,853	33.3%	$20.78
Vacant Space			50,717	13.3%	$0	0.0%	$0.00
Total/Wtd. Avg.			381,588	100.0%	$6,989,620	100.0%	$21.12

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	LDR Spine USA, Inc. subleases two spaces to Ping Identity Corporation (18,930 SF) and Waid Corporation, d/b/a Waid Environmental (5,091 SF), both at a sublease rental rate of $15.00 PSF through its lease expiration date of December 31, 2024. LDR Spine USA, Inc.’s prime lease rate of $21.86 PSF was underwritten.

(4)	Q2 Software, Inc. has a one-time right to terminate effective as of November 30, 2019, upon notice no later than November 2018 and a termination payment of $2,181,400.

(5)	Informatica Corporation subleases its entire space to TransUnion through February 2021 at a current sublease rental rate of $17.32 PSF, which steps to $21.50 PSF in September 2019. TransUnion has executed a direct lease with the Aspen Lake Office Portfolio Borrower that commences upon the expiration of the Informatica Corporation lease on March 1, 2021 and expires on February 28, 2025 at a rental rate of $27.50 PSF. Informatica Corporation’s prime lease rate of $21.00 PSF was underwritten.

(6)	Includes 5,971 SF of space (1.6% of net rentable area) dedicated to the management office (UW Base Rent of $32,706), fitness center, community break room, community conference center and engineer office.

The following table presents certain information relating to the lease rollover schedule at the Aspen Lake Office Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	5	5,971	1.6%	1.6%	$5.48	$32,706	0.5%	0.5%
2018	13	30,894	8.1%	9.7%	$19.19	$592,867	8.5%	9.0%
2019	9	15,902	4.2%	13.8%	$22.82	$362,915	5.2%	14.1%
2020	12	29,519	7.7%	21.6%	$21.10	$622,935	8.9%	23.1%
2021	7	81,066	21.2%	42.8%	$22.41	$1,816,331	26.0%	49.0%
2022	5	36,888	9.7%	52.5%	$19.89	$733,585	10.5%	59.5%
2023	0	0	0.0%	52.5%	$0.00	$0	0.0%	59.5%
2024(5)	2	91,260	23.9%	76.4%	$21.87	$1,996,170	28.6%	88.1%
2025(6)	2	39,371	10.3%	86.7%	$21.14	$832,111	11.9%	100.0%
2026	0	0	0.0%	86.7%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	86.7%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	86.7%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	86.7%	$0.00	$0	0.0%	100.0%
Vacant	0	50,717	13.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	55	381,588	100.0%		$21.12	$6,989,620	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	MTM Includes 5,971 SF of space (1.6% of net rentable area) dedicated to the management office (UW Base Rent of $32,706), fitness center, community break room, community conference center and engineer office.

(5)	LDR Spine USA, Inc. subleases two spaces to Ping Identity Corporation (18,930 SF) and Waid Corporation, d/b/a Waid Environmental (5,091 SF), both at a sublease rental rate of $15.00 PSF through its lease expiration date of December 31, 2024. LDR Spine USA, Inc. prime lease rate of $21.86 PSF was underwritten.

(6)	Informatica Corporation subleases its entire space to TransUnion through February 2021 at a current sublease rental rate of $17.32 PSF, which steps to $21.50 PSF in September 2019. TransUnion has executed a direct lease with the Aspen Lake Office Portfolio Borrower that commences upon the expiration of the Informatica Corporation lease on March 1, 2021 and expires on February 28, 2025 at a rental rate of $27.50 PSF. Informatica Corporation’s prime lease rate of $21.00 PSF was underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

13785, 13805 and 13809 Research Boulevard Austin, TX 78750	Collateral Asset Summary – Loan No. 1 Aspen Lake Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$65,000,000 61.8% 1.79x 9.8%

The Market. The Aspen Lake Office Portfolio Property is located in Austin, Texas, within the Austin-Round Rock metropolitan statistical area (“Austin MSA”). Austin is the 11th largest city in the United States by population size. The compounded average growth rate of Austin MSA’s population between 2000 and 2018 is 3.0%, compared to Texas and United States which saw growth of 1.8% and 0.8%, respectively, over the same period.

According to a third party research report, the estimated 2018 population within a three- and five-mile radius of the Aspen Lake Office Portfolio Property is 102,610 and 216,773, respectively. The estimated 2018 average household income within a three- and five-mile radius of the Aspen Lake Office Portfolio Property is $110,950 and $123,206, respectively, compared to the average household income in Texas of $86,979.

Austin has a well-educated labor force, a high concentration of technology business, including Apple, Google and Samsung, a low cost of doing business compared to other high-tech centers, accessible transportation systems, a live music scene with more venues per capita than any other U.S. city and a relative low cost of living, all of which has attracted many young Americans, according to the appraisal. The strong population growth supports demographically driven consumer demand and the well-educated labor force attracts high value-added tech businesses. Recent office development in Austin, Texas include Apple’s newly completed 38-acre campus, which is located 6.3 miles southeast of the Aspen Lake Office Portfolio Property, and at over 1.1 million SF across six office buildings, is Apple’s largest campus outside of Silicon Valley, California.

Local access to the Aspen Lake Office Portfolio Property is provided by US Highway 183 and State Highway 45, which intersect 0.5 miles northwest of the Aspen Lake Office Portfolio Property. According to the appraisal, the local market area is in its growth phase of development. Retail in the local area is dominated by major retail centers, including Lakeline Mall (2.2 miles northwest), a 1.3 million SF super-regional shopping center anchored by Dillard’s, Macy’s, JC Penney and Sears, Parkline Mall (1.7 miles north), which is anchored by Home Depot, Kohl’s and Target, and Maconda Park (0.8 miles east), which is anchored by Walmart and Lowe’s. Office developments in the local area range from low- and mid-rise multiple-tenant occupancy properties, multi-building office parks, high-tech campuses and single-tenant buildings.

According to a third party market research report, the Aspen Lake Office Portfolio Property is located in the Far Northwest office submarket within the Austin office market. As of the third quarter of 2017, the Austin market had office supply of approximately 94.0 million SF throughout 4,112 buildings and experienced a vacancy rate of 8.5% with an average asking rental rate of $33.62 PSF. The Austin office market has seen positive net absorption every year for the last ten years, which has added 15.7 million SF of office space. As of the third quarter of 2017, the Far Northwest office submarket had office supply of approximately 4.8 million SF throughout 195 buildings and experienced overall vacancy rate of 12.2% with an average asking rental rate of $27.95 PSF.

The following table presents certain information relating to comparable office leases with respect to the Tower of the Hills Property:

Comparable Office Leases
Property Name / Address	Year Built/ Renovated	Class	Net Rentable Area (SF)	Tenant Name	Initial Rent PSF ($)	Lease Size	Lease Term
Tower of the Hills Property 13809 Research Boulevard Austin, TX	1986/2006	A	155,677(1)	North Austin Counseling(1)	$22.50(1)	4,305(1)	5 yrs(1)
Paloma Ridge 13620 FM 620 Austin, TX	2016/N/A	A	210,090	Confidential	$21.00	26,911	5 yrs
Riata Corporate Park 5 12357A Riata Trace Parkway Austin, TX	1999/N/A	B	93,501	Confidential	$23.00	13,500	7 yrs
Great Hills Plaza 9600 Great Hills Trail Austin, TX	1985/N/A	B	139,252	Confidential	$19.00	4,196	4 yrs
Lakeview Plaza 4516 Seton Center Parkway Austin, TX	1998/N/A	A	120,956	Roth Staffing	$24.00	3,010	5 yrs
Westech 360 8911 N. Capital of Texas Highway Austin, TX	1986/N/A	B	175,529	Confidential	$19.00	7,001	5 yrs
Total/Wtd. Avg.(2)			739,328		$20.89	12,299	5.1 yrs

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Tower of the Hills Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

13785, 13805 and 13809 Research Boulevard Austin, TX 78750	Collateral Asset Summary – Loan No. 1 Aspen Lake Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$65,000,000 61.8% 1.79x 9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aspen Lake Office Portfolio Property:

Cash Flow Analysis
	2014	2015	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,977,942	$6,776,149	$6,811,077	$7,154,768	$8,065,412	$21.14
Total Recoveries	$3,398,293	$4,575,497	$4,347,463	$4,467,154	$5,137,868	$13.46
Other Income	$114,188	$15,346	$81,981	$82,806	$86,750	$0.23
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,692,418)	($4.44)
Effective Gross Income	$8,490,423	$11,366,992	$11,240,521	$11,704,728	$11,597,612	$30.39
Total Operating Expenses	$4,488,847	$5,158,398	$5,083,220	$5,238,697	$5,210,792	$13.66
Net Operating Income	$4,001,576	$6,208,594	$6,157,301	$6,466,031	$6,386,820	$16.74
Capital Expenditures	$0	$0	$0	$0	$76,318	$0.20
TI/LC	$0	$0	$0	$0	$162,613	$0.43
Net Cash Flow	$4,001,576	$6,208,594	$6,157,301	$6,466,031	$6,147,890	$16.11

Occupancy %(2)	92.5%	97.5%	92.1%	88.5%	87.2%
NOI DSCR(3)	1.16x	1.81x	1.79x	1.88x	1.86x
NCF DSCR(3)	1.16x	1.81x	1.79x	1.88x	1.79x
NOI Debt Yield(3)	6.2%	9.6%	9.5%	9.9%	9.8%
NCF Debt Yield(3)	6.2%	9.6%	9.5%	9.9%	9.5%

(1)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps through May 2019 of $230,636 and (ii) vacancy gross up of $1,075,792.

(2)	UW Occupancy % is based on economic vacancy of 12.8% and physical occupancy of 86.7%.

(3)	Debt service coverage ratios and debt yields are based on the Aspen Lake Office Portfolio Mortgage Loan, excluding the Aspen Lake Office Portfolio Mezzanine Loan.

Escrows and Reserves. The Aspen Lake Office Portfolio Borrower deposited in escrow at loan origination (i) $513,302 for real estate taxes, (ii) $181,469 for deferred maintenance, (iii) $2,500,000 into a rollover account, (iv) $1,000,000 for renovations at the Tower Point Property, (v) $1,881,964 for landlord obligations for tenant improvements and leasing commissions and (vi) $12,904 for free rent. The Aspen Lake Office Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $6,360 for capital expenditures and (iv) once the balance of the rollover account is less than $1,500,000, $39,749 for tenant improvements and leasing commissions, subject to a cap of $3,000,000 (the “Rollover Cap”), provided, however, that if the balance of such rollover account is less than $1,500,000, the Aspen Lake Office Portfolio Borrower is required to resume such monthly rollover escrows until the escrowed amount equals the Rollover Cap. The requirement of the Aspen Lake Office Portfolio Borrower to escrow monthly insurance premiums is waived so long as the Aspen Lake Office Portfolio Properties are covered under a blanket insurance policy and evidence satisfactory to the lender is provided. Notwithstanding the above, if the Tower Point Work Reserve has not been released and the balance on deposit in the rollover account is less than $1,000,000, the Aspen Lake Office Portfolio Borrower is required to deposit, within one business day of the lender’s written notice, the difference between $1,000,000 and the amount on deposit in the rollover account.

Lockbox and Cash Management. A hard lockbox and cash management is in place with respect to the Aspen Lake Office Portfolio Mortgage Loan. Funds in the lockbox account are required to be swept to the cash management account on each business day, to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Aspen Lake Office Portfolio Mortgage Loan, to pay operating and extraordinary expenses, to pay debt service on the Aspen Lake Office Portfolio Mezzanine Loan, and during the continuance of a Major Tenant Trigger Event (as defined below), to escrow monthly excess cash flow into a Major Tenant Rollover account, or during the continuance of a Cash Sweep Trigger Event (as described below) not caused by a Major Tenant Trigger Event, to sweep excess cash flow into an excess cash flow account.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Aspen Lake Office Portfolio Borrower, the guarantor, or the property manager, (iii) the debt service coverage ratio based on the Aspen Lake Office Portfolio Mortgage Loan falling below 1.10x, or (iv) a Major Tenant Trigger Event. A Cash Sweep Trigger Event will continue until, in regard to clause (i) or (iv) above, the cure of such event of default (or the waiver of such default) by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the Aspen Lake Office Portfolio Borrower or the guarantor (or the guarantor has been replaced by a guarantor acceptable to the lender), or within 120 days for the property manager (or the manager has been replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the Aspen Lake Office Portfolio Borrower, the guarantor, or the property manager, and in regard to clause (iii) above, the debt service coverage ratio is at least 1.20x for two consecutive quarters.

A “Major Tenant Trigger Event” will occur upon (i) a Major Tenant (as defined below) giving written notice of its intent to terminate, cancel, not extend or not renew its Major Tenant lease, and will continue until, (a) an acceptable Major Tenant lease extension, (b) one or more acceptable Major Tenant space re-tenanting events or (c) the unconditional revocation of all termination and cancellation notices, is accepted by the lender with respect to all or substantially all of such Major Tenant space, (ii) a Major Tenant not extending or renewing its Major Tenant lease on or prior to the then applicable expiration date under the Major Tenant lease, and will continue until, (a) an acceptable Major Tenant lease extension, (b) one or more acceptable Major Tenant space re-tenanting events or (c) an acceptable new lease scheduled to generate annual rents that are not less than rental rates comparable to existing local market rates for properties similar to the Aspen Lake Office Portfolio Property, is accepted by the lender with respect to all or substantially all of such Major Tenant space, (iii) a Major Tenant failing to give notice of its extension or renewal on or prior to the date required under its Major Tenant lease, and will continue until, (a) an acceptable Major Tenant lease extension, (b) one or more acceptable Major Tenant space re-tenanting events or (c) an acceptable new lease scheduled to generate annual rents that are not less than rental rates comparable to existing local market rates for properties similar to the Aspen Lake Office Portfolio Property, is accepted by the lender with respect to all or substantially all of such Major Tenant space, (iv) a monetary or material non-monetary event of default under a Major Tenant lease beyond any applicable notice and cure period, and will continue until the applicable event of default

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

13785, 13805 and 13809 Research Boulevard Austin, TX 78750	Collateral Asset Summary – Loan No. 1 Aspen Lake Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$65,000,000 61.8% 1.79x 9.8%

has been cured, (v) a Major Tenant or lease guarantor of the Major Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, and will continue until the Major Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Major Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed, (vi) a Major Tenant’s lease being terminated, and will continue until one or more acceptable Major Tenant space re-tenanting events with respect to all or substantially all of such Major Tenant space or (vii) a Major Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations at the space demised under the Major Tenant lease, and will continue until (a) the applicable Major Tenant re-opens for business or (b) one or more acceptable Major Tenant space re-tenanting events with respect to all or substantially all of such Major Tenant space.

A “Major Tenant” means (i) LDR Spine, (ii) Q2 Software or (iii) any tenant which, either individually or when taken together with any other lease with the same tenant or an affiliate of such tenant, comprises 20% or more of either (a) the total rentable SF at the Aspen Lake Office Portfolio Property or (b) the total in-place base rent at the Aspen Lake Office Portfolio Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Aspen Lake Office Portfolio Mezzanine Loan is secured by the equity in the Aspen Lake Office Portfolio Borrowers and their general partners. The Aspen Lake Office Portfolio Mezzanine Loan has an original principal balance $20,000,000, accrues interest at a rate of 8.2500% per annum, is interest-only for the 120-month term and is coterminous with the Aspen Lake Office Portfolio Mortgage Loan. Including the Aspen Lake Office Portfolio Mortgage Loan and the Aspen Lake Office Portfolio Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.8%, 1.20x and 7.5%, respectively. The Aspen Lake Office Portfolio Mortgage Loan lender and Aspen Lake Office Portfolio Mezzanine Loan lender have entered into an intercreditor agreement.

Release of Individual Property. The Aspen Lake Office Portfolio Borrower may defease a portion of the Aspen Lake Office Portfolio Mortgage Loan and release an individual property at any time on or after April 6, 2020, provided that, among other things: (a) no event of default has occurred and is continuing; (b) the Aspen Lake Office Portfolio Borrower provides 30 days’ prior notice; (c) the Aspen Lake Office Portfolio Borrower defeases a portion of the Aspen Lake Office Portfolio Mortgage Loan equal to (i) $48,912,000 if the individual property being released is the Aspen Lake One Property and (ii) $26,712,000 if the individual property being released is the Tower of the Hills Property; (d) the debt service coverage ratio, based on the outstanding balance of the Aspen Lake Office Portfolio Mortgage Loan and the Aspen Lake Office Portfolio Mezzanine Loan, for the remaining Individual Properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release (including the release property) and 1.10x; (e) the loan-to-value ratio, based on the outstanding balance of the Aspen Lake Office Portfolio Mortgage Loan and the Aspen Lake Office Portfolio Mezzanine Loan, for the remaining Individual Properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release (including the release property) and 80.0%; (f) the net cash flow debt yield, based on the outstanding balance of the Aspen Lake Office Portfolio Mortgage Loan and the Aspen Lake Office Portfolio Mezzanine Loan, for the remaining Individual Properties is no less than the greater of the net cash flow debt yield immediately preceding such release (including the release property) and 6.5%; (g) to the extent an affiliate master lease is then in place, the individual property being released in not the Tower of the Hills or Tower Point Property; and (h) if the release property is the Tower of the Hills Property, the Aspen Lake Office Portfolio Borrower is required to deliver additional evidence, such as that the Tower of the Hills Property and the Tower Point Property have been legally subdivided, constitute separate tax lots, written evidence that no portion of the Tower of the Hills Property is required for the operation of the Tower Point Property, date down endorsement to the lender’s title policy, and other requirements set forth in the Aspen Lake Office Portfolio Mortgage Loan documents. The Tower Point Property cannot be subject to a partial release, unless it is being released with the Tower of the Hills Property (subject to the above conditions). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The Aspen Lake Office Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Aspen Lake Office Portfolio Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

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37

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Kokomo
Lafayette
INDIANA
Muncie
Anderson
Fishers
Carmel
Marysville
Springfield
Huber Heights
Plainfield
INDIANAPOLIS
DAYTON
Centerville
Greenwood
Hamilton
OHIO
Bloomington
Columbus
CINCINNATI
Covington
Florence
Bedford
Portsmouth
HOOSIER NATIONAL FOREST
KENTUCKY
LOUISVILLE
Frankfort
LEXINGTON
Owensboro
Elizabethtown

Bloomington
Bristol
VIRGINIA
TENNESSEE
Boone
WINSTON-SALEM
GREENSBORO
Henderson
Newport
High Point
DURHAM
RALEIGH
Cary
Statesville
Asheville
Hickory
Gastonia
Concord
CHARLOTTE
FAYETTEVILLE
Spartanburg
Rock Hill
NORTH CAROLINA
Clinton
Greenville
Laurinburg
Clemson
SOUTH CAROLINA
Elizabethtown
Anderson
Whiteville
Greenwood
Irmo
Florence
Athens
Lexington
Sumter
North Myrtle Beach
COLUMBIA
Lake City
Conway
Myrtle Beach
North Augusta
Orangeburg
AUGUSTA
Milledgeville
GEORGIA
North Charleston
Atlantic Ocean
Charleston
Dublin
Statesboro
Beaufort

SPRING MTS.
NORTH LAS VEGAS
Nellis Air Force Base
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
LV Strip
UNLV
McCarran Intl. Airport
CLARK COUNTY
Enterprise
HENDERSON
Henderson Executive Airport
Sloan Canyon National Conservation Area

COLO.
KANSAS
Wichita
Springfield
MO
TULSA
Santa Fe
OKLAHOMA CITY
Amarillo
ALBUQUERQUE
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Red River
Lubbock
Denton
Plano
Las Cruces
FT. WORTH
Arlington
DALLAS
Shreveport
EL PASO
CIUDAD JUAREZ
Abilene
Midland
Odessa
TEXAS
Waco
San Angelo
AUSTIN
Beaumont
HOUSTON
SAN ANTONIO
Galveston
CHIHUAHUA
Victoria
Corpus Christi
Gulf of Mexico
MEXICO
Laredo
McAllen
MONTERREY
Brownsville

Ocala
Daytona Beach
Atlantic Ocean
Hernando
Wildwood
Deltona
Leesburg
Apopka
Spring Hill
Winter Park
Titusville
Winter Garden
ORLANDO
New Port Richey
Kissimmee
Zephyrhills
Palm Harbor
Lutz
Lakeland
Melbourne
Clearwater
TAMPA
Winter Haven
Palm Bay
Brandon
Lake Wales
ST. PETERSBURG
Ft. Meade
Vero Beach
Wauchula
FLORIDA
Bradenton
Ellenton
Ft. Pierce
Port St. Lucie
Sarasota
Arcadia
Okeechobee
Gulf of Mexico
Venice
Port Charlotte
Lake Okeechobee
Cape Coral
Ft. Myers
Belle Glade

AFIN Portfolio

1	Montecito Crossing	Las Vegas, NV
2	Jefferson Commons	Louisville, KY
3	Best on the Boulevard	Las Vegas, NV
4	Northpark Center	Huber Heights, OH
5	Anderson Station	Anderson, SC
6	Cross Pointe Center	Fayetteville, NC
7	San Pedro Crossing	San Antonio, TX
8	Riverbend Marketplace	Asheville, NC
9	Shops at RiverGate South	Charlotte, NC
10	Centennial Plaza	Oklahoma City, OK
11	Shoppes of West Melbourne	West Melbourne, FL
12	North Lakeland Plaza	Lakeland, FL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale; UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Retail
Original Balance(2):	$60,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(2):	$60,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	7.1%			Year Built/Renovated:	Various
Loan Purpose(3):	Recapitalization			Size:	2,418,910 SF
Borrower Sponsor:	American Finance Operating Partnership, L.P.			Cut-off Date Balance per SF(2):	$87
				Maturity Date Balance per SF(2):	$87
Mortgage Rate:	4.1910%			Property Manager:	American Finance Properties, LLC
Note Date:	12/8/2017
First Payment Date:	2/1/2018
Maturity Date:	1/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months
Prepayment Provisions(4):	LO (11); YM1 (107); O (2)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$23,341,476
Additional Debt Type(2):	Pari Passu			UW NOI Debt Yield(2):	11.1%
Additional Debt Balance(2):	$150,000,000			UW NOI Debt Yield at Maturity(2):	11.1%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2):	2.34x
Reserves(5)				Most Recent NOI:	$26,006,908 (9/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$27,004,951 (12/31/2016)
RE Tax:	$832,502	$355,956	N/A	3rd Most Recent NOI:	N/A
Insurance:	$203,509	$43,761	N/A	Most Recent Occupancy:	90.3% (11/28/2017)
Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy:	97.6% (12/31/2016)
Deferred Maintenance:	$101,926	$0	N/A	3rd Most Recent Occupancy:	N/A
TI/LC:	$798,196	Springing	N/A	Appraised Value (as of):	$371,735,000 (Various)
Environmental:	$9,827	$0	N/A	Cut-off Date LTV Ratio(2):	56.5%
Free Rent:	$154,430	$0	N/A	Maturity Date LTV Ratio(2):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$210,000,000	100.0%	Loan Payoff(3):	$17,985,000	8.6%
			Reserves:	$2,100,391	1.0%
			Closing Costs:	$4,431,142	2.1%
			Return of Equity:	$185,483,468	88.3%
Total Sources:	$210,000,000	100.0%	Total Uses:	$210,000,000	100.0%

(1)	The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”).

(2)	The AFIN Portfolio Mortgage Loan (as defined below) is part of the AFIN Portfolio Whole Loan, which is comprised of sixteen pari passu senior promissory notes with an aggregate principal balance of $210,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the AFIN Portfolio Whole Loan.

(3)	Loan proceeds were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property and recapitalize the borrower sponsor’s recent acquisition of the remaining 11 AFIN Portfolio Properties.

(4)	Prior to the open prepayment date occurring in December 2027, the AFIN Portfolio Whole Loan can be prepaid with yield maintenance after the lockout date. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The second largest mortgage loan (the “AFIN Portfolio Mortgage Loan”) is part of a whole loan (the “AFIN Portfolio Whole Loan”) evidenced by sixteen pari passu promissory notes with an aggregate original principal balance of $210,000,000. The AFIN Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 2,418,910 SF, 12-property portfolio of anchored retail properties located in North Carolina (three properties), Florida (two properties), Nevada (two properties), Kentucky (one property), Ohio (one property), Oklahoma (one property), Texas (one property) and South Carolina (one property) (collectively, the “AFIN Portfolio Properties”). The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG. The non-controlling Promissory Notes A-2, A-7, A-11 and A-12, with an aggregate original principal balance of $60,000,000, collectively represent the AFIN Portfolio Mortgage Loan and will be included in the UBS 2018-C9 Trust. The AFIN Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C7 Trust until the controlling pari passu Promissory Note A-8 is securitized, whereupon the AFIN Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the remaining promissory notes, which were either previously securitized or are currently held by Société Générale and UBS AG and are expected to be contributed to one or more

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

AFIN Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2018-C8	No
Note A-2	$25,000,000	$25,000,000	UBS 2018-C9	No
Note A-3	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-4	$12,000,000	$12,000,000	UBS 2017-C7	No
Note A-5	$10,000,000	$10,000,000	UBS 2018-C8	No
Note A-6	$10,000,000	$10,000,000	Société Générale	No
Note A-7	$5,000,000	$5,000,000	UBS 2018-C9	No
Note A-8	$5,000,000	$5,000,000	Société Générale	Yes
Note A-9	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-10	$20,000,000	$20,000,000	UBS 2018-C8	No
Note A-11	$15,000,000	$15,000,000	UBS 2018-C9	No
Note A-12	$15,000,000	$15,000,000	UBS 2018-C9	No
Note A-13	$10,000,000	$10,000,000	UBS AG	No
Note A-14	$8,000,000	$8,000,000	UBS 2017-C7	No
Note A-15	$5,000,000	$5,000,000	UBS 2018-C8	No
Note A-16	$5,000,000	$5,000,000	UBS AG	No
Total	$210,000,000	$210,000,000

The proceeds of the AFIN Portfolio Whole Loan were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property, recapitalize the borrower sponsor’s investment in the remaining 11 AFIN Portfolio Properties, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are ARC CPOKCOK001, LLC; ARC SMWMBFL001, LLC; ARC CPFAYNC001, LLC; ARC SPSANTX001, LLC; ARC JCLOUKY001, LLC; ARC NPHUBOH001, LLC; ARC ASANDSC001, LLC; ARC NLLKLFL001, LLC; ARC RBASHNC001, LLC; ARC MCLVSNV001, LLC; ARC BBLVSNV001, LLC; and ARC RGCHRNC001, LLC (collectively, the “AFIN Portfolio Borrowers”), all single-purpose Delaware limited liability companies structured to be bankruptcy remote with two independent directors. The AFIN Portfolio Borrowers are 100.0% owned by the borrower sponsor and nonrecourse carve-out guarantor, American Finance Operating Partnership, L.P. (the “Guarantor”).

American Finance Trust, Inc. (“AFIN”) is a public non-traded real estate investment trust that acquires and manages a diversified portfolio of commercial properties, which are net leased primarily to investment grade and national tenants, as well as a portfolio of stabilized core retail properties consisting primarily of power centers and lifestyle centers. As of the second quarter 2017, the borrower sponsor had a portfolio of 516 properties totaling approximately 19.2 million square feet. AFIN is externally managed by AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders, and grown to one of the largest external managers of direct investment programs in the United States. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The following table describes each property comprising the AFIN Portfolio Properties by descending Allocated Whole Loan Cut-off Date Balance.

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Whole Loan Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Montecito Crossing	Las Vegas, NV	2005/N/A	179,721	$3,101,756	14.9%	$33,040,000	15.7%	$52,450,000	63.0%
Jefferson Commons	Louisville, KY	2014/N/A	205,918	$2,424,762	11.6%	$24,440,000	11.6%	$38,800,000	63.0%
Best on the Boulevard	Las Vegas, NV	1996/2000	204,568	$2,260,490	10.8%	$24,350,000	11.6%	$38,650,000	63.0%
Northpark Center	Huber Heights, OH	1994/2017	318,330	$2,394,795	11.5%	$20,350,000	9.7%	$36,330,000	56.0%
Anderson Station	Anderson, SC	2001/N/A	244,171	$1,864,006	8.9%	$15,860,000	7.6%	$28,000,000	56.6%
Cross Pointe Center	Fayetteville, NC	1986/2003	226,089	$1,686,633	8.1%	$15,730,000	7.5%	$27,675,000	56.8%
San Pedro Crossing	San Antonio, TX	1995-1999/N/A	207,121	$1,398,161	6.7%	$15,670,000	7.5%	$39,800,000	39.4%
Riverbend Marketplace	Asheville, NC	2004/N/A	142,617	$1,237,445	5.9%	$14,120,000	6.7%	$22,580,000	62.5%
Shops at RiverGate South	Charlotte, NC	2014/N/A	140,697	$1,081,973	5.2%	$14,090,000	6.7%	$25,000,000	56.4%
Centennial Plaza	Oklahoma City, OK	1992-1994/N/A	233,797	$1,209,463	5.8%	$13,360,000	6.4%	$25,600,000	52.2%
Shoppes of West Melbourne	West Melbourne, FL	1984/N/A	144,484	$1,529,708	7.3%	$12,480,000	5.9%	$21,900,000	57.0%
North Lakeland Plaza	Lakeland, FL	1986/N/A	171,397	$649,325	3.1%	$6,510,000	3.1%	$14,950,000	43.5%
Total/Wtd. Avg.			2,418,910	$20,838,518	100.0%	$210,000,000	100.0%	$371,735,000	56.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the AFIN Portfolio Whole Loan allocated loan amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

The AFIN Portfolio Properties benefit from nine distinct retailers (23.8% of underwritten base rent), representing investment grade tenants, including Kohl’s (rated BBB/Baa2/BBB- by Fitch/Moody’s/S&P), Best Buy (rated BBB-/Baa1/BBB- by Fitch/Moody’s/S&P), The Home Depot (rated A/A2/A by Fitch/Moody’s/S&P), Bed Bath & Beyond (rated NR/Baa1/BBB by Fitch/Moody’s/S&P), Ross Dress For Less (rated NR/A3/A- by Fitch/Moody’s/S&P), The TJX Companies, Inc. (parent company of TJ Maxx and Marshalls, rated NR/A2/A+ by Fitch/Moody’s/S&P), and Gap, Inc. (parent company of Old Navy, rated BB+/Baa2/BB+ by Fitch/Moody’s/S&P), among others.

The AFIN Portfolio Properties have a weighted average tenant tenure of 14.4 years and a weighted average remaining lease term of 5.7 years. Additionally, 59.1% of tenants by NRA have been in occupancy for more than 11 years.

The following table presents certain information relating the tenants at the AFIN Portfolio Properties:

Tenant Summary(1)
Tenant Name	Portfolio Locations	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Kohl’s	2	BBB/Baa2/BBB-	169,139	7.0%	$1,353,380	5.0%	$8.00	Various
Best Buy	3	BBB-/Baa1/BBB-	155,347	6.4%	$1,529,407	5.6%	$9.85	Various
Home Depot	1	A/A2/A	102,962	4.3%	$854,585	3.1%	$8.30	1/31/2019
Elder Beerman	1	NR/NR/NR	101,840	4.2%	$407,360	1.5%	$4.00	10/31/2019
Bealls	1	NR/NR/NR	84,146	3.5%	$483,839	1.8%	$5.75	4/30/2020
Bed Bath & Beyond	3	NR/Baa2/BBB	77,986	3.2%	$770,152	2.8%	$9.88	Various
Academy Sports + Outdoors	1	NR/B3/NR	71,914	3.0%	$701,162	2.6%	$9.75	2/28/2030
PetSmart	3	NR/B1/NR	66,351	2.7%	$899,498	3.3%	$13.56	Various
Ross Dress For Less	2	NR/A3/A-	62,034	2.6%	$707,021	2.6%	$11.40	Various
Toys R Us(4)	1	NR/NR/NR	60,687	2.5%	$0	0.0%	$0.00	1/31/2021
Office Depot	3	NR/B1/B	57,262	2.4%	$589,295	2.2%	$10.29	Various
Shoe Carnival	4	NR/NR/NR	56,287	2.3%	$730,967	2.7%	$12.99	Various
Hobby Lobby	1	NR/NR/NR	55,000	2.3%	$426,240	1.6%	$7.75	8/31/2019
Jo-Ann Fabric	2	NR/B1/B	54,859	2.3%	$566,586	2.1%	$10.33	Various
Party City	3	NR/NR/NR	52,427	2.2%	$616,513	2.3%	$11.76	Various
HomeGoods	2	NR/A2/A+	49,000	2.0%	$370,894	1.4%	$7.57	Various
Seafood City Supermarket	1	NR/NR/NR	42,618	1.8%	$500,369	1.8%	$11.74	2/28/2022
Barnes & Noble	1	NR/NR/NR	35,475	1.5%	$645,000	2.4%	$18.18	2/28/2021
Michaels	2	NR/NR/NR	34,502	1.4%	$412,785	1.5%	$11.96	Various
ULTA Beauty	3	NR/NR/NR	30,415	1.3%	$595,426	2.2%	$19.58	Various
Pier 1 Imports	3	NR/NR/B	30,300	1.3%	$533,550	2.0%	$17.61	Various
TJ Maxx	1	NR/A2/A+	30,000	1.2%	$330,000	1.2%	$11.00	10/31/2026
Marshalls	1	NR/A2/A+	29,500	1.2%	$309,750	1.1%	$10.50	5/31/2026
Aldi	1	NR/NR/NR	24,067	1.0%	$264,737	1.0%	$11.00	5/31/2028
The Container Store	1	NR/NR/NR	22,817	0.9%	$607,389	2.2%	$26.62	1/31/2023
Liquor Barn	1	NR/NR/NR	22,000	0.9%	$302,500	1.1%	$13.75	5/31/2025
Dollar Tree	2	NR/Ba1/BB+	21,563	0.9%	$192,530	0.7%	$8.93	Various
Old Navy	1	BB+/Baa2/BB+	20,000	0.8%	$260,000	1.0%	$13.00	1/31/2022
Five Below	2	NR/NR/NR	15,815	0.7%	$243,364	0.9%	$15.39	Various
Guitar Center	1	NR/NR/NR	15,200	0.6%	$149,720	0.6%	$9.85	10/31/2025
Kirkland’s	2	NR/NR/NR	13,661	0.6%	$227,784	0.8%	$16.67	Various
Cavender’s Boot City	1	NR/NR/NR	13,548	0.6%	$270,960	1.0%	$20.00	6/30/2022
Big 5 Sports	1	NR/NR/NR	10,080	0.4%	$157,308	0.6%	$15.61	1/31/2021
Tuesday Morning	1	NR/NR/NR	10,000	0.4%	$115,000	0.4%	$11.50	7/31/2021
Subtotal/Wtd. Avg.	59		1,698,802	70.2%	$17,125,071	62.9%	$10.45
Remaining Tenants	145		484,411	20.0%	$10,096,411	37.1%	$20.84
Vacant Space	0		235,697	9.7%	$0	0.0%	$0.00
Total/Wtd. Avg.	204		2,418,910	100.0%	$27,221,482	100.0%	$12.83

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the Tenant Name field whether or not the parent company guarantees the lease.

(3)	Annual UW Base Rent and Annual UW Base Rent PSF exclude vacant space and Toys R Us, which was underwritten as vacant.

(4)	Toys R Us was underwritten as vacant; however, it is currently in occupancy and paying annual base rent of $910,305.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

The following table presents certain information relating to the lease rollover schedule at the AFIN Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	1,200	0.0%	0.0%	$13.00	$15,600	0.1%	0.1%
2017	1	6,450	0.3%	0.3%	$17.05	$110,000	0.4%	0.5%
2018	12	30,119	1.2%	1.6%	$23.72	$714,319	2.6%	3.1%
2019	37	385,633	15.9%	17.5%	$10.43	$4,021,681	14.8%	17.9%
2020	40	305,740	12.6%	30.1%	$11.70	$3,575,705	13.1%	31.0%
2021	24	304,056	12.6%	42.7%	$16.52	$4,020,214	14.8%	45.8%
2022	20	209,122	8.6%	51.4%	$13.25	$2,770,175	10.2%	55.9%
2023	15	147,255	6.1%	57.4%	$15.59	$2,295,977	8.4%	64.4%
2024	10	107,970	4.5%	61.9%	$13.97	$1,508,345	5.5%	69.9%
2025	22	375,206	15.5%	77.4%	$13.66	$5,126,583	18.8%	88.7%
2026	5	80,723	3.3%	80.8%	$13.24	$1,068,564	3.9%	92.7%
2027	3	13,563	0.6%	81.3%	$28.03	$380,233	1.4%	94.1%
2028 & Beyond	12	216,176	8.9%	90.3%	$7.47	$1,614,086	5.9%	100.0%
Vacant	0	235,697	9.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	204	2,418,910	100.0%		$12.83	$27,221,482	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market.

The following table presents certain market information relating to the AFIN Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Submarket	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
						Actual(3)	Submarket(4)
Montecito Crossing	Las Vegas, NV	Las Vegas	Northwest	233,930	$86,121	$21.10	$19.80
Jefferson Commons	Louisville, KY	Louisville	South Central	176,569	$59,649	$14.29	$9.67
Best on the Boulevard	Las Vegas, NV	Las Vegas	Central East	448,909	$50,073	$14.33	$15.48
Northpark Center	Huber Heights, OH	Dayton	NE Central Dayton	83,316	$71,020	$8.74	$7.42
Anderson Station	Anderson, SC	Greenville/Spartanburg	Anderson	56,860	$64,691	$11.61	$8.73
Cross Pointe Center	Fayetteville, NC	Fayetteville	N/A(5)	151,777	$58,794	$9.55	$10.26(5)
San Pedro Crossing	San Antonio, TX	San Antonio	North Central	322,165	$78,955	$17.34	$18.72
Riverbend Marketplace	Asheville, NC	Asheville	East Asheville	87,541	$66,334	$12.13	$13.57
Shops at RiverGate South	Charlotte, NC	Charlotte	Southwest	99,238	$95,171	$17.44	$20.75
Centennial Plaza	Oklahoma City, OK	Oklahoma City	Penn Square	243,184	$63,794	$9.31	$12.72
Shoppes of West Melbourne	West Melbourne, FL	Orlando	Brevard County	132,623	$61,786	$12.34	$11.85
North Lakeland Plaza	Lakeland, FL	Tampa/St. Pete	Polk County	124,578	$55,569	$7.33	$13.41
Avg.						$12.96	$13.53

(1)	Information is based on third party market research reports.

(2)	Information is based on a five-mile radius.

(3)	Information is based on the underwritten rent roll.

(4)	Information is based on the appraisals.

(5)	Submarket and Submarket Rental Rate PSF for the Cross Pointe Center property reflect the appraisal’s market rental rate PSF conclusion as there was no observable submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AFIN Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$29,685,333	$28,957,564	$27,221,482	$11.25
Percentage Rent	N/A	N/A	$201,989	$196,835	$201,169	$0.08
Total Recoveries	N/A	N/A	$6,993,844	$7,437,869	$6,265,070	$2.59
Other Income(3)	N/A	N/A	$513,017	$475,555	$475,555	$0.20
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($910,305)	($0.38)
Effective Gross Income	N/A	N/A	$37,394,183	$37,067,823	$33,252,972	$13.75
Total Operating Expenses	N/A	N/A	$10,389,232	$11,060,915	$9,911,495	$4.10
Net Operating Income	N/A	N/A	$27,004,951	$26,006,908	$23,341,476	$9.65
Capital Expenditures	N/A	N/A	$0	$0	$406,890	$0.17
TI/LC	N/A	N/A	$0	$0	$2,096,069	$0.87
Net Cash Flow	N/A	N/A	$27,004,951	$26,006,908	$20,838,518	$8.61

Occupancy %	N/A	N/A	97.6%	91.4%	89.2%(4)
NOI DSCR(5)	N/A	N/A	3.03x	2.91x	2.62x
NCF DSCR(5)	N/A	N/A	3.03x	2.91x	2.34x
NOI Debt Yield(5)	N/A	N/A	12.9%	12.4%	11.1%
NCF Debt Yield(5)	N/A	N/A	12.9%	12.4%	9.9%

(1)	The AFIN Portfolio Properties were acquired between 2012 and 2015 and as such, historical financial information for 2014 and 2015 is unavailable.

(2)	UW Gross Potential Rent includes underwritten rent steps of $229,592 taken through June 5, 2018.

(3)	Other Income is primarily from utility expenses which are fully reimbursable at several of the AFIN Portfolio Properties.

(4)	UW Occupancy % excludes all dark and bankrupt tenants.

(5)	Debt service coverage ratios and debt yields are based on the AFIN Portfolio Whole Loan.

Escrows and Reserves. The AFIN Portfolio Whole Loan documents provide for upfront escrows in the amount of $832,502 for real estate taxes, $203,509 for insurance premiums, $101,926 for deferred maintenance, $9,827 for environmental insurance, $154,430 for free rent and $798,196 for tenant improvement and leasing commissions. In addition, the AFIN Portfolio Whole Loan documents provide for ongoing monthly escrows of $355,956 for real estate taxes and $43,761 for insurance premiums and other assessments.

The AFIN Portfolio Whole Loan documents also provide for on-going replacement reserves and tenant improvement and leasing commissions in an amount initially equal to 1/12 of the product by multiplying $0.25 by the aggregate number of rentable square feet in the AFIN Portfolio Properties initially equal to $50,394 and 1/12 of the product by multiplying $1.00 by the aggregate number of rentable square feet of space in AFIN Portfolio Properties initially equal to $201,576, respectively. Notwithstanding the foregoing, the AFIN Portfolio Borrowers are not required to make deposits into the capital reserve subaccount or rollover reserve subaccount, for so long as the occurrence and continuance of a Cash Management Period (as defined below) is not then in effect.

Lockbox and Cash Management. The AFIN Portfolio Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the AFIN Portfolio Whole Loan maturity date, (ii) an event of default, (iii) the trailing 12-month debt service coverage ratio falling below 1.80x, or (iv) the commencement of a Lease Sweep Period (as defined below), and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the AFIN Portfolio Whole Loan and all other obligations under the AFIN Portfolio Whole Loan documents have been repaid in full or (2) the AFIN Portfolio Whole Loan maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.80x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will occur upon any of the following: (i) the date that is twelve (12) months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms), (ii) the date under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a material default under any Major Lease by the applicable Major Tenant thereunder, or (vi) the occurrence of a Major Tenant insolvency proceeding and will end upon the earlier to occur of (x) the date that funds in an amount equal to $15 per square foot of the space demised under the Major Lease (or Major Leases) that gave rise to the subject Lease Sweep Period have been accumulated in the special rollover reserve subaccount (or the AFIN Portfolio Borrowers have provided the lender with a letter of credit equal to the initial rollover deposit or (y), with respect to the occurrence of a Lease Sweep Period caused by a matter described in clause (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which a Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the AFIN Portfolio Borrowers that is acceptable to the lender in its reasonable discretion) with respect to all of the space demised under its Major Lease, and in the lender’s good faith judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated major leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

date on which all of the space demised under the Major Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases, and all major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure, or (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender in the exercise of lender’s reasonable discretion.

A “Major Lease” means (i) any lease (or leases) to a tenant or replacement tenant that, together with its affiliates, demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) any lease (or leases) to a tenant that, together with its affiliates, provides for rent, in the aggregate, equal to 30% or more of the total in-place base rent at any AFIN Portfolio Property.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together either (i) demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) provides for rent, in the aggregate, equals 30% or more of the total in-place base rent at any AFIN Portfolio Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the lockout period, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties; provided that, among other things, (i) the sale of such property is pursuant to an arm’s-length agreement to a third party not affiliated with any AFIN Portfolio Borrower or the Guarantor; (ii) the AFIN Portfolio Borrowers may obtain a release of the property if the AFIN Portfolio Borrowers make a prepayment of principal equal to the Release Amount (as defined below) for the property in question, together with any yield maintenance premium applicable thereto; (iii) no event of default under the AFIN Portfolio Whole Loan documents has or will be continuing; (iv) the AFIN Portfolio Borrowers will remain special purpose bankruptcy remote entities; (v) the AFIN Portfolio Borrowers and the Guarantor execute and deliver such documents as lender may reasonably request to confirm the continued validity of the loan documents and liens; (vi) the debt service coverage ratio for all of the remaining AFIN Portfolio Properties will not be less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 2.34x; and (vii) the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is greater than 125%, the AFIN Portfolio Borrowers will also make payment of principal in an amount such that the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is no more than 125%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

A “Release Amount” is the greater of (i) 100% of the net sales proceeds with respect to such AFIN Portfolio Property and (ii) 110.0% - 120.0% of the allocated loan amount for such property as set forth in the loan agreement.

Substitution. Any time after December 31, 2018, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) the allocated loan amounts for all AFIN Portfolio Properties theretofore substituted do not exceed 25% of the AFIN Portfolio Whole Loan, (iii) unless otherwise agreed to by lender in its sole discretion, the total number of substitutions requested by AFIN Portfolio Borrowers (taking into account the then requested substitution) will not exceed three substitutions, (iv) no substitution will occur during the twelve month period preceding January 1, 2028, (v) the AFIN Portfolio Borrowers will deliver to lender a rating agency comfort letter as to the substitution, (vi) after giving effect to the substitution, the debt service coverage ratio for all of the AFIN Portfolio Properties will be no less than the debt service coverage ratio for all of the AFIN Portfolio Properties immediately preceding such substitution, (vii) the AFIN Portfolio Borrowers will deliver to lender an acceptable appraisal of each proposed substitute property and each proposed released AFIN Portfolio Property indicating an appraised value of the substitute property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the released property as of the substitution date (as reflected in such acceptable appraisal) (provided, however, that with respect to the AFIN Portfolio Properties known as Montecito Crossing, Best on the Boulevard and Jefferson Common, such properties may only be substituted if the value of the substitute property is equal to or greater than 110% of the appraised value of the released AFIN Portfolio Property), (viii) with respect to the Mortgaged Properties known as Montecito Crossing, Best on the Boulevard or Jefferson Common, such properties may only be substituted if the net operating income of the Substitute Property is equal to or greater than 110% of the net operating income of the released AFIN Portfolio Property and (ix) the AFIN Portfolio Borrowers will deliver to lender such other documents, instruments and agreements as lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The AFIN Portfolio Borrowers are required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the AFIN Portfolio Mortgage Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Various	Collateral Asset Summary – Loan No. 3 Midwest Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 64.7% 1.71x 13.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Various	Collateral Asset Summary – Loan No. 3 Midwest Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 64.7% 1.71x 13.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Various	Collateral Asset Summary – Loan No. 3 Midwest Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 64.7% 1.71x 13.3%

Carl Junction
Webb City
Carterville
JASPER COUNTY
JOPLIN
Duenweg
Duquesne
Silver Creek
Shoal Creek Drive
Saginaw
NEWTON COUNTY
Redings Mill
Shoal Creek Estates
Danville
Champaign
Springfield
Jacksonville
Decatur
Hannibal
INDIANA
Terre Haute
Mattoon
ILLINOIS
Bloomington
Effingham
O'Fallon
St. Charles
Collinsville
ST. LOUIS
Belleville
Centralia
Union
Mount Vernon
Vincennes
Jasper
Benton
Evansville
Henderson
Owensboro
Farmington
Marion
Carbondale
MISSOURI
Cape Girardeau
Paducah
KENTUCKY
Sikeston
Hopkinsville
Poplar Bluff
Murray
Clarksville
ARKANSAS
TENNESSEE
NASHVILLE
Hazelwood
Florissant
Spanish Lake
Edwardsville
Berkeley
Ferguson
Maryland Heights
Jennings
Granite City
Horseshoe Lake
Maryville
Overland
University City
ST. LOUIS
Collinsville
Creve Coeur
Clayton
ILLINOIS
East St. Louis
Fairview Heights
O'Fallon
Webster Groves
Kirkwood
MISSOURI
Crestwood
Affton
Cahokia
Swansea
Belleville
Shiloh
Mehlville
Dupo
Concord
Oakville
Columbia
Millstadt
Arnold
Freeburg

Woodlawn Heights
Chesterfield
River Forest
Edgewood
Western Village
Downtown
ANDERSON
Scatterfield Heights
MADISON COUNTY
Pendleton

Chicago
ILLINOIS
INDIANA
Anderson
Indianapolis
Kansas City
Springfield
MISSOURI
St. Louis
Collinsville
Jefferson City
Mount Vernon
Marion
Joplin

Midwest Portfolio

1	Hilton Garden Inn Joplin	Joplin, MO
2	Hampton Inn Mount Vernon	Mount Vernon, IL
3	Hampton Inn Joplin	Joplin, MO
4	Hampton Inn Anderson	Anderson, IN
5	Hampton Inn Marion	Marion, IL
6	Fairfield Inn Joplin	Joplin, MO
7	Fairfield Inn Indianapolis South	Indianapolis, IN
8	Fairfield Inn St. Louis Collinsville	Collinsville, IL

Lebanon
Westfield
Noblesville
BOONE COUNTY
HAMILTON COUNTY
Whitestown
Zionsville
Carmel
Fishers
Fortville
Lawrence
Pittsboro
INDIANAPOLIS
Brownsburg
Speedway
Greenfield
Avon
Warren Park
Danville
Plainfield
Beech Grove
Mooresville
Greenwood
Whiteland
Fairland
Franklin
Shelbyville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Various	Collateral Asset Summary – Loan No. 3 Midwest Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 64.7% 1.71x 13.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Hospitality
Original Balance:	$50,000,000			Detailed Property Type:	Limited Service
Cut-off Date Balance:	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	6.0%			Year Built/Renovated:	Various/2014-2017
Loan Purpose:	Refinance			Size(2):	658 Rooms
Borrower Sponsor:	Sam Chang			Cut-off Date Balance per Room:	$75,988
Mortgage Rate:	5.6744%			Maturity Date Balance per Room:	$63,835
Note Date:	2/13/2018			Property Manager:	Packard Hospitality Group, LLC
First Payment Date:	4/6/2018
Maturity Date:	3/6/2028
Original Term:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months
Prepayment Provisions(3):	LO (24); DEF (92); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$6,663,016
Additional Debt Type:	N/A			UW NOI Debt Yield:	13.3%
Additional Debt Balance:	N/A			UW NOI Debt Yield at Maturity:	15.9%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR:	1.71x
Reserves(4)				Most Recent NOI:	$6,406,210 (12/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$6,360,966 (12/31/2016)
RE Tax:	$333,555	$58,910	N/A	3rd Most Recent NOI:	$5,945,845 (12/31/2015)
Insurance:	$193,843	$19,449	N/A	Most Recent Occupancy:	69.2% (12/31/2017)
Replacements:	$0	$61,308	N/A	2nd Most Recent Occupancy:	70.3% (12/31/2016)
Deferred Maintenance:	$121,698	$0	N/A	3rd Most Recent Occupancy:	68.9% (12/31/2015)
PIP Reserve:	$4,598,885	$0	N/A	Appraised Value (as of)(5):	$77,300,000 (Various)
Additional Franchise:	$82,500	$0	N/A	Cut-off Date LTV Ratio(5):	64.7%
Seasonality:	$0	(4)	N/A	Maturity Date LTV Ratio(5):	54.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	90.7%	Loan Payoff(6):	$48,813,042	88.5%
Borrower Equity:	$5,133,535	9.3%	Reserves:	$5,330,480	9.7%
			Closing Costs:	$990,013	1.8%
Total Sources:	$55,133,535	100.0%	Total Uses:	$55,133,535	100.0%

(1)	The Midwest Hotel Portfolio Mortgage Loan (as defined below) was co-originated by UBS AG and Rialto Mortgage Finance, LLC (“RMF”). UBS AG purchased from RMF the portion of the Midwest Hotel Portfolio Mortgage Loan co-originated by RMF.

(2)	During the historical operating periods of 2015 and 2016, the total room count at the Midwest Hotel Portfolio Properties (as defined below) was 664. Recent renovations at Fairfield Inn Joplin and Fairfield Inn Indianapolis South reduced room count by two at each property for a total room count of 660. Upon completion of PIP renovations at Fairfield Inn St. Louis Collinsville in 2018, its room count will be reduced by two to create a fitness room and guest laundry room. The anticipated total room count was underwritten at 658.

(3)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “Escrows and Reserves” below for further discussion of the reserve requirements.

(5)	The appraised value represents the sum of the “as-is” and “as complete” values, as applicable, for each of the Midwest Hotel Portfolio Properties (as defined below) on an individual basis. The “as complete” appraised values are based on the assumption that the specific amount for property improvement plans (“PIP”) and capital improvements are held in escrow by the lender at loan origination. Upon loan origination, the lender escrowed $4,598,885 into a PIP Reserve and the work for the escrowed PIP and capital improvements are either underway or expected to commence in 2018 and 2019. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value representing the sum of the “as-is” appraised value for each of the Midwest Hotel Portfolio Properties of $73.6 million, are 67.9% and 57.1%, respectively.

(6)	Loan Payoff includes a first mortgage with a payoff balance of approximately $45.1 million and a B-note with a payoff balance of approximately $3.7 million, which encumbered a hospitality portfolio of nine hotels. The aggregate allocated loan payoffs to the eight Midwest Hotel Portfolio Properties totaled approximately $42.0 million.

The Mortgage Loan. The third largest mortgage loan (the “Midwest Hotel Portfolio Mortgage Loan”) is evidenced by six pari passu promissory notes with an aggregate original principal amount of $50,000,000. The Midwest Hotel Portfolio Mortgage Loan is secured by the fee simple interest in a portfolio consisting of eight limited-service hospitality properties totaling 658 rooms located across Missouri, Illinois and Indiana (collectively, the “Midwest Hotel Portfolio Properties”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Various	Collateral Asset Summary – Loan No. 3 Midwest Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 64.7% 1.71x 13.3%

The Borrowers and the Borrower Sponsor. The borrowers consist of eight single-purpose Delaware limited liability companies, each structured to be bankruptcy remote, with two independent directors in their organizational structure (collectively, the “Midwest Hotel Portfolio Borrower”). The Midwest Hotel Portfolio Borrower is 100.0% owned by Samtel Midwest DE LLC, which is wholly owned by Sam Chang, the borrower sponsor and nonrecourse carve-out guarantor (the “Midwest Hotel Portfolio Guarantor”).

Sam Chang is the founder, Chairman and CEO of McSam Hotel Group, LLC based in Great Neck, New York. Since 1997, Mr. Chang has developed and operated more than 60 properties, including hotels and residential and commercial properties in the New York metropolitan area. Mr. Chang has been approved for franchise licenses by a variety of hotel franchise companies and their affiliates including Hilton Hotel Corporation, InterContinental Hotels Group, Marriott International, Inc., Hyatt Hotels Corporation, Carlson Hotels Worldwide, Starwood Hotels and Resorts Worldwide, Inc., Wyndham Worldwide Corporation, and Choice Hotels International. Mr. Chang was awarded the 2006 and 2012 Developer of the Year Award by InterContinental Hotels Group. McSam Hotel Group, LLC currently operates 34 properties, has eight properties under construction, and two properties under development totaling 6,991 rooms for a variety of national hotel chains. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Midwest Hotel Portfolio Properties are comprised of eight limited-service hotels offering a range of amenities, each featuring, among other things, a pool, fitness center, business center, sundries/convenience mart and high-speed internet access. The hotels range in size from 60 to 101 rooms, with an average count of 82 rooms. Located across Missouri, Illinois and Indiana, the Midwest Hotel Portfolio Properties were built between 1994 and 2006 and since 2014, have received capital improvements of over $8.5 million to guestroom upgrades, hotel amenities, back-of-the-house and exterior. Six of the eight Midwest Hotel Portfolio Properties are currently undergoing or will undergo a property improvement plan or renovation plan. At loan origination, the lender reserved 110% of the estimated costs to complete the initial PIP improvements at the Midwest Hotel Portfolio Properties plus 10% of the initial renovation budget (the portion of PIP work that is pending approval by the related franchisor) for Fairfield Inn Indianapolis South and Fairfield Inn Joplin, for a total upfront PIP reserve of $4,598,885, or $6,989 per room.

A summary of the individual Midwest Hotel Portfolio Properties is provided below:

Midwest Hotel Portfolio Property Summary
Property Name	City / State	Rooms	Year Built/ Renovated	Allocated Cut-off Date Balance Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	UW NCF	% of UW NCF	Current Franchise Expiration Date(2)
Hilton Garden Inn Joplin	Joplin, MO	96	2006/ 2014-2017	$9,000,000	18.0%	$13,700,000	$1,047,655	17.7%	10/31/2026
Hampton Inn Mount Vernon	Mount Vernon, IL	101	1998/ 2014-2017	$8,500,000	17.0%	$12,100,000	$1,081,643	18.2%	10/31/2020
Hampton Inn Joplin	Joplin, MO	89	1994/ 2014-2017	$8,400,000	16.8%	$13,600,000	$955,528	16.1%	1/31/2033
Hampton Inn Anderson	Anderson, IN	99	2000/ 2014-2017	$8,000,000	16.0%	$11,500,000	$1,073,343	18.1%	5/31/2020
Hampton Inn Marion	Marion, IL	89	1998/ 2014-2017	$6,400,000	12.8%	$9,800,000	$699,050	11.8%	2/28/2033
Fairfield Inn Joplin	Joplin, MO	62	1997/ 2014-2017	$4,400,000	8.8%	$6,700,000	$519,810	8.8%	12/31/2018(3)
Fairfield Inn Indianapolis South	Indianapolis, IN	60	1995/ 2014-2017	$3,500,000	7.0%	$5,500,000	$361,699	6.1%	12/31/2018(3)
Fairfield Inn St. Louis Collinsville	Collinsville, IL	62	1995/ 2014-2017	$1,800,000	3.6%	$4,400,000	$188,598	3.2%	12/31/2018(3)
Total		658		$50,000,000	100.0%	$77,300,000	$5,927,326	100.0%

(1)	Appraised Value for Hilton Garden Inn Joplin, Hampton Inn Joplin, Hampton Inn Marion and Fairfield Inn St. Louis Collinsville represents the respective “as complete” value, based on the assumption that the specific amount for PIP and capital improvements are held in escrow by the lender at loan origination. Upon loan origination, the lender escrowed $4,598,885 into a PIP Reserve and the work for the escrowed PIP and capital improvements are either underway or expected to commence in 2018 and 2019. The “as-is” appraised value for Hilton Garden Inn Joplin, Hampton Inn Joplin, Hampton Inn Marion and Fairfield Inn St. Louis Collinsville is $13.4 million, $12.8 million, $8.1 million and $3.5 million, respectively.

(2)	The Midwest Hotel Portfolio Mortgage Loan is structured with a cash flow sweep upon, among other things, twelve months prior to the expiration of a franchise agreement, excluding the current franchise agreements for Fairfield Inn Joplin, Fairfield Inn Indianapolis South and Fairfield Inn St. Louis Collinsville. See “Lockbox and Cash Management” for further information.

(3)	Fairfield Inn Joplin, Fairfield Inn Indianapolis South and Fairfield Inn St. Louis Collinsville each have a current franchise agreement expiration date of December 31, 2018, subject to a renewal option through December 31, 2025, conditioned upon, among other things, completion of the mandated PIPs by May 31, 2018, May 31, 2018 and July 31, 2018, respectively. The related borrower believes that the PIP related to the franchise agreement extension of Fairfield Inn Joplin has been completed and the borrower sponsor is awaiting final inspection and approval from the franchisor. The PIPs related to the franchise agreement extension of Fairfield Inn Indianapolis South and Fairfield Inn St. Louis Collinsville are scheduled to be completed in 2018. Including capital improvements undergone between 2014 and 2017 and budgeted PIPs that have been reserved for at loan origination, Fairfield Inn Joplin, Fairfield Inn Indianapolis South and Fairfield Inn St. Louis Collinsville will have completed renovations of $2,292,881 ($36,982 per room), $1,407,287 ($23,455 per room) and $2,010,269 ($32,424 per room), respectively.

Five of the Midwest Hotel Portfolio Properties are subject to franchise agreements with subsidiaries of Hilton Hotels Corporation (“Hilton”) (NYSE: HLT), a lodging company that owns, manages or franchises over 5,200 properties and more than 856,000 rooms in 105 countries and territories. Hilton has an established portfolio of 14 brands including Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton and Homewood Suites by Hilton and has more than 71 million members in its award-winning customer loyalty program, Hilton Honors. Hilton’s system-wide RevPAR grew from $93.38 in 2012 to $109.27 in 2017.

Three of the Midwest Hotel Portfolio Properties are subject to franchise agreements with Marriott International, Inc. (“Marriott”), a lodging company that owns, manages or franchises over 6,500 properties and more than 1.26 million rooms in 127 countries and territories. Marriott has an established portfolio of 30 brands including The Ritz-Carlton, St. Regis, JW Marriott, Westin, Sheraton, Residence Inn, Aloft, Fairfield Inn & Suites and Element and has more than 100 million members across its award-winning customer loyalty programs: Marriott Rewards, The Ritz-Carlton Rewards and Starwood Preferred Guest. Marriott’s system-wide RevPAR grew from $97.34 in 2012 to $115.02 in 2017. Along with the acquisition of Starwood Hotels, Marriott added more than 597,000 rooms over the five years leading up to 2017, further increasing its global footprint over major competitors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Various	Collateral Asset Summary – Loan No. 3 Midwest Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 64.7% 1.71x 13.3%

Historically, the Midwest Hotel Portfolio Properties as a whole have outperformed their competitive sets with the weighted average ADR and RevPAR penetration rates all in excess of 100.0% for 2015 through 2017, according to third party market research reports. The Midwest Hotel Portfolio Properties have generally also outperformed their respective competitive sets on an individual basis, with all but Hampton Inn Joplin and Fairfield Inn Indianapolis South having achieved a RevPAR and ADR penetration, respectively, in excess of 100.0% for 2017.

A summary of the Midwest Hotel Portfolio Properties historical performance is provided below:

Midwest Hotel Portfolio Historical Occupancy, ADR, RevPAR(1)
Year	Midwest Hotel Portfolio(2)			Competitive Set(2)			Penetration Factor(3)
	Occupancy	ADR	RevPAR	Occupancy	ADR(	RevPAR	Occupancy	ADR	RevPAR
2015	68.7%	$98.21	$67.55	66.0%	$85.51	$56.38	104.0%	114.9%	119.8%
2016	70.0%	$102.05	$71.56	68.9%	$89.47	$61.88	101.6%	114.1%	115.6%
2017	69.0%	$105.98	$73.18	69.7%	$93.00	$65.01	99.0%	114.0%	112.6%

Source: Industry Reports

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Midwest Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on third party hospitality research reports for the trailing 12-month period ending in December of each respective year and reflect the weighted average statistic based on number of rooms.

(3)	The decline in RevPAR penetration is due to a portion of rooms being offline while the Midwest Hotel Portfolio Properties underwent renovations as follows: 1,959 room nights were offline in 2016 at Fairfield Inn Joplin, 5,570 room nights were offline in 2017 at Hampton Inn Joplin and 1,871 room nights were offline in 2017 at Fairfield Inn Indianapolis South. After adjusting for offline room nights, 2016 Occupancy and RevPAR at the Midwest Hotel Portfolio Properties are 70.6% and $72.07, respectively, with penetration factors of 102.5% and 116.5%. After adjusting for offline room nights, 2017 Occupancy and RevPAR at the Midwest Hotel Portfolio Properties are 71.6% and $75.74, respectively, with penetration factors of 102.6% and 116.5%.

The Markets. The Midwest Hotel Portfolio Properties have diverse locations across six cities in Missouri, Illinois and Indiana, with no individual property accounting for more than 15.3% of total rooms or 18.2% of underwritten net cash flow. Hilton Garden Inn Joplin, Hampton Inn Joplin and Fairfield Inn Joplin, totaling 43.6% of the allocated Cut-off Date Loan Amount, are located in Joplin, Missouri, approximately 9.4 miles northwest of the Kansas, Oklahoma and Missouri tri-state intersection. Hampton Inn Mount Vernon, Hampton Inn Marion and Fairfield Inn St. Louis Collinsville, totaling 33.4% of the allocated Cut-off Date Loan Amount, are located in three cities in the southern portion of Illinois. Hampton Inn Andersen and Fairfield Inn Indianapolis South, totaling 23.0% of the allocated Cut-off Date Loan Amount, are located in two cities in Indiana.

Regional access to Joplin, Missouri is provided by Interstate 44, which extends to Springfield, Missouri to the east and Tulsa, Oklahoma to the west, and Interstate 49, which extends to Kansas City, Missouri to the north and Fort Smith, Arkansas to the south. According to the appraisal, Joplin serves as a major distribution and food processing center given its central location and accessibility, as well as the primary retail and healthcare hub for residents living within a 50-mile radius. The largest employers in the region operate within the healthcare, logistics and transportation, manufacturing and education industries. Recent commercial developments include a $600-million Mercy Regional Medical Center that opened in March 2015, an 112,000 SF expansion to the existing 400,000 SF Blue Buffalo manufacturing facility and an expansion of Missouri Southern State University into downtown Joplin. The subject hotels in Joplin are located approximately 0.3 miles east of the Joplin Convention and Trade Center, which generates lodging demand from meetings, trade shows, various events, club functions and associations. The appraisal identified a 115-room Holiday Inn Joplin that opened in January 2018 and is considered to be a full-service, upper-midscale hotel. It is expected to be 60% competitive with Fairfield Inn Joplin and Hampton Inn Joplin and 100% competitive with Hilton Garden Inn Joplin, given its market orientation and higher price point. Since 2014, the subject hotels in Joplin have undergone capital improvements of approximately $4.9 million.

Directly adjacent to Hampton Inn Mount Vernon, the 223-room Mount Vernon Event Center which previously operated under the Holiday Inn franchise, is being redeveloped as a DoubleTree by Hilton and is scheduled to open in April 2018. According to the appraisal, the redeveloped hotel will be a full service upscale hotel offering over 10,000 SF of meeting space and as such, is not expected to compete with the Hampton Inn Mount Vernon property. Additionally, a 117-room Holiday Inn Express & Suites, located 0.2 miles north of Hampton Inn Mount Vernon, opened in May 2017. Despite its entry into the market, RevPAR at Hampton Inn Mount Vernon increased 4.3% from 2016 to 2017.

Located 0.4 miles west of Hampton Inn Anderson, an 85-room Fairfield Inn & Suites Anderson is currently under construction and according to the appraisal, is expected to be 100% competitive with Hampton Inn Anderson. According to a third party market research report, since 2012, Hampton Inn Anderson’s performance has outperformed its competitive set, whose occupancy, ADR and RevPAR performance has also trended upwards during the same period. There has been no new supply added to the competitive set since 2010.

Fairfield Inn Indianapolis South is located just off of Interstate 65, which provides access to Indianapolis, Indiana approximately 9.4 miles northwest. The appraisal identified new supply of a newly-opened 106-room Home2Suites (2.4 miles south) and a proposed 94-room Residence Inn Greenwood (2.5 miles south) located in the Indianapolis South/Greenwood submarket, but are not expected to be competitive with Fairfield Inn Indianapolis South. The appraisal also identified a proposed 81-room Fairfield Inn & Suites Franklin (13 miles south), located in the Franklin submarket, which is expected to be secondarily competitive with Fairfield Inn Indianapolis South due to its location and operating profile. According to a third party market research report, Fairfield Inn Indianapolis South has outperformed its competitive set in terms of occupancy, ADR and RevPAR performance since 2012. Since 2014, Fairfield Inn Indianapolis South has undergone capital improvements of approximately $1.1 million, including PIP upgrades of $730,502 in 2017.

Fairfield Inn St. Louis Collinsville is located just off of Interstate 55, a north-south artery that provides access to Chicago, Illinois, Memphis, Tennessee, and New Orleans, Louisiana, as well as St. Louis, Missouri, which is located 13.5 miles southwest of Fairfield Inn St. Louis Collinsville. The appraisal identified new supply of a 90-room TownePlace Suites in Edwardsville, located 8.5 miles north and 22.7 miles north of Fairfield Inn St. Louis Collinsville and St. Louis, Missouri, respectively. The hotel is currently under construction and according to the appraisal, is not expected to be competitive with Fairfield Inn St. Louis Collinsville due to its anticipated market orientation and extended stay product type. Since 2014, Fairfield Inn St. Louis Collinsville has undergone capital improvements totaling $948,769, including a $239,739 soft goods improvement and PIP upgrade in 2017.

The appraisal did not identify new supply in the Marion, Illinois market that is competitive to Hampton Inn Marion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Various	Collateral Asset Summary – Loan No. 3 Midwest Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 64.7% 1.71x 13.3%

A summary of demand segmentation and recent performance of the Midwest Hotel Portfolio Properties is below:

Midwest Hotel Portfolio Property Summary
Property Name	# Rooms(1)	Commercial Demand	Leisure Demand	Group Demand	2017 Occupancy(1)	2017 ADR(1)	2017 RevPAR(1)
Hilton Garden Inn Joplin	96	60.0%	35.0%	5.0%	69.4%	$118.86	$82.45
Hampton Inn Mount Vernon	101	65.0%	25.0%	10.0%	73.5%	$106.79	$78.48
Hampton Inn Joplin	89	70.0%	20.0%	10.0%	61.4%	$112.88	$69.29
Hampton Inn Anderson	99	60.0%	25.0%	15.0%	72.7%	$112.66	$81.89
Hampton Inn Marion	89	65.0%	30.0%	5.0%	71.6%	$101.35	$72.53
Fairfield Inn Joplin	62	65.0%	30.0%	5.0%	69.9%	$96.42	$67.42
Fairfield Inn Indianapolis South	60	65.0%	20.0%	15.0%	70.3%	$90.76	$63.79
Fairfield Inn St. Louis Collinsville	62	60.0%	35.0%	5.0%	62.6%	$92.58	$57.92
Total/Wtd. Avg.(2)	658	63.7%	27.4%	8.9%	69.2%	$105.69	$73.13

Source: Appraisals and Borrower Operating Statements

(1)	2017 operating performance is based on a total room count of 662. During 2017 and 2018, renovations at Fairfield Inn Joplin and Fairfield Inn Indianapolis South reduced room count by two at each property. Upon completion of PIP renovations at Fairfield Inn St. Louis Collinsville in 2018, its room count will be reduced by two to create a fitness room and guest laundry room. The anticipated total room count was underwritten at 658.

(2)	In 2017, 5,570 and 1,871 room nights were offline at Hampton Inn Joplin and Fairfield Inn Indianapolis South, respectively, due to renovations. After adjusting for offline room nights, 2017 Occupancy and RevPAR at the Midwest Hotel Portfolio Properties are 71.4% and $75.45, respectively.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Midwest Hotel Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	UW(1)	UW per Room(1)
Occupancy	68.9%	70.3%	69.2%(2)	71.3%
ADR	$98.04	$101.72	$105.69	$105.12
RevPAR	$67.55	$71.52	$73.13(2)	$74.98

Rooms Revenue	$16,370,439	$17,381,062	$17,670,428	$18,006,983	$27,366
Other Income	$386,875	$378,685	$392,561	$385,271	$586
Total Revenue	$16,757,314	$17,759,747	$18,062,989	$18,392,254	$27,952
Total Expenses	$10,811,469	$11,398,781	$11,656,779	$11,729,238	$17,826
Net Operating Income	$5,945,845	$6,360,966	$6,406,210	$6,663,016	$10,126
FF&E	$0	$0	$0	$735,690	$1,118
Net Cash Flow	$5,945,845	$6,360,966	$6,406,210	$5,927,326	$9,008

NOI DSCR	1.71x	1.83x	1.84x	1.92x
NCF DSCR	1.71x	1.83x	1.84x	1.71x
NOI Debt Yield	11.9%	12.7%	12.8%	13.3%
NCF Debt Yield	11.9%	12.7%	12.8%	11.9%

(1)	2015, 2016 and 2017 operating periods are based on the total room count at the Midwest Hotel Portfolio Properties of 664, 664 and 662, respectively. Upon completion of PIP renovations at Fairfield Inn St. Louis Collinsville in 2018, its room count will be reduced by two to create a fitness room and guest laundry room. The underwriting is based on the anticipated total room count of 658 rooms.

(2)	In 2017, 5,570 and 1,871 room nights were offline at Hampton Inn Joplin and Fairfield Inn Indianapolis South, respectively, due to renovations. After adjusting for offline room nights, 2017 Occupancy and RevPAR at the Midwest Hotel Portfolio Properties are 71.4% and $75.45, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Various	Collateral Asset Summary – Loan No. 3 Midwest Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 64.7% 1.71x 13.3%

Escrows and Reserves. At origination, the Midwest Hotel Portfolio Borrower deposited (i) $4,598,885 to complete initial PIPs and renovations, (ii) $333,555 for real estate taxes, (iii) $193,843 for insurance premiums, (iv) $121,698 for deferred maintenance and (v) $82,500 for renewal franchise fees and other franchise-related costs set forth in the Midwest Hotel Portfolio Mortgage Loan documents. On a monthly basis, the Midwest Hotel Portfolio Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $58,910, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $19,449, and (iii) an amount into the replacement reserve equal to the greater of (a) any monthly amount required to be escrowed pursuant to the applicable franchise agreement and management agreement, if any, and (b) 1/12 of 4.0% of total gross income from operations for the immediately preceding calendar year. On each monthly payment date occurring (i) in April 2018 through and including November 2018, the Midwest Hotel Portfolio Borrower is required to deposit $52,033 for the seasonality reserve and (ii) during the months of April through and including November of each following year during the loan term, Midwest Hotel Portfolio Borrower is required to deposit an amount equal to 1/8 of the then-applicable Seasonality Reserve Aggregate Shortfall Amount (as defined below).

A “Seasonality Reserve Aggregate Shortfall Amount” is the sum, for each month in the immediately preceding twelve-month calendar month period commencing in February of the prior year through January of the year in which such calculation is made, of the product of (i) the aggregate amount, if any, by which total gross income from operations is deficient for paying debt service, operating expenses and required deposits for the related month, and (ii) 1.15.

Lockbox and Cash Management. The Midwest Hotel Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Period (as defined below), all sums on deposit in the lockbox account are required to be swept into a cash management account every business day for the payment of, among other things, monthly escrows, debt service and property operating expenses pursuant to an annual approved budget. During the continuance of a Cash Sweep Period (as defined below), excess cash flow will be swept from the cash management account to pay extraordinary expenses and the remaining amount, if any, into (i) a future PIP reserve account during the continuance of a Future PIP Trigger Event (as defined below) or (ii) an excess cash flow account during any Cash Sweep Period other than one caused by a Future PIP Trigger Event. If the Midwest Hotel Portfolio Borrower deposits a letter of credit meeting certain requirements set forth in the Midwest Hotel Portfolio Mortgage Loan documents in an amount equal to 125% of the estimated future PIP improvement budget relating to clause (v) of the definition of a Future PIP Trigger Event below, any excess cash flow swept into the future PIP reserve account with respect to the Future PIP Trigger Event will be returned to the Midwest Hotel Portfolio Borrower, or if a Cash Management Period is then continuing, deposited into the cash management account.

A “Cash Management Period” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Midwest Hotel Portfolio Borrower, Midwest Hotel Portfolio Guarantor or a property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 120 days of such filing, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.15x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.20x for two consecutive calendar quarters, (iv) the occurrence of a felony indictment of the property manager or Midwest Hotel Portfolio Guarantor or an officer of the Midwest Hotel Portfolio Borrower or Midwest Hotel Portfolio Guarantor, or an indictment for fraud or misappropriation of funds by the Midwest Hotel Portfolio Borrower, Midwest Hotel Portfolio Guarantor or a property manager and continue until the manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a Future PIP Trigger Event and continue until such event if cured.

A “Cash Sweep Period” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Midwest Hotel Portfolio Borrower, Midwest Hotel Portfolio Guarantor or a property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 120 days of such filing, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.15x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.20x for two consecutive calendar quarters.

A “Future PIP Trigger Event” will commence upon (i) the Midwest Hotel Portfolio Borrower, or any franchisor, giving notice of its intention to terminate or cancel or not to extend or renew a franchise agreement, (ii) the date that is 12 months prior the expiration of a franchise agreement, (iii) the occurrence of an event of default under a franchise agreement (iv) any bankruptcy action of any franchisor, or (v) any franchisor giving notice to the related borrower of any requirement of repairs and/or improvements and/or replacements of FF&E, or of any requirement to perform any remodeling, renovations and/or modifications. A Future PIP Trigger Event will continue until with regards to clauses (i) or (iv) above, the applicable franchisor is replaced with a replacement franchise agreement with a qualified franchisor, with regards to clause (iii) above, such event of default is cured, with regards to clause (iv) above, such bankruptcy action is dismissed within 120 days of such filing, or with regards to clause (v) above, the Midwest Hotel Portfolio Borrower (a) completes the future PIP improvements to the satisfaction of the related franchisor and pays all costs or (b) delivers to the lender the estimated costs of future PIP improvement budget and a letter of credit in an amount equal to 125% of the estimated future PIP improvement budget. Notwithstanding the above, with respect to Fairfield Inn Joplin, Fairfield Inn Indianapolis South and Fairfield Inn St. Louis Collinsville, which have a current franchise expiration date of December 31, 2018, a Future PIP Trigger Event relating to clause (ii) above will not be triggered so long as the Midwest Hotel Portfolio Borrower satisfies all requirements for the renewal of such franchise agreements and with respect to Fairfield Inn Joplin and Fairfield Inn Indianapolis South, a Future PIP Trigger Event relating to clause (v) above will not be triggered if the funds in excess of the estimate costs of the initial PIPs is greater than 125% of the estimate cost of such repairs and/or improvements and/or replacements of FF&E.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after the lockout period and prior to the open prepayment period, the Midwest Hotel Portfolio Borrower may obtain the release of a Midwest Hotel Portfolio Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Midwest Hotel Portfolio Borrower defeases a portion of the Midwest Hotel Portfolio Mortgage Loan equal to the greater of (a) 125% of the allocated loan amount of the property being released and (b) an amount that satisfies (a) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release (including the individual property to be released) and 1.71x, (b) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release (including the individual property to be released) and 64.7%, and (c) the net cash flow debt yield for the remaining properties is no

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Various	Collateral Asset Summary – Loan No. 3 Midwest Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 64.7% 1.71x 13.3%

less than the greater of the net cash flow debt yield immediately preceding such release (including the individual property to be released) and 11.9%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The Midwest Hotel Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

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55

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 4 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 4 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

City Square and Clay Street
500 12th Street, & 499, 501,
525 14th Street and 1200 Clay Street
Oakland, CA 94612
OAKLAND
Emeryville
West Oakland
Uptown
Downtown
Chinatown
Alameda
San Francisco Bay
San Francisco 7 miles
SAN FRANCISCO-OAKLAND BAY BRIDGE
Lake Merritt
Oakland Inner Harbor
ALAMEDA COUNTY
PORT OF OAKLAND
JACK LONDON SQUARE
Jack London Sq.
Oakland Intl. Airport 6 miles
US Coast Guard Base Alameda
College of Alameda
Brooklyn Basin (Under Construction)
Union Pacific Intermodal Yard
AMTRAK CAPITOL CORRIDOR
Middle Harbor Rd
SF-Oakland Ferry
SF-Alameda Ferry
Webster St Tube
Posey Tube
Marina Village Pkwy
Nimitz Fwy
MacArthur Fwy
MacArthur Blvd
Bay Street Emeryville
IKEA
Pixar Animation Studios
East Bay Bridge Shopping Ctr.
Alta Bates Summit Medical Center
Samuel Merritt University
Ernie Raimondi Park
South Prescott Park
Paramount Theatre
Fox Theater
Museum of Children's Arts
City of Oakland Govt.
FRANK H. OGAWA PLAZA
The Rotunda Building
City Hall
Clorox Bldg.
Pardee Home Museum
Oakland Convention Center
Alameda Co. Superior Court
Ordway Bldg.
Kaiser Center
Children's Fairyland
Lakeside Park
Bonsai Garden at Lake Merritt
Snow Park
Camron-Stanford House
Oakland Museum of California
Lake Merritt Amphitheater
Henry J. Kaiser Convention Center
Laney College
WEST OAKLAND
19TH ST.
12TH ST.
LAKE MERRITT
BART
80
580
880
980
Shellmound St
Horton St
Hollis St
San Pablo Ave
Adeline St
Market St
40th St
32nd St
Peralta St
27th St
Grand Ave
Mandela Pkwy
12th St
8th St
7th St
Clay St
Telegraph Ave
Broadway
Harrison St
Lakeside Dr
17th St
14th St
Oakland Ave
Foothill Blvd
International Blvd
E. 12th St
E. 10th St
E. 8th St
Fairfield
Novato
Vallejo
San Rafael
Richmond
Concord
Berkeley
Walnut Creek
Antioch
Pittsburg
Lafayette
Danville
San Ramon
SAN FRANCISCO
Daly City
Dublin
Livermore
Pleasanton
Hayward
Union City
Fremont
San Mateo
Redwood City
Half Moon Bay
Pacifica
Pacific Ocean
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
Milpitas
SAN JOSE
Cupertino
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 4 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Oakland, CA 94612
				General Property Type:	Mixed Use
Original Balance(1):	$45,000,000			Detailed Property Type:	Office/Garage/Retail
Cut-off Date Balance(1):	$45,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.4%			Year Built/Renovated:	1986,1992/ N/A
Loan Purpose:	Refinance			Size(3):	246,136 SF
Borrower Sponsor:	John Ziegler			Cut-off Date Balance per SF(1)(3):	$366
Mortgage Rate:	4.7280%			Maturity Date Balance per SF(1)(3):	$366
Note Date:	1/25/2018			Property Manager:	STG Asset Management, Inc. (borrower-related)
First Payment Date:	3/6/2018
Maturity Date:	2/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month
Prepayment Provisions:	LO (25); DEF (92); O (3)
Lockbox/Cash Mgmt Status:	Hard/In Place			Underwriting and Financial Information
Additional Debt Type(1):	Pari Passu			UW NOI(3)(4):	$8,051,219
Additional Debt Balance(1):	$45,000,000			UW NOI Debt Yield(1):	8.9%
Future Debt Permitted (Type):	No (N/A)			UW NOI Debt Yield at Maturity(1):	8.9%
Reserves(2)				UW NCF DSCR(1):	1.76x
Type	Initial	Monthly	Cap	Most Recent NOI(4):	$6,637,378 (12/31/2017)
RE Tax:	$0	$83,662	N/A	2nd Most Recent NOI:	$7,015,772 (12/31/2016)
Insurance:	$54,080	$9,013	N/A	3rd Most Recent NOI:	$5,986,480 (12/31/2015)
Replacements:	$0	$7,512	$450,868	Most Recent Occupancy:	94.2% (12/31/2017)
Immediate Repairs:	$12,500	$0	N/A	2nd Most Recent Occupancy:	97.2% (12/31/2016)
TI/LC:	$2,000,000	Springing	$2,000,000	3rd Most Recent Occupancy:	90.1% (12/31/2015)
Free Rent Deposit:	$812,214	$0	N/A	Appraised Value (as of):	$181,000,000 (12/20/2017)
Outstanding TI/LCs:	$1,452,227	$0	N/A	Cut-off Date LTV Ratio(1):	49.7%
Clubsource Litigation	$300,000	$0	N/A	Maturity Date LTV Ratio(1):	49.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$90,000,000	100.0%	Loan Payoff:	$66,151,802	73.5%
			Reserves:	$4,631,021	5.1%
			Closing Costs:	$1,231,662	1.4%
			Return of Equity:	$17,985,515	20.0%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The City Square and Clay Street Mortgage Loan (as defined below) is part of the City Square and Clay Street Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate principal balance of $90,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the City Square and Clay Street Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve information.

(3)	The Size, Cut-off Date Balance per SF and Maturity Date Balance per SF do not include or take into account, as applicable, the parking garage that includes 1,154 parking spaces.

(4)	See “Cash Flow Analysis” table.

The Mortgage Loan. The fourth largest mortgage loan (the “City Square and Clay Street Mortgage Loan”) is part of a whole loan (the “City Square and Clay Street Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $90,000,000. The City Square and Clay Street Whole Loan is secured by a first priority fee mortgage encumbering four mixed-use buildings totaling 246,136 SF and a 1,154 space parking garage located in Oakland, California (the “City Square and Clay Street Property”). The controlling Promissory Note A-1 and non-controlling Promissory Note A-3 with an aggregate original principal balance of $45,000,000, represent the City Square and Clay Street Mortgage Loan and will be included in the UBS 2018-C9 Trust. The non-controlling Promissory Note A-2 and non-controlling Promissory Note A-4, were contributed to the UBS 2018-C8 trust. The City Square and Clay Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C9 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 4 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

City Square and Clay Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	UBS 2018-C9	Yes
Note A-2	$25,000,000	$25,000,000	UBS 2018-C8	No
Note A-3	$15,000,000	$15,000,000	UBS 2018-C9	No
Note A-4	$20,000,000	$20,000,000	UBS 2018-C8	No
Total	$90,000,000	$90,000,000

The Borrowers and the Borrower Sponsor. The borrowers are STG City Square, LLC and STG Clay Street, LLC (collectively, the “City Square and Clay Street Borrower”), each a single-purpose Delaware limited liability company, with two independent directors. The borrower sponsor and non-recourse carveout guarantor is John Ziegler, an individual.

John Ziegler is a principal of STG Group (“STG”), which is a value-add real estate developer, owner and operator headquartered in Petaluma, California. Since opening in 1985, STG has owned office, retail and industrial properties across the western US with a focus in northern California. As of January 2018, the portfolio has grown to over 4 million SF of office, retail and industrial properties.

The Property. The City Square and Clay Street Property consists of four Class A mixed use buildings totaling 246,136 SF and a 1,154 space parking garage located in Downtown Oakland, California, within the Oakland central business district. The City Square and Clay Street Property consists of three different components: City Square (165,145 SF), Clay Street (80,991 SF), and the 1,154 space parking garage. The City Square and Clay Street Property is located at 500 12th Street & 499, 501 and 525 14th Street and 1200 Clay Street. The improvements on the City Square and Clay Street Property were built in 1986 and 1992, respectively, are situated on a 3.8-acre site and include a 1,154 space subterranean parking garage, which results in a parking ratio of 4.7 spaces per 1,000 SF. The City Square and Clay Street Property consists of 151,304 SF of office space, 38,032 SF of retail space, and a 56,800 SF full service gym. The City Square and Clay Street Property is within the City Center District of Downtown Oakland, which is a multi-block district consisting of office and retail as well as a 489 key Marriott Hotel and the Oakland Convention Center. The subject has access to major East Bay freeway systems, and I-980 and I-880 are within one mile of the subject and provide access to other Bay Area cities. The tenant base consists of 35 tenants representing national, regional, and local firms. As of December 31, 2017, the City Square and Clay Street Property was 94.2% leased.

Major Tenants.

Clubsource at City Center (56,800 SF, 23.1% of NRA, 13.1% of underwritten base rent). Clubsource at City Center is one of three clubs that operates under Active Wellness, LLC, founded as a wholly owned subsidiary of Active Acquisition Partners in June 2015. Active Wellness, LLC entered into a joint venture with St. Joseph Health and maintains majority interest. The management company operates the Active Sports Clubs in the San Francisco Bay area, as well as more than 45 corporate, residential, medical and community fitness centers across the country. Clubsource at City Center features an indoor cycling studio, squash courts, a basketball court, an indoor running track, and a pool. Clubsource at City Center has been in occupancy since 1995 and has a lease expiration date of November 2020 with no renewal options and no unilateral termination options. Clubsource at City Center pays $18.18 PSF in base rent, which is significantly below the appraiser’s concluded market rent of $33.00 PSF for its space.

Chevron Federal Credit Union (34,592 SF, 14.1% of NRA; 14.2% of underwritten base rent). Chevron Federal Credit Union (“CFCU”) is a not-for-profit financial institution that provides a variety of services to its members, including checking & savings accounts, real estate loans, auto and personal loans, and credit cards. CFCU operates as a wholly owned subsidiary of Chevron Corporation (S&P/Moody’s: AA-/Aa2), an American multinational corporation headquartered in San Ramon, CA that is engaged in integrated geothermal energy, oil, and natural gas operations. CFCU has over 7,200 CO-OP shared branches and over 85,000 surcharge free ATMs. CFCU has been in occupancy since 2012 at the City Square and Clay Street Property with a lease expiration of June 2022 with two five-year extension options and no termination options.

Kaiser Foundation Health Plan (16,991 SF, 6.9% of NRA, 10.9% of underwritten base rent). Kaiser Foundation Health Plan (S&P/Fitch: AA-/A+) is an operating subsidiary of Kaiser Permanente Inc., which was founded in 1945 and is one of the nation’s largest not-for-profit health plans, serving 11.7 million members. Kaiser Permanente is headquartered in Oakland, CA, and is comprised of three distinct but independent groups, including Kaiser Foundation Health Plan, Kaiser Foundation Hospitals, and The Permanente Medical Groups. Kaiser Foundation Health Plan executed a new lease in October 2017 at the City Square and Clay Street Property and is expected to take occupancy in March 2019 with a lease expiration of May 2028 and two five-year extension options with no termination options.

Ace Parking Management, Inc. (1,154 Parking Spaces): Ace Parking Management, Inc. (“Ace”) provides a full range of parking services and manages every type of parking application, including office, retail, hotel, airport, stadium, arena and event parking. Managing over 450 locations across the United States and servicing nearly 200,000 customers per day, Ace employs more than 4,500 people and is one of the largest parking companies in the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 4 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

The following table presents certain information relating to the leases at the City Square and Clay Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Parking Tenant
Ace Parking Management, Inc.	NR/NR/NR	NAP	NAP	$3,240,000(3)	NAP	NAP	6/30/2022

Commercial Tenants
Clubsource at City Center	NR/NR/NR	56,800	23.1%	$1,032,504	13.1%	$18.18	11/30/2020
Chevron Federal Credit Union	NR/Aa2/AA-	34,592	14.1%	$1,117,953	14.2%	$32.32	6/30/2022
Kaiser Foundation Health Plan(4)	A+/NR/AA-	16,991	6.9%	$856,346	10.9%	$50.40	5/31/2028
OpTerra Energy Services, Inc.	A/A2/A-	16,830	6.8%	$674,715	8.6%	$40.09	12/31/2021
Langan Engineering & Environmental Services, Inc.	NR/NR/NR	8,808	3.6%	$409,308	5.2%	$46.47	9/30/2021
Subtotal/Wtd. Avg.		134,021	54.4%	$4,090,826	51.9%	$30.52
Other Tenants		97,883	39.8%	$3,789,510	48.1%	$38.71
Vacant Space		14,232	5.8%	$0	0.0%	$0.00
Total/Wtd. Avg.(5)		246,136	100.0%	$7,880,336	100.0%	$33.98

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Base Rent associated with the parking garage was underwritten in Other Income. See “Cash Flow Analysis” table.

(4)	Kaiser Foundation Health Plan has executed its lease but is not yet in occupancy. Kaiser Foundation Health Plan is expected to take occupancy no later than March 2019 and commence rental payments in September 2018. Kaiser Foundation Health Plan has no termination options.

(5)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space. Total/Wtd. Avg. excludes Annual U/W Base Rent associated with the parking garage.

The following table presents certain information relating to the lease rollover schedule at the City Square and Clay Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	4,116	1.7%	1.7%	$31.20	$128,401	1.6%	1.6%
2019	4	14,814	6.0%	7.7%	$38.23	$566,390	7.2%	8.8%
2020	10	86,902	35.3%	43.0%	$25.76	$2,238,544	28.4%	37.2%
2021	5	39,623	16.1%	59.1%	$39.10	$1,549,313	19.7%	56.9%
2022	8	52,181	21.2%	80.3%	$34.90	$1,821,345	23.1%	80.0%
2023	1	1,030	0.4%	80.7%	$36.00	$37,080	0.5%	80.5%
2024	1	6,432	2.6%	83.3%	$35.16	$226,149	2.9%	83.3%
2025	1	1,500	0.6%	83.9%	$32.92	$49,380	0.6%	84.0%
2026	0	0	0.0%	83.9%	$0.00	$0	0.0%	84.0%
2027	1	1,572	0.6%	84.6%	$32.67	$51,357	0.7%	84.6%
2028 & Beyond	3	23,734	9.6%	94.2%	$0.00	$1,212,377	15.4%	100.0%
Vacant	0	14,232	5.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	37	246,136	100.0%		$33.98	$7,880,336	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 4 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

The Market. The City Square and Clay Street Property is located in the Oakland-East Bay metro area. According to the appraisal, significant increases in rents for San Francisco commercial space between 2010 and 2015 has led to a migration of tenants into the Oakland and the emerging East Bay submarkets. The City Square and Clay Street Property is located in Alameda County, which is four miles east of San Francisco. Alameda County had an estimated 2017 population of 1,647,386, which represented an average annual increase of 1.2% per year since 2010, exceeding the annual growth rate of San Francisco of 1.1%. According to the appraisal, between 2006 and 2017, employment in Alameda County increased by 73,780 jobs, or 10.7%. The City Square and Clay Street Property is located 5.3 miles from University of California, Berkley, which employs approximately 23,962 people.

The City Square and Clay Street Property is located adjacent to the City Center BART mass transit station on Broadway. Downtown San Francisco’s Embarcadero BART station is two stops and less than a 14-minute transit ride from the City Center BART Station. The City Center BART station is the 5th busiest BART station in the Bay area. Bus service is also available to San Francisco and East Bay locations, and ferry service to San Francisco is available at Jack London Square, approximately one-mile south of the City Square and Clay Street Property.

According to the appraisal, the City Square and Clay Street Property is located within the Oakland-East Bay Class A submarket. As of the third quarter 2017, the Oakland-East Bay Class A office market consisted of 26,682,000 SF of inventory, with net absorption of 173,000 SF. According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius of the City Square and Clay Street Property was 38,030, 246,081, 492,328, respectively, and the 2017 estimated median household income within the same one-, three-, and five-mile radius is $36,192, $55,809, and $60,236, respectively. The Oakland-East Bay Class A office submarket reported a vacancy rate of 8.2%, which has decreased from 9.8% in 2011. Also according to the appraisal, asking office rents averaged $36.51 and have increased 25.3% since 2011. The appraiser concluded a market rent of $51.00 PSF for the office space and $36.00 PSF for the retail space at the City Square and Clay Street Property. As of the December rent roll, the UW base rent at the City Square and Clay Street Property was $33.98 PSF, well below the appraiser’s market rent conclusions.

The following table presents recent leasing data at competitive office buildings with respect to the City Square and Clay Street Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
City Square and Clay Street 500 12th St. & 499, 501, 525 14th St. and 1200 Clay St. Oakland, CA	1986 1992	246,136(1)	Various(1)	Various(1)	Various(1)	Various(1)	$33.98(1)	Various
Oakland Tower 1111 Broadway Oakland, CA	1990	553,210	WeWork	81,452	January 2018	11.5 Yrs.	$52.00	Full Service
475 City Center 475 14th St. Oakland, CA	1983	192,926	Siegel & Yee	4,086	September 2017	4 Yrs.	$52.80	Full Service
Oakland City Center 1333 Broadway Oakland, CA	1973	238,000	Make a Wish Foundation	9,409	August 2017	7.8 Yrs.	$51.00	Full Service
Oakland Tower 1111 Broadway Oakland, CA	1990	553,210	GT Nexus	23,951	May 2017	7 Yrs.	$53.04	Full Service
The Rotunda 300 Frank Ogawa Plaza Oakland, CA	1912	242,000	Bremer Whyte	6,875	February 2017	5 Yrs.	$48.00	Full Service

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 4 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the City Square and Clay Street Property:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Gross Potential Rent(1)	$5,344,174	$5,540,677	$6,784,940	$6,520,133	$8,389,628	$34.09
Total Recoveries	$763,590	$776,815	$564,080	$654,530	$904,119	$3.67
Total Other Income(2)	$3,348,034	$3,372,051	$3,366,550	$3,400,408	$3,400,408	$13.82
Straight Line Rent	$0	$0	$0	$0	$207,711	$0.84
Less Vacancy & Credit Loss	$0	$0	$0	$0	($627,546)	($2.55)
Percentage Rent	$0	$0	$0	$6,002	$0	$0.00
Effective Gross Income	$9,455,797	$9,689,543	$10,715,569	$10,581,073	$12,274,319	$49.87
Total Operating Expenses	$3,565,243	$3,703,063	$3,699,797	$3,943,696	$4,223,100	$17.16
Net Operating Income(3)	$5,890,554	$5,986,480	$7,015,772	$6,637,378	$8,051,219	$32.71
Capital Expenditures	$0	$0	$0	$0	$90,174	$0.37
TI/LC	$0	$0	$0	$0	$376,332	$1.53
Net Cash Flow	$5,890,554	$5,986,480	$7,015,772	$6,637,378	$7,584,713	$30.82

Occupancy %(4)	85.6%	90.1%	97.2%	94.2%	93.4%
NOI DSCR(5)	1.37x	1.39x	1.63x	1.54x	1.87x
NCF DSCR(5)	1.37x	1.39x	1.63x	1.54x	1.76x
NOI Debt Yield(5)	6.5%	6.7%	7.8%	7.4%	8.9%
NCF Debt Yield(5)	6.5%	6.7%	7.8%	7.4%	8.4%

(1)	UW Gross Potential Rent includes contractual rent steps through September 2018 totaling $133,760.

(2)	Other Income includes storage income, parking lease income, and other miscellaneous income.

(3)	Net Operating Income increased from 2017 to UW due to new leasing, tenant expansion, rent steps, and straight line rent.

(4)	UW Occupancy % is based on underwritten economic vacancy of 6.6%. The City Square and Clay Street Property was 94.2% leased as of December 31, 2017.

(5)	Debt service coverage ratios and debt yields are based on the City Square and Clay Street Whole Loan.

Escrows and Reserves. At origination, the City Square and Clay Street Borrower deposited (i) $54,080 into an insurance escrow, (ii) $1,452,227 into an outstanding TIs escrow, (iii) $812,214 into a free rent escrow (iv) $2,000,000 into a TI/LC escrow, (v) $12,500 into a deferred maintenance escrow and (vi) $300,000 into an escrow for ongoing litigation. On a monthly basis, the City Square and Clay Street Borrower is required to deposit into the appropriate reserves (i) $83,662 for ongoing taxes, (ii) $9,013 for ongoing insurance premiums, (iii) $7,512 for ongoing capital expenditures, subject to a $450,868 cap and (iv) $30,691 for ongoing TI/LCs if the balance in the TI/LC escrow is below $500,000, subject to a $2,000,000 cap.

Lockbox and Cash Management. The City Square and Clay Street Whole Loan is structured with a hard lockbox and in place cash management. The City Square and Clay Street Borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments and any reserves due under the City Square and Clay Street Whole Loan documents with any excess amounts remaining in this account returned to the City Square and Clay Street Borrower in accordance with the City Square and Clay Street Whole Loan documents, unless a Cash Sweep Event (as defined below) is continuing.

A “Cash Sweep Event” occurs when (i) an event of default occurs under the City Square and Clay Street Whole Loan documents or property management agreement, (ii) the debt service coverage ratio for the City Square and Clay Street Property falls below 1.10x, (iii) Chevron Federal Credit Union and/or Kaiser Foundation Health Plan (each, a “Significant Tenant”) ceases to conduct, or gives notice of intent to cease, its normal business operation at substantially all of its leased premises (iv) any Significant Tenant (or such tenant’s parent, if applicable) becomes insolvent or files for bankruptcy, (v) a Significant Tenant terminates or gives notice of its intention to terminate its lease, (vi) it is six months prior to the expiration of a Significant Tenant’s lease or (vii) the lender determines that available litigation funds are insufficient to pay the litigation fund resolution amount.

A Cash Sweep Event will cease upon any of the following: (a) for a Cash Sweep Event commencing under item (i) above, the cure of such default or event of default, (b) for a Cash Sweep Event commencing under item (ii) above, the date on which the Citi Square and Clay Street Property has achieved a debt service coverage ratio of at least 1.15x for two consecutive quarters, (c) for a Cash Sweep Event commencing under item (iii) above, the date on which either (x) the applicable tenant has reopened for business at substantially all of its demised premises and paid full unabated rent for two consecutive quarters and delivered an acceptable estoppel certificate or (y) the tenant’s premises has been retenanted under leases acceptable to the lender with rent equal to the lesser of (m) the rent under the prior lease or (n) market rent and the lender has received an acceptable estoppel certificate for the tenants (either such event, a “Retenanting Event”), (d) for a Cash Sweep Event commencing under item (iv) above, the date on which the applicable tenant or parent becomes solvent to the lender’s satisfaction for two consecutive quarters or is no longer a debtor in a bankruptcy proceeding and affirms its lease, (e) for a Cash Sweep Event commencing under item (v) above, the tenant has irrevocably revoked such notice and is open for business at substantially all of the premises, the tenant has paid full, unabated rent for two consecutive quarters and lender has received an acceptable tenant estoppel certificate, (f) for a Cash Sweep Event commencing under item (vi) above, a Retenanting Event has occurred and (g) for a Cash Sweep Event commencing under item (vii) above, the date on which the lender determines it has received sufficient funds to pay the final resolution of the litigation. Notwithstanding the foregoing, for a Cash Sweep Event commencing under item (vi) above, the City Square and Clay Street Borrower may deliver to lender cash or a letter of credit in the amount of $1,500,000, which will postpone the Cash Sweep Event for a period of six months, at which point the underlying Cash Sweep Event will commence (provided, however, that the City Square and Clay Street Borrower may continue to post $1,500,000 for an additional six months of reprieve from the Cash Sweep Event).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 4 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The City Square and Clay Street Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 20	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,457,000 61.5% 2.16x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 20	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,457,000 61.5% 2.16x 9.4%

WISCONSIN
ILLINOIS
Lake Michigan
MILWAUKEE
West Bend
Grafton
Port Washington
Germantown
Mequon
Menomonee Falls
Brookfield
Waukesha
New Berlin
Franklin
Oak Creek
Racine
Kenosha
Watertown
Oconomowoc
Jefferson
Fort Atkinson
Whitewater
Elkhorn
Burlington
Delavan
Darien
Twin Lakes
Bristol
Pleasant Prairie
Antioch

DETROIT
Ann Arbor
WINDSOR
ONTARIO
MICHIGAN
Lake Erie
Erie
TOLEDO
CLEVELAND
Euclid
Lorain
Elyria
Copley
Medina
AKRON
Warren
Youngstown
FORT WAYNE
Findlay
Lima
Mansfield
Massillon
OHIO
Marysville
COLUMBUS
DAYTON
Zanesville
Cambridge
Wheeling
PITTSBURGH
Middletown
Lancaster
Chillicothe
Marietta
Morgantown
CINCINNATI
Hamilton
Athens
Parkersburg
Covington
Portsmouth
WEST VIRGINIA
KENTUCKY
Huntington
Charleston
Frankfort
IN

WISCONSIN
Janesville
Racine
Kenosha
Lake Michigan
ROCKFORD
Waukegan
Schaumburg
Evanston
CHICAGO
IOWA
Wheaton
AURORA
NAPERVILLE
Bolingbrook
Davenport
Moline
JOLIET
Homewood
Gary
ILLINOIS
Kankakee
IN
PEORIA
Pekin
Pontiac
Normal
Bloomington

COLO.
KANSAS
Wichita
Springfield
MO
TULSA
Santa Fe
OKLAHOMA CITY
Amarillo
ALBUQUERQUE
NEW MEXICO
OKLAHOMA
Norman
AR
Wichita Falls
Lubbock
FT. WORTH
DALLAS
Shreveport
EL PASO
Midland
Abilene
TEXAS
Waco
San Angelo
AUSTIN
Humble
HOUSTON
SAN ANTONIO
Galveston
CHIHUAHUA
Victoria
Corpus Christi
Gulf of Mexico
MEXICO
Laredo
McAllen
MONTERREY
Brownsville

NASHVILLE
Knoxville
Jackson
Murfreesboro
MEMPHIS
TENNESSEE
Cordova
Chattanooga
Asheville
CHARLOTTE
Huntsville
Greenville
Tupelo
Athens
Columbia
BIRMINGHAM
ATLANTA
Augusta
MISSISSIPPI
Tuscaloosa
ALABAMA
Griffin
Jackson
Macon
Columbus
Montgomery
GEORGIA
Savannah
Hattiesburg
Troy
Albany
Dothan
Mobile
Baton Rouge
Valdosta
Tallahassee
Biloxi
Pensacola
Panama City
JACKSONVILLE
NEW ORLEANS
FLORIDA
Gainesville
Daytona Beach
Ocala
ORLANDO
Gulf of Mexico
TAMPA
Lakeland
ST. PETERSBURG

ExchangeRight Net Leased Portfolio 20

1 Pick 'n Save - Grafton, WI	Grafton, WI
2 BioLife Plasma Services LP	Cordova, TN
3 Walgreens - Mobile, AL	Mobile, AL
4 Tractor Supply - Tallahassee, FL	Tallahassee, FL
5 Verizon Wireless - Columbia, SC	Columbia, SC
6 Tractor Supply - Mobile, AL	Mobile, AL
7 Fresenius Medical Care - Warren, OH	Warren, OH
8 Walgreens - Homewood, IL	Homewood, IL
9 Advance Auto Parts - San Antonio, TX	San Antonio, TX
10 Advance Auto Parts - Humble, TX	Humble, TX
11 Dollar General - Copley, OH	Copley, OH
12 Advance Auto Parts - Columbus, OH	Columbus, OH
13 Napa Auto Parts - Pekin, IL	Perkin, IL
14 Dollar General - Toledo, OH	Toledo, OH
15 Dollar General - Youngstown, OH	Youngstown, OH
16 Dollar General - Griffin, GA	Griffin, GA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 20	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,457,000 61.5% 2.16x 9.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location(2):	Various
				General Property Type:	Various
Original Balance:	$38,457,000			Detailed Property Type:	Various
Cut-off Date Balance:	$38,457,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.6%			Year Built/Renovated(2):	Various
Loan Purpose:	Acquisition			Size:	234,651 SF
Borrower Sponsors:	ExchangeRight Real Estate, LLC; David Fisher; Joshua Ungerecht; Warren Thomas			Cut-off Date Balance per SF:	$164
				Maturity Date Balance per SF:	$164
				Property Manager:	NLP Management, LLC (borrower-related)
Mortgage Rate:	4.2020%
Note Date:	2/22/2018
First Payment Date:	4/1/2018
Maturity Date:	3/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI:	$3,598,541
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	9.4%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	9.4%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.16x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(3):	N/A
Reserves(1)				2nd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	N/A
RE Tax:	$111,935	$44,282	N/A	Most Recent Occupancy:	100.0% (3/1/2018)
Insurance:	$3,549	$3,549	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Replacements:	$57,416	$1,994	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
TI/LC:	$900,000	Springing	N/A	Appraised Value (as of):	$62,535,000 (Various)
Deferred Maintenance:	$17,835	$0	N/A	Cut-off Date LTV Ratio:	61.5%
BioLife Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio:	61.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,457,000	59.4%	Purchase Price:	$62,962,610	97.2%
Borrower Equity:	$26,310,732	40.6%	Reserves:	$1,090,735	1.7%
			Closing Costs:	$714,387	1.1%
Total Sources:	$64,767,732	100.0%	Total Uses:	$64,767,732	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	See “The Properties” below for further discussion of property information.

(3)	Historical cash flows are unavailable as the ExchangeRight Net Leased Portfolio 20 Properties (as defined below) were acquired by the borrower sponsors between February 6, 2018 and February 22, 2018. The sellers of the ExchangeRight Net Leased Portfolio 20 Properties did not provide historical operating statements to the ExchangeRight Net Leased Portfolio 20 Borrower (as defined below).

The Mortgage Loan. The fifth largest mortgage loan (the “ExchangeRight Net Leased Portfolio 20 Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $38,457,000 and secured by first priority fee mortgages encumbering 16 cross-collateralized, single tenant retail (14 properties) and medical office (two properties) properties located in Ohio, Alabama, Texas, Illinois, Florida, Georgia, South Carolina, Tennessee and Wisconsin (collectively, the “ExchangeRight Net Leased Portfolio 20 Properties”). The ExchangeRight Net Leased Portfolio 20 Mortgage Loan was originated on February 22, 2018 by Société Générale. The ExchangeRight Net Leased Portfolio 20 Mortgage Loan accrues interest at an interest rate of 4.2020% per annum. The ExchangeRight Net Leased Portfolio 20 Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only through the ExchangeRight Net Leased Portfolio 20 Mortgage Loan term. The ExchangeRight Net Leased Portfolio 20 Mortgage Loan matures on March 1, 2028. The proceeds of the ExchangeRight Net Leased Portfolio 20 Mortgage Loan, along with approximately $26.3 million of borrower sponsors cash equity, were used to purchase the ExchangeRight Net Leased Portfolio 20 Properties, fund reserves and pay closing costs.

Following the lockout period, on any date before December 1, 2027, the ExchangeRight Net Leased 20 Portfolio Borrower (as defined below) has the right to defease the ExchangeRight Net Leased Portfolio 20 Mortgage Loan in whole, but not in part. The lockout period will expire two years after the closing date of the UBS 2018-C9 transaction. The assumed lockout period of 24 payments is based on the closing date of the UBS 2018-C9 transaction in March 2018. In addition, the ExchangeRight Net Leased Portfolio 20 Mortgage Loan is prepayable without penalty on or after December 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 20	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,457,000 61.5% 2.16x 9.4%

The Borrower and the Borrower Sponsors. The borrower is ExchangeRight Net Leased Portfolio 20 DST (the “ExchangeRight Net Leased Portfolio 20 Borrower”), a Delaware statutory trust. At origination of the ExchangeRight Net Leased Portfolio 20 Mortgage Loan, the ExchangeRight Net Leased 20 Portfolio Properties were conveyed and assumed from ExchangeRight Net Leased Portfolio 20, LLC by the ExchangeRight Net Leased Portfolio 20 Borrower. The ExchangeRight Net Leased Portfolio 20 Borrower has master leased the ExchangeRight Net Leased Portfolio 20 Properties to ExchangeRight NLP 20 Master Lessee, LLC (the “Master Lessee”), a Delaware limited liability company, which is an affiliate of the borrower sponsors. The Master Lessee is structured as a special purpose entity in which the borrower sponsors collectively have a 100% ownership interest. The Master Lessee’s interest in the master lease and all tenant rents are collaterally assigned to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio 20 Mortgage Loan. There is one independent trustee for the ExchangeRight Net Leased Portfolio 20 Borrower and one independent manager for the Master Lessee. Legal counsel to the ExchangeRight Net Leased Portfolio 20 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio 20 Mortgage Loan. ExchangeRight Real Estate, LLC (“ExchangeRight”), David Fisher, Joshua Ungerecht and Warren Thomas are the guarantors of certain nonrecourse carveouts under the ExchangeRight Net Leased Portfolio 20 Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The borrower sponsors are ExchangeRight, David Fisher, Joshua Ungerecht and Warren Thomas. David Fisher, Joshua Ungerecht and Warren Thomas are managing members of ExchangeRight, which has more than $1.2 billion in assets under management comprised of 425 properties located across 28 states totaling over 11 million SF. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

The Properties. The ExchangeRight Net Leased Portfolio 20 Properties comprise 16 cross-collateralized, single tenant retail (14 properties) and medical office (two properties) properties totaling 234,651 SF located in Ohio (five properties), Alabama (two properties), Texas (two properties), Illinois (two properties), Florida (one property), Georgia (one property), South Carolina (one property), Tennessee (one property) and Wisconsin (one property). Built between 1991 and 2018, the ExchangeRight Net Leased Portfolio 20 Properties range in size from 5,010 SF to 60,718 SF. The ExchangeRight Net Leased Portfolio 20 Borrower acquired the ExchangeRight Net Leased Portfolio 20 Properties between February 6, 2018 and February 22, 2018 for a combined purchase price of approximately $63.0 million. As of March 1, 2018, the ExchangeRight Net Leased Portfolio 20 Properties were 100.0% occupied.

As of March 1, 2018, the ExchangeRight Net Leased Portfolio 20 Properties were 100.0% occupied by nine tenants at 16 different locations including nationally recognized investment grade tenants such as Dollar General (rated Baa2/BBB by Moody’s/S&P), Pick ‘n Save (Kroger) (rated BBB/Baa1/BBB by Fitch/Moody’s/S&P), Walgreens (rated BBB/Baa2/BBB by Fitch/Moody’s/S&P), Advance Auto Parts (rated Baa2/BBB- by Moody’s/S&P), Verizon Wireless (rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P), Biolife Plasma Services LP (Baxalta) (rated Baa3 by Moody’s) and Fresenius Medical Care (rated BBB-/Baa3/BBB- by Fitch/Moody’s/S&P). Investment grade tenants occupy 13 of the 16 properties, representing 76.1% of NRA and 82.7% of underwritten base rent and, with respect to those tenants, the leases are directly with the related rated entities or are guaranteed by such entities. The largest tenant, Pick ‘n Save - Grafton, WI comprises approximately 60,718 SF (25.9% of the total net rentable area) and $806,760 of the underwritten base rent (20.4% of underwritten base rent). Outside of the largest tenant, no individual property accounts for more than 9.5% of NRA and 15.7% of the underwritten base rent. All leases are NNN or NN and the average remaining lease term for tenants at the ExchangeRight Net Leased Portfolio 20 Properties is approximately 13.0 years (including termination options). Leases representing approximately 97.9% of NRA and 92.0% of the underwritten base rent expire after the ExchangeRight Net Leased Portfolio 20 Mortgage Loan maturity date.

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio 20 Properties:

Property Summary(1)
Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built/ Renovated	Occupancy	Tenant SF	Allocated Cut-off Date LTV %	Appraised Value
Pick ‘n Save - Grafton, WI	$7,472,000	19.4%	2009/N/A	100.0%	60,718	61.5%	$12,150,000
BioLife Plasma Services LP	$6,089,000	15.8%	2018/N/A	100.0%	16,694	61.5%	$9,900,000
Walgreens - Mobile, AL	$3,644,000	9.5%	2003/N/A	100.0%	14,504	61.5%	$5,925,000
Tractor Supply - Tallahassee, FL	$3,598,000	9.4%	2008/N/A	100.0%	22,332	61.5%	$5,850,000
Verizon Wireless - Columbia, SC	$3,044,000	7.9%	2017/N/A	100.0%	5,010	61.5%	$4,950,000
Tractor Supply - Mobile, AL	$2,276,000	5.9%	2017/N/A	100.0%	18,867	61.5%	$3,700,000
Fresenius Medical Care - Warren, OH	$2,165,000	5.6%	2017/N/A	100.0%	9,173	61.5%	$3,520,000
Walgreens - Homewood, IL	$1,845,000	4.8%	1994/N/A	100.0%	13,494	61.5%	$3,000,000
Advance Auto Parts - San Antonio, TX	$1,292,000	3.4%	2014/N/A	100.0%	6,895	61.5%	$2,100,000
Advance Auto Parts - Humble, TX	$1,261,000	3.3%	2016/N/A	100.0%	6,912	61.5%	$2,050,000
Dollar General - Copley, OH	$1,125,000	2.9%	2017/N/A	100.0%	10,640	61.5%	$1,830,000
Advance Auto Parts - Columbus, OH	$984,000	2.6%	2016/N/A	100.0%	6,987	61.3%	$1,605,000
Napa Auto Parts - Pekin, IL	$953,000	2.5%	1991/2017	100.0%	14,858	61.5%	$1,550,000
Dollar General - Toledo, OH	$950,000	2.5%	2013/N/A	100.0%	9,367	61.5%	$1,545,000
Dollar General - Youngstown, OH	$898,000	2.3%	2018/N/A	100.0%	9,100	61.5%	$1,460,000
Dollar General - Griffin, GA	$861,000	2.2%	2017/N/A	100.0%	9,100	61.5%	$1,400,000
Total/Wtd. Avg.	$38,457,000	100.0%		100.0%	234,651	61.5%	$62,535,000

(1)	The ExchangeRight Net Leased Portfolio 20 Properties comprise 14 single tenant retail properties and 2 medical office properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 20	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,457,000 61.5% 2.16x 9.4%

The following table presents certain information relating to the leases at the ExchangeRight Net Leased Portfolio 20 Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Tenants
Pick ‘n Save (Kroger)	BBB/Baa1/BBB	60,718	25.9%	$806,760	20.4%	$13.29	12/31/2029(3)
Tractor Supply	NR/NR/NR	41,199	17.6%	$583,400	14.7%	$14.16	Various(4)
Dollar General	NR/Baa2/BBB	38,207	16.3%	$408,974	10.3%	$10.70	Various(5)
Walgreens	BBB/Baa2/BBB	27,998	11.9%	$550,342	13.9%	$19.66	Various(6)
Advance Auto Parts	NR/Baa2/BBB-	20,794	8.9%	$346,111	8.7%	$16.64	Various(7)
BioLife Plasma Services LP (Baxalta)	NR/Baa3/NR	16,694	7.1%	$620,882	15.7%	$37.19	2/28/2033(8)
Napa Auto Parts	NR/NR/NR	14,858	6.3%	$102,000	2.6%	$6.86	1/31/2038(9)
Fresenius Medical Care	BBB-/Baa3/BBB-	9,173	3.9%	$222,422	5.6%	$24.25	11/27/2032(10)
Verizon Wireless	A-/Baa1/BBB+	5,010	2.1%	$315,981	8.0%	$63.07	1/31/2028(11)
Subtotal/Wtd. Avg.		234,651	100.0%	$3,956,872	100.0%	$16.86
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		234,651	100.0%	$3,956,872	100.0%	$16.86

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Pick ‘n Save (Kroger) has four 5-year renewal options.

(4)	Tractor Supply is a tenant at two of the ExchangeRight Net Leased Portfolio 20 Properties and leases (i) 22,332 SF at the Tractor Supply - Tallahassee, FL property under a lease that expires on April 30, 2028 with four 5-year renewal options, and (ii) 18,867 SF at the Tractor Supply - Mobile, AL property under a lease that expires on November 30, 2032 with four 5-year renewal options.

(5)	Dollar General is a tenant at four of the ExchangeRight Net Leased Portfolio 20 Properties and leases (i) 10,640 SF at the Dollar General - Copley, OH property under a lease that expires on October 31, 2032 and has four 5-year renewal options, (ii) 9,367 SF at the Dollar General - Toledo, OH property under a lease that expires on April 30, 2028 and has four 5-year renewal options, (iii) 9,100 SF at the Dollar General - Griffin, GA property under a lease that expires on February 29, 2032 and has five 5-year renewal options and (iv) 9,100 SF at the Dollar General – Youngstown, OH property under a lease that expires on January 31, 2033 and has four 5-year renewal options.

(6)	Walgreens is a tenant at two of the ExchangeRight Net Leased Portfolio 20 Properties and leases (i) 14,504 SF at the Walgreens – Mobile, AL property and (ii) 13,494 SF at the Walgreens - Homewood, IL property. Walgreens (i) has the right terminate its lease at the Walgreens - Mobile, AL property, effective as of January 31, 2029 and every five years thereafter until the lease expires on January 31, 2079 and (ii) has the right terminate its lease at the Walgreens - Homewood, IL property, effective as of August 31, 2029 and every five years thereafter until the lease expires on August 31, 2054.

(7)	Advance Auto Parts is a tenant at three of the ExchangeRight Net Leased Portfolio 20 Properties and leases (i) 6,987 SF at the Advance Auto Parts – Columbus, OH property under a lease that expires on November 30, 2031 and has three 5-year renewal options, (ii) 6,912 SF at the Advance Auto Parts – Humble, TX property under a lease that expires on July 31, 2031 and has three 5-year renewal options, (iii) 6,895 SF at the Advance Auto Parts – San Antonio, TX property under a lease that expires on June 30, 2029 and has four 5-year renewal options,

(8)	BioLife Plasma Services LP (Baxalta) has three 5-year renewal options.

(9)	Napa Auto Parts has four 5-year renewal options.

(10)	Fresenius Medical Care has three 5-year renewal options.

(11)	Verizon Wireless has two 5-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio 20 Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028	3	36,709	15.6%	15.6%	$21.16	$776,824	19.6%	19.6%
2029 & Beyond	13	197,942	84.4%	100.0%	$16.07	$3,180,048	80.4%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	16	234,651	100.0%		$16.86	$3,956,872	100.0%

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 20	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,457,000 61.5% 2.16x 9.4%

The Market. The ExchangeRight Net Leased Portfolio 20 Properties are located across nine states and 15 distinct markets. The following table presents certain market information relating to the ExchangeRight Net Leased Portfolio 20 Properties:

Market Summary
Property Name	Market(1)	Market Vacancy(1)	Rental Rate PSF
			Actual(2)	Market(1)
Pick ‘n Save - Grafton, WI	Milwaukee Retail	12.8%	$12.49	$15.00
BioLife Plasma Services LP	Memphis Office	24.3%	$35.55	$36.60(3)
Walgreens - Mobile, AL	Mobile MSA Retail	7.3%	$25.51	$24.58(3)
Tractor Supply - Tallahassee, FL	Tallahassee MSA Retail	4.0%	$14.78	$14.75
Verizon Wireless - Columbia, SC	Columbia Retail	11.6%	$59.50	$60.00
Tractor Supply - Mobile, AL	Mobile MSA Retail	7.3%	$12.03	$11.00
Fresenius Medical Care - Warren, OH	Youngstown/Warren/Boardman Office	5.4%	$22.64	$29.21(3)
Walgreens - Homewood, IL	Chicago Retail	12.6%	$13.36	$15.00
Advance Auto Parts - San Antonio, TX	San Antonio Retail	9.0%	$18.25	$18.00
Advance Auto Parts - Humble, TX	Houston Retail	11.2%	$17.94	$18.00
Dollar General - Copley, OH	Akron MSA Retail	4.3%	$10.81	$10.00
Advance Auto Parts - Columbus, OH	Columbus Retail	12.9%	$13.78	$15.75(3)
Napa Auto Parts - Pekin, IL	Peoria MSA	4.9%	$6.86	$7.00
Dollar General - Toledo, OH	Toledo MSA Retail	4.6%	$10.99	$10.00
Dollar General - Youngstown, OH	Youngstown MSA Retail	3.9%	$10.47	$10.00
Dollar General - Griffin, GA	Atlanta Retail	5.3%	$10.36	$10.50
Wtd. Avg.(4)		9.7%	$16.28	$17.20

(1)	Information is based on the appraisals.

(2)	Information is based on the underwritten rent roll.

(3)	Information is based on the appraisals, which surveyed comparable first generation rents for similar properties.

(4)	Wtd. Avg. Market Vacancy is based on each property’s SF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ExchangeRight Net Leased Portfolio 20 Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$3,956,872	$16.86
Total Recoveries(3)	N/A	N/A	N/A	$573,918	$2.45
Less Vacancy & Credit Loss	N/A	N/A	N/A	($229,238)	($0.98)
Effective Gross Income	N/A	N/A	N/A	$4,301,553	$18.33
Total Operating Expenses(4)	N/A	N/A	N/A	$703,012	$3.00
Net Operating Income	N/A	N/A	N/A	$3,598,541	$15.34
Capital Expenditures	N/A	N/A	N/A	$23,923	$0.10
TI/LC	N/A	N/A	N/A	$42,866	$0.18
Net Cash Flow	N/A	N/A	N/A	$3,531,752	$15.05

Occupancy %(5)	100.0%	100.0%	100.0%	94.9%
NOI DSCR	N/A	N/A	N/A	2.20x
NCF DSCR	N/A	N/A	N/A	2.16x
NOI Debt Yield	N/A	N/A	N/A	9.4%
NCF Debt Yield	N/A	N/A	N/A	9.2%

(1)	Historical cash flows are unavailable as the ExchangeRight Net Leased Portfolio 20 Properties were acquired by the borrower sponsors between February 6, 2018 and February 22, 2018. The sellers of the ExchangeRight Net Leased Portfolio 20 Properties did not provide historical operating statements to the ExchangeRight Net Leased Portfolio 20 Borrower.

(2)	UW Gross Potential Rent is based on in-place rent per lease.

(3)	UW Total Recoveries are underwritten based on tenant leases. There are no reimbursements at three of the properties as tenants pay their respective property expenses directly.

(4)	UW Total Operating Expenses include real estate taxes, actual insurance premiums, repairs and maintenance and management fees calculated as 3.0% of the ExchangeRight Net Leased Portfolio 20 Properties’ effective gross income.

(5)	UW Occupancy % is based on underwritten economic vacancy of 5.1%. The ExchangeRight Net Leased Portfolio was 100.0% leased as of March 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 20	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,457,000 61.5% 2.16x 9.4%

Escrows and Reserves. The ExchangeRight Net Leased Portfolio 20 Mortgage Loan documents provide for upfront escrows in the amount of $111,935 for real estate taxes, $3,549 for insurance premiums, $57,416 for outstanding replacement reserves allocated solely to the Walgreens – Homewood, IL property, $900,000 for tenant improvement and leasing commissions ($400,000 of which is allocated solely to the Pick n’ Save Grafton, WI property) and $17,835 for deferred maintenance. Additionally, the ExchangeRight Net Leased Portfolio 20 Mortgage Loan documents provide for ongoing monthly escrows of $44,282 for real estate taxes, $3,549 for insurance premiums and other assessments, $1,994 for replacement reserves, and, if an event of default is continuing, $13,688 for tenant improvement and leasing commissions (“TI/LC”).

Notwithstanding the foregoing, the ExchangeRight Net Leased Portfolio 20 Borrower will not be required to provide monthly real estate taxes and insurance premiums for direct pay tenants, which are solely the obligation of such tenant and paid directly to the relevant taxing authority or insurance company by such tenant in accordance with such tenant’s lease, for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio 20 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio 20 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio 20 Borrower) directly to the taxing authority or the applicable insurance company on or before 15 days prior to the delinquency date of such taxes, (iii) the lease(s) with the applicable tenant(s) will be and will continue to be in full force and effect and will not be subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio 20 Borrower or the tenant, and (iv) no material adverse change has, in the lender’s reasonable determination, occurred with respect to the applicable tenant such that the ability to timely pay the taxes or insurance premiums that the applicable tenant is required to pay pursuant to its lease has been materially jeopardized. In addition, the ExchangeRight Net Leased Portfolio 20 Borrower is not required to make deposits into a capital reserve subaccount with respect to the aggregate number of rentable SF at the ExchangeRight Net Leased Portfolio 20 Properties for which the tenants are obligated under their applicable leases to pay capital expenses for their respective premises, for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio 20 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio 20 Borrower provides proof of payment by all applicable tenants of the payment of all such capital expenses promptly following request by the lender, (iii) the leases with the applicable tenants are and continue to be in full force and effect and are not subject to any default beyond any applicable grace or notice and cure period, and (iv) no material adverse change has, in the lender’s reasonable determination, occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses for its respective premises pursuant to its lease has been materially jeopardized. If an event of default has occurred and is continuing, the ExchangeRight Net Leased Portfolio 20 Borrower is required to deposit $13,688 on a monthly basis into the TI/LC reserve and any sum or termination fee payable to the ExchangeRight Net Leased Portfolio 20 Borrower or the Master Lessee. In the event BioLife Plasma Services LP exercises its early termination option under its lease, the ExchangeRight Net Leased Portfolio 20 Borrower will (or will cause the Master Lessee or manager to) promptly deposit with lender the lease termination payment received by the ExchangeRight Net Leased Portfolio 20 Borrower or the Master Lessee under the BioLife Plasma Services LP lease less an amount equal to one months’ rent that would have otherwise been payable under the BioLife Plasma Services LP lease at the time in question.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio 20 Mortgage Loan is structured with a hard lockbox and springing cash management. All rents are required to be paid directly into an eligible account maintained by the ExchangeRight Net Leased Portfolio 20 Borrower at a local bank selected by the ExchangeRight Net Leased Portfolio 20 Borrower, which is required at all times to be an eligible institution. Without in any way limiting the foregoing, if the ExchangeRight Net Leased Portfolio 20 Borrower, the Master Lessee or the manager receive any rents, then (i) such amounts will be deemed to be collateral for the ExchangeRight Net Leased Portfolio 20 Mortgage Loan and will be held in trust by the ExchangeRight Net Leased Portfolio 20 Borrower, the Master Lessee or the manager, as applicable, for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of the ExchangeRight Net Leased Portfolio 20 Borrower, the Master Lessee, or the manager and (iii) the ExchangeRight Net Leased Portfolio 20 Borrower, the Master Lessee, or the manager, as applicable, is required to deposit such amounts into a clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account at the clearing bank, unless a Cash Management Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into an eligible account at a deposit bank controlled by the lender. To the extent any Cash Management Period expires or terminates, any funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account by the lender’s delivery of a notice to the clearing bank, with the lender being entitled to send a subsequent notice to the clearing bank upon the occurrence of a subsequent Cash Management Period to redirect all amounts from the clearing account to the deposit account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) a default or an event of default, (ii) if, as of the last day of any calendar quarter during the term, the debt service coverage ratio is less than 1.50x or (iii) on March 1, 2025, to the extent a qualified transfer (i.e., the transfer of all outstanding ownership interest in the ExchangeRight Net Leased Portfolio 20 Borrower to an approved transferee (that is not Delaware statutory trust) and the replacement of the guarantors with an acceptable replacement guarantor) has not occurred as of such date; and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the ExchangeRight Net Leased Portfolio 20 Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing, (B) with respect to the matter described in clause (ii) above, the lender has determined that the ExchangeRight Net Leased Portfolio 20 Properties have achieved a debt service coverage ratio of at least 1.55x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iii) above, a qualified transfer has occurred.

Right of First Refusal. Each sole tenant at the Tractor Supply - Tallahassee, FL property, the Tractor Supply - Mobile, AL property, Walgreens - Mobile, AL property and the Walgreens - Homewood, IL property has a right of first refusal to purchase the related property in the event of a proposed sale of such property to an unaffiliated third party. Each right of first refusal has been subordinated to the ExchangeRight Net Leased Portfolio 20 Mortgage Loan. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 20	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,457,000 61.5% 2.16x 9.4%

Terrorism Insurance. The ExchangeRight Net Leased Portfolio 20 Mortgage Loan documents require that an “all risk” insurance policy be maintained by the ExchangeRight Net Leased Portfolio 20 Borrower and such policy must provide coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight Net Leased Portfolio 20 Properties, provided that such coverage is available. The ExchangeRight Net Leased Portfolio 20 Mortgage Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 180-day extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Various, CA	Collateral Asset Summary – Loan No. 6 The SoCal Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,580,000 59.4% 1.48x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Various, CA	Collateral Asset Summary – Loan No. 6 The SoCal Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,580,000 59.4% 1.48x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Various, CA	Collateral Asset Summary – Loan No. 6 The SoCal Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,580,000 59.4% 1.48x 10.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	CCRE			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various, CA
				General Property Type:	Various
Original Balance(2):	$37,580,000			Detailed Property Type:	Various
Cut-off Date Balance(2):	$37,580,000			Title Vesting(3):	Various
% of Initial Pool Balance:	4.5%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size:	2,194,425 SF
Borrower Sponsor:	The Abbey Company			Cut-off Date Balance per SF(2):	$104
Mortgage Rate:	4.8900%			Maturity Date Balance per SF(2):	$96
Note Date:	2/6/2018			Property Manager:	The Abbey Management Company, LLC (borrower-related)
First Payment Date:	3/6/2018
Maturity Date:	2/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	1 month
Prepayment Provisions(4):	LO (25); DEF (89); O (6)
Lockbox/Cash Mgmt Status:	Hard/Springing
Additional Debt Type:	Pari Passu			Underwriting and Financial Information
Additional Debt Balance(2):	$191,720,000			UW NOI:	$23,386,272
Future Debt Permitted (Type):	No (N/A)			UW NOI Debt Yield(2):	10.2%
Reserves(5)				UW NOI Debt Yield at Maturity(2):	11.1%
Type	Initial	Monthly	Cap	UW NCF DSCR(2):	1.90x (IO) 1.48x (P&I)
RE Tax:	$0	$219,172	N/A	Most Recent NOI:	$20,073,199 (10/31/2017 TTM)
Insurance:	$0	Springing	N/A	2nd Most Recent NOI:	$19,069,526 (12/31/2016)
TI/LC:	$8,000,000	$228,586	$5,000,000	3rd Most Recent NOI:	$17,503,313 (12/31/2015)
Replacements:	$0	$35,400	$1,000,000	Most Recent Occupancy:	83.8% (1/31/2018)
Deferred Maintenance:	$977,151	$0	N/A	2nd Most Recent Occupancy:	80.5% (12/31/2016)
Free Rent:	$1,107,960	$0	N/A	3rd Most Recent Occupancy:	73.8% (12/31/2015)
Outstanding TI/LC:	$1,559,061	$0	N/A	Appraised Value (as of):	$386,140,000 (Various)
Ground Lease Extension:	$1,000,000	Springing	(6)	Cut-off Date LTV Ratio(2):	59.4%
Ground Rent:	$219,743	$109,872	N/A	Maturity Date LTV Ratio(2):	54.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$229,300,000	98.6%	Loan Payoff:	$215,200,917	92.6%
Other Sources(7):	$1,635,345	0.7%	Reserves:	$12,863,915	5.5%
Borrower Equity:	$1,560,056	0.7%	Closing Costs:	$4,430,569	1.9%
Total Sources:	$232,495,401	100.0%	Total Uses:	$232,495,401	100.0%

(1)	The SoCal Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Barclays Bank PLC (“Barclays”). CCRE purchased The SoCal Portfolio Mortgage Loan (as defined below) from CRFFI prior to the date hereof.

(2)	The original principal balance represents a portion of The SoCal Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $229,300,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of The SoCal Portfolio Whole Loan.

(3)	20 of The SoCal Portfolio Properties (as defined below) are owned in Fee Simple, three are leasehold ownership interests and one property is owned in a partially fee simple and a partially leasehold ownership interest. See the “Portfolio Summary” table in “The Properties” below.

(4)	The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of March 6, 2018. Following the lockout period, The SoCal Portfolio Borrower (as defined below) has the right to defease The SoCal Portfolio Whole Loan in whole or in part (as described below under “Releases of Property”), on any date before September 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) February 6, 2021.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Two of the leasehold properties, the Cityview Plaza Property and the Anaheim Stadium Property, have ground leases that expire September 30, 2035 and April 30, 2034, respectively. The related borrowers are required to extend the terms of the related ground leases by February 6, 2020, pursuant to terms reasonably acceptable to the lender. In the event the related ground lease terms are not extended by February 6, 2020, the borrowers are required to commence making monthly deposits of $55,000 into the ground lease extension reserve until the ground lease extension reserve contains an amount equal to the allocated loan amount of the applicable property or properties for which the ground lease was not extended, up to a cap of $6,250,000.

(7)	Other Sources represents the return of taxes and insurance funds that were held in reserve in connection with the prior loan encumbering The SoCal Portfolio Properties.

The Mortgage Loan. The sixth largest mortgage loan (“The SoCal Portfolio Mortgage Loan”) is part of a whole loan (“The SoCal Portfolio Whole Loan”) evidenced by six pari passu notes with an aggregate original principal balance of $229,300,000. The SoCal Portfolio Whole Loan is secured by a first mortgage encumbering the borrowers’ fee simple and leasehold interests in 24 properties (“The SoCal Portfolio Properties”) primarily located in southern California. The SoCal Portfolio Properties consist of ten retail, eight office, three mixed-use and three industrial properties totaling 2,194,425 SF. Promissory Note A-1-4, with an original principal balance of $37,580,000, represents The SoCal Portfolio Mortgage Loan and will be included in the UBS 2018-C9

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Various, CA	Collateral Asset Summary – Loan No. 6 The SoCal Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,580,000 59.4% 1.48x 10.2%

Trust. The SoCal Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CGCMT 2018-B2 Trust. The below table summarizes the remaining promissory notes, which were either previously securitized or are currently held by CREFI and Barclays and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling Service Agreement” in the Preliminary Prospectus.

The SoCal Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The SoCal Portfolio Whole Loan requires interest-only payments through and including the monthly payment date in February 2023 followed by payments of principal and interest for the remaining term of The SoCal Portfolio Whole Loan. The scheduled maturity date of The SoCal Portfolio Whole Loan is the monthly payment date in February 2028. At any time after the earlier of February 6, 2021 and the second anniversary of the securitization of the last portion of The SoCal Portfolio Whole Loan, The SoCal Portfolio Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations that are “government securities” permitted under The SoCal Portfolio Whole Loan documents. Voluntary prepayment of The SoCal Portfolio Whole Loan is permitted on or after the monthly payment date occurring in September 2027 without payment of any prepayment premium.

The SoCal Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1	$50,000,000	$50,000,000	CGCMT 2018-B2(1)	Yes
Note A-1-2	$35,000,000	$35,000,000	CREFI	No
Note A-1-3	$15,000,000	$15,000,000	CREFI	No
Note A-1-4	$37,580,000	$37,580,000	UBS 2018-C9	No
Note A-2-1	$45,000,000	$45,000,000	WFCM 2018-C43(2)	No
Note A-2-2	$46,720,000	$46,720,000	Barclays	No
Total	$229,300,000	$229,300,000

(1)	Promissory Note A-1-1 is currently held by CREFI, or an affiliate thereof, and is expected to be contributed to CGCMT 2018-B2, which is expected to close on or about March 20, 2018.

(2)	Promissory Note A-2-1 is currently held by Barclays, or an affiliate thereof, and is expected to be contributed to WFCM 2018-C43, which is expected to close on or about March 27, 2018.

The SoCal Portfolio Whole Loan, which accrues interest at a rate of 4.89000% per annum, was co-originated by CREFI and Barclays on February 6, 2018, had an original principal balance of $229,300,000 and has an outstanding principal balance as of the Cut-off Date of $229,300,000. The proceeds of The SoCal Portfolio Whole Loan were primarily used to refinance The SoCal Portfolio Properties, fund reserves and pay origination costs.

The Borrowers and the Borrower Sponsor. The borrowers are 27 different single-purpose, single-asset entities that are 99.0% owned by Abbey-Properties LLC and 1.0% owned by DGA Properties LLC. DGA Properties LLC is wholly owned by Abbey-Properties LLC, which is wholly owned by The Abbey Companies LLC, which is wholly owned by Donald G. Abbey, an individual. A non-consolidation opinion has been delivered in connection with the origination of The SoCal Portfolio Whole Loan. Donald G. Abbey is the non-recourse carveout guarantor of The SoCal Portfolio Whole Loan.

The Abbey Company is a privately held real estate investment and management firm founded in 1990 by Donald G. Abbey, who possesses 33 years of experience in the real estate industry. The Abbey Company acquires multi-tenant commercial properties in southern California and has established a local presence in the southern California market with offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego and Sacramento counties. The Abbey Company handles all aspects of real estate ownership, including in-house leasing, management, construction, property services and acquisitions. The Abbey Company has a senior management team of 8 professionals and over 75 total employees with a current portfolio size of over 34 properties encompassing around 2.3 million SF and near 1,000 tenants.

The Properties. The SoCal Portfolio Properties are 24 properties totaling 2,194,425 SF located primarily in southern California. The SoCal Portfolio Properties were built between 1968 and 1991 and range in size from 12,610 SF to 265,898 SF. The breakdown of property types across The SoCal Portfolio Properties is ten retail, eight office, three mixed-use and three industrial properties. The borrower sponsor has owned all of The SoCal Portfolio Properties for at least 16 years with 20 of the 24 properties acquired by the borrower sponsor prior to 2000. The SoCal Portfolio properties exhibited a total portfolio occupancy of 83.8% as of January 31, 2018 with individual property occupancy rates ranging from 47.0% at the Fresno Airport Property (0.4% of the allocated loan amount) to 100.0% at five of The SoCal Portfolio Properties (with a combined allocated loan amount of 12.8%). No individual tenant makes up more than 4.8% of total UW base rent or 4.0% of total SF across The SoCal Portfolio Properties. See the tables below for additional information related to The SoCal Portfolio Properties.

The following table presents certain information related to the property types of The SoCal Portfolio Properties:

The SoCal Portfolio Property Type Summary
Property Type	Number of Properties	Building SF	% of Total Building SF	Cut-off Date Allocated Whole Loan Amount	% of Cut-off Date Allocated Whole Loan Amount	UW NCF	% of UW NCF
Office	8	880,804	40.1%	$82,634,684	36.0%	$7,980,791	37.0%
Retail	10	563,890	25.7%	$79,285,474	34.6%	$6,943,789	32.2%
Mixed Use	3	364,302	16.6%	$49,875,359	21.8%	$5,116,034	23.7%
Industrial	3	385,429	17.6%	$17,504,484	7.6%	$1,544,381	7.2%
Total/Wtd. Avg.	24	2,194,425	100.0%	$229,300,000	100.0%	$21,584,994	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Various, CA	Collateral Asset Summary – Loan No. 6 The SoCal Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,580,000 59.4% 1.48x 10.2%

The following table describes each property comprising The SoCal Portfolio Properties by descending Allocated Cut-off Date Loan Amount:

Portfolio Summary(1)
Property Name	Location(1)	Year Built/ Renovated	Net Rentable Area (SF)	UW NCF (2)	% of UW NCF)	Allocated Cut-off Date Loan Amount(2)	% of Cut-off Date Loan Amount	Appraised Value	% of Appraised Value
Aliso Viejo Commerce Center	Aliso Viejo, CA	1989/N/A	65,107	$1,896,599	8.8%	$27,761,791	12.1%	$39,500,000	10.2%
Transpark Commerce	Ontario, CA	1984/N/A	204,099	$1,975,390	9.2%	$25,143,236	11.0%	$35,300,000	9.1%
Wimbledon	Victorville, CA	1987/N/A	123,948	$2,138,158	9.9%	$22,230,241	9.7%	$30,700,000	8.0%
Palmdale Place(3)	Palmdale, CA	1985/N/A	129,294	$1,870,706	8.7%	$16,250,000	7.1%	$31,700,000	8.2%
Sierra Gateway	Palmdale, CA	1991/N/A	133,851	$1,379,517	6.4%	$14,800,000	6.5%	$23,000,000	6.0%
Fresno Industrial Center	Fresno, CA	1989/N/A	265,898	$1,088,754	5.0%	$14,000,000	6.1%	$19,400,000	5.0%
Upland Freeway	Upland, CA	1987/N/A	116,061	$1,403,672	6.5%	$13,032,927	5.7%	$21,100,000	5.5%
Commerce Corporate Center	Commerce, CA	1974/2017	68,513	$1,062,479	4.9%	$13,000,000	5.7%	$18,700,000	4.8%
Moreno Valley	Moreno Valley, CA	1986/N/A	111,060	$1,107,170	5.1%	$11,395,118	5.0%	$16,100,000	4.2%
Airport One Office Park(4)	Long Beach, CA	1988/2006	88,284	$1,150,337	5.3%	$11,394,743	5.0%	$16,100,000	4.2%
Colton Courtyard	Colton, CA	1989/N/A	122,082	$818,625	3.8%	$7,375,987	3.2%	$20,300,000	5.3%
The Abbey Center	Palm Springs, CA	1982/N/A	67,335	$604,031	2.8%	$7,244,116	3.2%	$10,800,000	2.8%
Upland Commerce Center	Upland, CA	1986/2006	47,677	$615,856	2.9%	$6,879,276	3.0%	$12,000,000	3.1%
Diamond Bar	Diamond Bar, CA	1980/N/A	20,528	$569,477	2.6%	$6,650,000	2.9%	$9,170,000	2.4%
Atlantic Plaza	Long Beach, CA	1968/2017	32,728	$503,018	2.3%	$6,000,000	2.6%	$8,650,000	2.2%
Ming Office Park	Bakersfield, CA	1981/2015	117,924	$473,760	2.2%	$5,552,589	2.4%	$18,100,000	4.7%
10th Street Commerce Center	Lancaster, CA	1980/N/A	96,589	$542,057	2.5%	$4,913,128	2.1%	$18,900,000	4.9%
Cityview Plaza(5)	Garden Grove, CA	1984/N/A	148,271	$1,267,358	5.9%	$4,500,000	2.0%	$8,850,000	2.3%
Garden Grove Town Center	Garden Grove, CA	1987/N/A	12,610	$266,471	1.2%	$3,502,732	1.5%	$4,770,000	1.2%
30th Street Commerce Center	Palmdale, CA	1987/N/A	33,020	$190,568	0.9%	$1,875,896	0.8%	$7,130,000	1.8%
Mt. Vernon Commerce Center	Colton, CA	1989/N/A	29,600	$193,115	0.9%	$1,754,484	0.8%	$3,420,000	0.9%
Anaheim Stadium Industrial(6)	Anaheim, CA	1981/N/A	89,931	$262,511	1.2%	$1,750,000	0.8%	$3,360,000	0.9%
25th Street Commerce Center	Palmdale, CA	1989/N/A	17,488	$137,447	0.6%	$1,293,737	0.6%	$4,320,000	1.1%
Fresno Airport	Fresno, CA	1980/N/A	52,527	$67,919	0.3%	$1,000,000	0.4%	$4,770,000	1.2%
Total/Wtd. Avg.			2,194,425	$21,584,994	100.0%	$229,300,000	100.0%	$386,140,000	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Based on The SoCal Portfolio Whole Loan Allocated loan amounts.

(3)	One of the eight buildings of the Palmdale Place Property is encumbered by a ground lease with an initial expiration date of March 31, 2052. Thereafter, the ground lease has three, 10-year renewal options remaining.

(4)	The Airport One Office Park Property is encumbered by a ground lease with an initial expiration of January 12, 2040. Thereafter, the ground lease has two, five-year renewal options remaining.

(5)	The Cityview Plaza Property is encumbered by a ground lease with an expiration date of September 30, 2035.

(6)	The Anaheim Stadium Industrial Property is encumbered by a ground lease with an expiration date of April 30, 2034.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Various, CA	Collateral Asset Summary – Loan No. 6 The SoCal Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,580,000 59.4% 1.48x 10.2%

The following table presents certain information relating to the largest leases within The SoCal Portfolio:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	% of SF	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent PSF(2)(3)	Lease Expiration	Renewal/ Extension Options

The Capital Group Companies	NR/NR/NR	88,284	4.0%	$1,517,300	4.8%	$17.19	4/30/2025	2, 5-year options
County of Los Angeles(4)	AA-/Aa2/AA	58,755	2.7%	$1,252,415	3.9%	$21.32	2/29/2020	NAV
Antelope Valley Community College District	NR/Aa2/AA	50,720	2.3%	$1,092,031	3.4%	$21.53	10/31/2046	4, 15-year options
County of San Bernardino	AA+/A1/AA-	34,469	1.6%	$992,034	3.1%	$28.78	9/30/2024	2, 5-year options
GSA (United States of America)(5)	AAA/Aaa/AA+	30,483	1.4%	$884,656	2.8%	$29.02	Various	NAV
Heritage Victor Valley Medical Group(6)	NR/NR/NR	41,875	1.9%	$814,387	2.6%	$19.45	Various	1, 3-year option
Fiat Chrysler Automobiles	BB/Baa3/BB+	27,965	1.3%	$630,690	2.0%	$22.55	7/31/2028	2, 5-year options
The Abbey Management Co LLC(7)	NR/NR/NR	27,663	1.3%	$616,225	1.9%	$22.28	Various	NAV
Stantec Consulting Services Inc.	NR/NR/NR	25,203	1.1%	$553,458	1.7%	$21.96	3/31/2023	3, 5-year options
Candor-AGS, Inc.	NR/NR/NR	125,183	5.7%	$527,796	1.7%	$4.22	5/31/2020	2, 3-year options
Ten Largest Tenants		510,600	23.3%	$8,880,993	27.8%	$17.39
Remaining Tenants		1,328,177	60.5%	$23,013,546	72.2%	$17.33
Vacant		355,648	16.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,194,425	100.0%	$31,894,539	100.0%	$17.35

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent PSF include contractual rent steps ($599,676) through February 2019 and the present value of rent steps for credit tenants ($488,001).

(3)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

(4)	The County of Los Angeles leases 49,500 SF used by the Department of Children and Family Services expiring February 29, 2020 and 9,255 SF used by the Department of Mental Health on a month-to-month basis. The 9,255 SF space has been month-to-month since August 31, 2017 while the County of Los Angeles has been negotiating a lease renewal at the Palmdale Place Property.

(5)	GSA (United States of America) leases its 30,483 SF across four of The SoCal Portfolio Properties. 8,892 SF expires on January 14, 2019, 8,434 SF expires on January 31, 2022, 4,996 SF expires on May 16, 2025, 3,929 SF expires on March 31, 2018, 3,000 SF expires on August 5, 2021, and 1,232 SF expires on December 20, 2022. There are no renewal or termination options associated with any of the GSA (United States of America) space. GSA (United States of America) has the option to terminate the 8,892 SF space that expires on January 14, 2019 at any time by giving at least 180 days’ prior written notice. GSA (United States of America) has the option to terminate the 4,996 SF that expires on May 16, 2025 at any time after May 16, 2020 by giving at least 90 days’ prior written notice.

(6)	Heritage Victor Valley Medical Group leases 12,915 SF that expires September 30, 2024, 12,283 SF that expires October 31, 2018, 5,151 SF that expires November 30, 2018, 4,384 SF that expires April 30, 2020, 3,942 SF that expires January 31, 2020 and 3,200 SF that expires February 29, 2024. Heritage Victor Valley Medical Group has one, three-year renewal options with 180 days’ notice related to the 12,283 SF space that expires October 31, 2018.

(7)	The Abbey Management Co LLC leases 27,663 across eight of The SoCal Portfolio Properties. 10,018 SF expires on May 31, 2020, 5,519 SF expires on August 31, 2022, 3,715 SF expires on May 31, 2018, 3,199 SF expires on January 31, 2021, 2,368 SF expires on August 31, 2018, 1,278 SF expires on November 30, 2022, 945 SF expires on November 30, 2020 and 621 SF expires on September 30, 2022. There are no renewal options associated with any of The Abbey Management Co LLC space. The Abbey Management Co LLC tenant may terminate any of its space upon 30 days’ notice.

The following table presents certain information relating to the lease rollover schedule within The SoCal Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	9	25,194	1.1%	1.1%	$15.87	$399,849	1.3%	1.3%
2018	67	214,118	9.8%	10.9%	$16.78	$3,593,142	11.3%	12.5%
2019	97	249,933	11.4%	22.3%	$16.16	$4,039,741	12.7%	25.2%
2020	93	398,320	18.2%	40.4%	$14.09	$5,610,555	17.6%	42.8%
2021	62	165,102	7.5%	48.0%	$19.66	$3,246,167	10.2%	53.0%
2022	65	212,902	9.7%	57.7%	$18.86	$4,015,405	12.6%	65.5%
2023	29	170,313	7.8%	65.4%	$15.92	$2,710,868	8.5%	74.0%
2024	13	90,138	4.1%	69.5%	$24.05	$2,167,815	6.8%	80.8%
2025	11	156,516	7.1%	76.7%	$18.26	$2,858,241	9.0%	89.8%
2026	4	24,625	1.1%	77.8%	$19.49	$479,916	1.5%	91.3%
2027	5	35,657	1.6%	79.4%	$14.57	$519,565	1.6%	92.9%
2028	4	45,239	2.1%	81.5%	$25.67	$1,161,245	3.6%	96.6%
2029 & Thereafter	1	50,720	2.3%	83.8%	$21.53	$1,092,031	3.4%	100.0%
Vacant	0	355,648	16.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	460	2,194,425	100.0%		$17.35	$31,894,539	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Various, CA	Collateral Asset Summary – Loan No. 6 The SoCal Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,580,000 59.4% 1.48x 10.2%

The Market. The SoCal Portfolio Properties are located primarily in southern California within four different metropolitan statistical areas (“MSAs”), the Los Angeles-Long Beach-Anaheim, California MSA, the Riverside-San Bernardino-Ontario, California MSA, the Fresno California MSA and the Bakersfield, California MSA. See the tables below for demographic summaries of each MSA as well as each of The SoCal Portfolio Property’s three-mile radius demographics and third quarter 2017 third party market research provider data for each of The SoCal Portfolio Property’s submarket related to vacancy rates and average asking rents.

The following table presents certain information relating to the four MSAs containing the 24 SoCal Portfolio Properties.

MSA	Estimated 2017 Population	Average Household Income
Los Angeles-Long Beach-Anaheim, California MSA	13,505,354	$95,979
Riverside-San Bernardino-Ontario, California MSA	4,542,092	$80,989
Fresno California MSA	989,303	$71,247
Bakersfield, California MSA	897,549	$71,956

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow within The SoCal Portfolio Property:

Cash Flow Analysis
	2014	2015	2016	TTM 10/31/2017	UW(1)	UW PSF
Gross Potential Rent	$22,635,136	$24,966,236	$26,195,773	$27,378,658	$38,971,360	$17.76
Total Recoveries	$3,383,522	$3,469,630	$4,056,635	$4,228,189	$3,599,321	$1.64
Other Income	$209,157	$165,397	$187,042	$177,985	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($7,104,585)	($3.24)
Effective Gross Income	$26,227,815	$28,601,263	$30,439,450	$31,784,832	$35,466,096	$16.16
Total Operating Expenses	$10,967,492	$11,097,950	$11,369,925	$11,711,633	$12,079,824	$5.50
Net Operating Income	$15,260,323	$17,503,313	$19,069,526	$20,073,199	$23,386,272	$10.66
TI/LC	$0	$0	$0	$0	$1,376,463	$0.63
Capital Expenditures	$0	$0	$0	$0	$424,815	$0.19
Net Cash Flow	$15,260,323	$17,503,313	$19,069,526	$20,073,199	$21,584,994	$9.84

Occupancy(3)	73.5%	73.8%	80.5%	83.8%	83.3%
NOI DSCR (P&I)	1.05x	1.20x	1.31x	1.38x	1.60x
NCF DSCR (P&I)	1.05x	1.20x	1.31x	1.38x	1.48x
NOI Debt Yield	6.7%	7.6%	8.3%	8.8%	10.2%
NCF Debt Yield	6.7%	7.6%	8.3%	8.8%	9.4%

(1)	The Increase from 10/31/2017 TTM Base Rent to Underwritten Base Rent is primarily from (i) rent abatements and (ii) new leasing at the 24 SoCal Portfolio Properties.

(2)	Underwritten Base Rent includes contractual rent steps ($599,676) through February 2019 and the present value of rent steps for credit tenants ($488,001).

(3)	Occupancy for 10/31/2017 TTM is based off the rent roll dated 1/31/2018. Underwritten Occupancy represents the underwritten economic vacancy of 16.7%.

Escrows and Reserves. On the origination date of The SoCal Portfolio Whole Loan, proceeds from The SoCal Portfolio Whole Loan funded reserves of (i) $8,000,000 for future tenant improvements and leasing commissions, (ii) $1,559,061 related to outstanding tenant improvements and leasing commissions for existing tenants, (iii) $1,107,960 for free rent related to existing tenants, (iv) $1,000,000 for costs related to extending the ground leases at the Anaheim Stadium Industrial Property and Cityview Plaza Property (v) $977,151 for deferred maintenance and (vi) $219,743 to pay for ground rent payable under the existing terms of the ground leases encumbering The SoCal Portfolio Properties with a leasehold ownership interest.

On each due date, the borrowers will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period (initially estimated to be $219,172), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided that insurance is not covered under an acceptable blanket policy, (iii) $35,400 for replacement reserves subject to a cap of $1,000,000, (iv) monthly TI/LC reserve deposits (a) through and including the monthly payment date occurring in February 2023 of approximately $1.25 PSF per annum (initially $228,586) and (b) from and after the monthly payment date occurring in March 2023 $0.75 PSF per annum, and (v) monthly ground rent of $109,872. If the amount in the TI/LC reserve equals or exceeds (a) $5,000,000 through and including the monthly payment date occurring in February 2023 or (b) $2,000,000 from and after the monthly payment date in March 2023 through the Maturity Date, monthly TI/LC reserve payments will be waived, provided monthly TI/LC reserve payments will be reinstated up to the respective TI/LC reserve cap amount once the amount in the TI/LC reserve falls below $5,000,000 through and including the monthly payment date occurring in February 2023 or $2,000,000 from and after the monthly payment date occurring in March 2023 through the Maturity Date. As of the origination date of The SoCal Portfolio Whole Loan, the borrowers satisfied conditions for the monthly insurance reserve to be waived.

Should an applicable borrower not extend the term of the ground lease at either the Cityview Plaza Property or Anaheim Stadium Industrial Property ground leases on or prior to February 6, 2020 pursuant to terms reasonably acceptable by the lender, such borrower is required to commence making monthly deposits into the ground lease extension reserve of $55,000 until the ground lease extension reserve funds reach an amount equal to the allocated loan amount of the applicable property or properties.

Lockbox and Cash Management. The SoCal Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to send tenant direction letters to all tenants under Major Leases (as defined below) instructing them to deposit all rents and other payments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Various, CA	Collateral Asset Summary – Loan No. 6 The SoCal Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,580,000 59.4% 1.48x 10.2%

into the clearing account controlled by the lender, and any funds received by the borrowers or the property manager are required to be deposited in the lockbox within two business days of receipt. During a Cash Management Trigger Event (as defined below), all funds in the clearing account are required to be transferred on a daily basis into a deposit account established and maintained by the lender, and applied to all required payments and reserves as set forth in The SoCal Portfolio Whole Loan documents. Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account is required to be disbursed to the borrower in accordance with The SoCal Portfolio Whole Loan documents. To the extent a SoCal Portfolio Trigger Period has occurred and is continuing, excess cash is held by the lender as an additional reserve. Upon an event of default under The SoCal Portfolio Whole Loan, the lender may apply funds held in such order of priority as it may determine.

A “Major Lease” means as to each individual property (i) any lease which, individually or when aggregated with all other leases at the applicable individual property with the same tenant or its affiliate, either (a) accounts for 15% or more of the total gross revenues for the applicable individual property (provided that such lease does not constitute a Major Lease if such lease accounts for less than 0.50% of the total gross revenues for the portfolio), or (b) demises 15,000 rentable square feet or more of the applicable individual property’s gross leasable area (provided that such lease does not constitute a major lease pursuant to this clause (b) if such lease demises less than 0.75% of the total rentable square feet for the portfolio), (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to purchase all or any portion of any individual property, (iii) any lease entered into during the continuance of an event of default and (iv) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i), (ii) and/or (iii) above.

A “Cash Management Trigger Event” will commence upon the earliest to occur of (i) an event of default, (ii) the net operating income debt yield, falling below 7.75% and will end upon (a) with respect to clause (i) above, the date on which such event of default is cured, (b) with respect to clause (ii) above, the net operating income debt yield being at least 8.0% for two consecutive calendar quarters. A cure of any Cash Management Trigger Event may occur no more than one time during the term of The SoCal Portfolio Whole Loan.

A “Trigger Period” will commence upon the earliest to occur of (i) an event of default, (ii) the net operating income debt yield, falling below 7.25% and will end upon (a) with respect to clause (i) above, the date on which such event of default is cured, (b) with respect to clause (ii) above, the net operating income debt yield being at least 7.5% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided that no event of default is then continuing under The SoCal Portfolio Whole Loan, The SoCal Portfolio Whole Loan documents permit a partial release of one or more of the individual SoCal Portfolio Properties at any time after the earlier of February 6, 2021 and the second anniversary of the securitization of the last piece of The SoCal Portfolio Whole Loan, subject to certain conditions, including, without limitation, the following: (i) delivery of defeasance collateral in an amount equal to the greater of (A) 120% of the allocated loan amount for the individual SoCal Portfolio Property to be released and (B) the net sales proceeds applicable to such property, (ii) as of the release date, after giving effect to the release, the debt yield for the remaining individual SoCal Portfolio Properties is at least equal to the greater of (x) the debt yield for all individual SoCal Portfolio Properties securing The SoCal Portfolio Whole Loan immediately prior to the release and (y) the debt yield of all SoCal Portfolio properties at origination of The SoCal Portfolio Whole Loan, (iii) as of the release date, after giving effect to the release, the loan-to-value ratio for the remaining individual SoCal Portfolio Properties is no greater than the lesser of (a) 59.5% and (b) the loan-to-value ratio for the individual SoCal Portfolio Properties securing The SoCal Portfolio Whole Loan immediately prior to the release date, as applicable, and (v) delivery to lender of a REMIC opinion and rating agency confirmation.

Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of The SoCal Portfolio Properties, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 6-month extended period of indemnity, with no deductible in excess of $25,000 (provided, however, that higher deductibles for damage caused by flood, earth movement, wind or terrorism are permitted so long as such higher deductibles are commercially reasonable 5% of the total insurable value of the applicable individual property with respect to flood, earth movement or wind). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

22 West 38th Street New York, NY 10018	Collateral Asset Summary – Loan No. 7 22 West 38th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,750,000 50.4% 1.43x 7.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

22 West 38th Street New York, NY 10018	Collateral Asset Summary – Loan No. 7 22 West 38th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,750,000 50.4% 1.43x 7.6%

22 West 38th Street
22 West 38th Street
New York, NY 10018
MANHATTAN
Midtown
East Side
Murray Hill
East River
Flatiron District
Bryant Park
Madison Square Park
St. Vartan's Park
Gramercy Park
ROCKEFELLER CENTER
TIMES SQUARE
HERALD SQUARE
Grand Central Terminal (Metro North)
Empire State Building
United Nations Headquarters
Penn Station
Madison Square Garden
LONG ISLAND RAILROAD
FERRY TO LONG ISLAND CITY
LIRR
Queens Midtown Tunnel
FDR Drive
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
W. 57th St.
E. 57th St.
W. 42nd St.
E. 42nd St.
W. 34th St.
E. 34th St.
W. 23rd St.
W. 21st St.
Upper West Side
Upper East Side
Central Park
QUEENS
West New York
North Bergen
Weehawken
Union City
Hoboken
NEW JERSEY
JERSEY CITY
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District
BROOKLYN
Brooklyn Heights
Park Slope
Williamsburg
Long Island City
Astoria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

22 West 38th Street New York, NY 10018	Collateral Asset Summary – Loan No. 7 22 West 38th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,750,000 50.4% 1.43x 7.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	New York, NY 10018
				General Property Type:	Office
Original Balance:	$34,750,000			Detailed Property Type:	CBD
Cut-off Date Balance:	$34,750,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.1%			Year Built/Renovated:	1912/2017
Loan Purpose:	Refinance			Size:	69,026 SF
Borrower Sponsors:	Mark Goldberg; Andrew Wrublin; David Karmi			Cut-off Date Balance per SF:	$503
				Maturity Date Balance per SF:	$503
Mortgage Rate:	5.0500%			Property Manager:	Dalan Management Associates, Inc. (borrower-related)
Note Date:	2/9/2018
First Payment Date:	4/6/2018
Maturity Date:	3/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions:	LO (24); DEF (92); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI:	$2,624,600
Additional Debt Type:	N/A			UW NOI Debt Yield:	7.6%
Additional Debt Balance:	N/A			UW NOI Debt Yield at Maturity:	7.6%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR:	1.43x
Reserves(1)				Most Recent NOI(2):	$1,055,235 (12/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(2):	$374,904 (12/31/2016)
RE Tax:	$131,473	$32,868	N/A	3rd Most Recent NOI(2):	$520,126 (12/31/2015)
Insurance:	$39,241	$4,360	N/A	Most Recent Occupancy(3)(4):	100.0% (1/1/2018)
Replacements:	$0	$863	$31,062	2nd Most Recent Occupancy(5):	72.4% (12/31/2017)
TI/LC:	$0	$5,764	$207,428	3rd Most Recent Occupancy(5):	84.6% (12/31/2016)
Free Rent:	$713,119	$0	N/A	Appraised Value (as of):	$69,000,000 (1/4/2018)
Payment Reserve:	$148,271	$0	N/A	Cut-off Date LTV Ratio:	50.4%
Outstanding TI/LC:	$812,446	$0	N/A	Maturity Date LTV Ratio:	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,750,000	100.0%	Loan Payoff:	$30,033,758	86.4%
			Reserves:	$1,844,550	5.3%
			Closing Costs:	$752,794	2.2%
			Return of Equity:	$2,118,897	6.1%
Total Sources:	$34,750,000	100.0%	Total Uses:	$34,750,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	See “Cash Flow Analysis” Table.

(3)	Most Recent Occupancy includes two tenants totaling 11,762 SF (approximately 17.0% of NRA) who are not yet in occupancy. The 22 West 38th Street Property (as defined below) was 100.0% leased as of 1/1/2018.

(4)	Occupancy increased from 2017 to UW due to the leasing up of 35,286 SF (approximately 51.1% of building net rentable area) since 2017.

(5)	2nd Most Recent Occupancy and 3rd Most Recent Occupancy represent the average occupancy for their respective calendar years.

The Mortgage Loan. The seventh largest mortgage loan (the “22 West 38th Street Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $34,750,000. The 22 West 38th Street Mortgage Loan is secured by a first priority fee mortgage encumbering a 69,026 SF office property located in New York, New York (the “22 West 38th Street Property”). The proceeds of the 22 West 38th Street Mortgage Loan were used to pay off existing debt, fund upfront reserves, pay closing costs, and return equity to the borrower.

The Borrowers and the Borrower Sponsors. The borrowers are DE Allerton Ave. Associates LLC, DE 38th Street Owners LLC and DE DK 38th Street LLC as tenants-in-common (collectively, the “22 West 38th Street Borrower”). Each is a single-purpose Delaware limited liability company, with one independent director. The borrower sponsors and non-recourse carveout guarantors are Mark Goldberg, Andrew Wrublin and David Karmi, joint and severally. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in the Preliminary Prospectus.

Andrew Wrublin is a founder and principal of Dalan Management Associates, Inc (“Dalan”), which is a real estate investment and management firm that owns, operates, and manages a portfolio of multifamily and commercial properties in New York, Phoenix, Washington DC and Los Angeles. Dalan owns

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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22 West 38th Street New York, NY 10018	Collateral Asset Summary – Loan No. 7 22 West 38th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,750,000 50.4% 1.43x 7.6%

and operates over fifty properties comprised of approximately 1,500 residential units and 100 commercial units, which include across more than 1,500,000 SF. Mr. Wrublin has over thirty years of experience as a real estate investor. Mark Goldberg has worked with Mr. Wrublin since 1978.

David Karmi founded Karmi Associates in 1967, which was a real estate development company that focused on residential and commercial spaces in New York City, Staten Island and Brooklyn. He was responsible for the construction of 210 single-family homes, 733 apartment units, along with an industrial building and a 33,000 SF office and retail condominium complex. In 1997, Mr. Karmi merged his business and become a majority owner in the Treeline Companies. As of loan origination, Treeline Companies owns more than 2 million SF in the New York tri-state area.

The Property. The 22 West 38th Street Property is a 69,026 SF 12-story Class B office building in the Midtown office market of Manhattan. The 22 West 38th Street Property is located on the south side of West 38th Street between Fifth Avenue and Avenue of the Americas. The improvements on the 22 West 38th Street Property were built in 1912 and most recently renovated in 2017. The 22 West 38th Street Property consists of 64,691 SF of office space and 4,335 SF of retail space. As of January 1, 2018, the 22 West 38th Street Property was 100.0% leased to six office and two retail tenants.

Major Tenant.

Knotel Inc. (35,286 SF, 51.1% of NRA, 48.7% of underwritten base rent). Founded in 2015, Knotel Inc. (“Knotel”) is a co-working facility, which focuses on companies up to 200 employees growing quickly but not wanting the obligations of a traditional long-term office lease. This is unlike other co-working companies, which lease single desks or cubes. Knotel offers flexible terms with interior design teams to work with the client’s budget to facilitate the customization of the client’s space. Knotel provides branded spaces for companies and supports everyday business needs. Knotel has 35 locations and 600,000 SF of office space in New York City and San Francisco and executed leases at the 22 West 38th Street Property between August 2016 and February 2018, which all expire in March 2033. In February 2017, Knotel reportedly closed a $25 million Series A financing round from investors including Invest AG (lead), Bloomberg Beta, 500 Startups, Observer Capital, and Rocket Internet among others.

The following table presents certain information relating to the leases at the 22 West 38th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Knotel	NR/NR/NR	35,286	51.1%	$1,755,890	48.7%	$49.76	3/31/2033
Michael Allen Group	NR/NR/NR	5,881	8.5%	$240,000	6.6%	$40.81	3/31/2019
Vested	NR/NR/NR	5,881	8.5%	$282,288	7.8%	$48.00	12/17/2020
Vestwell Inc.(2)	NR/NR/NR	5,881	8.5%	$288,169	8.0%	$49.00	5/31/2021
RTTS Inc.(3)	NR/NR/NR	5,881	8.5%	$276,407	7.7%	$47.00	6/30/2023
Subtotal/Wtd. Avg.		58,810	85.2%	$2,842,754	78.8%	$48.34
Remaining Tenants(4)		10,216	14.8%	$766,364	21.2%	$75.01
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		69,026	100.0%	$3,609,118	100.0%	$52.29

(1)	Information is based on the underwritten rent roll.

(2)	The borrower is currently building out the Vestwell Inc. space (5,881 SF), and the tenant is expected to take occupancy in April 2018. Vestwell Inc. can terminate the lease if the build out is not complete by April 30, 2018.

(3)	The borrower is currently building out the RTTS Inc. space (5,881 SF), and the tenant is expected to take occupancy April 1, 2018. Rent will abate for one additional day for every day by which the build out period is extended past April 1, 2018.

(4)	Includes two retail tenants totaling approximately 4,335 SF paying a weighted average UW Base Rent of $90.42 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

22 West 38th Street New York, NY 10018	Collateral Asset Summary – Loan No. 7 22 West 38th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,750,000 50.4% 1.43x 7.6%

The following table presents certain information relating to the lease rollover schedule at the 22 West 38th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	5,881	8.5%	8.5%	$40.81	$240,000	6.6%	6.6%
2020	1	5,881	8.5%	17.0%	$48.00	$282,288	7.8%	14.5%
2021	1	5,881	8.5%	25.6%	$49.00	$288,169	8.0%	22.5%
2022	1	2,352	3.4%	29.0%	$53.00	$124,668	3.5%	25.9%
2023	2	11,762	17.0%	46.0%	$55.33	$650,756	18.0%	43.9%
2024	0	0	0.0%	46.0%	$0.00	$0	0.0%	43.9%
2025	0	0	0.0%	46.0%	$0.00	$0	0.0%	43.9%
2026	1	1,983	2.9%	48.9%	$134.82	$267,347	7.4%	51.3%
2027	0	0	0.0%	48.9%	$0.00	$0	0.0%	51.3%
2028 & Beyond	6	35,286	51.1%	100.0%	$49.76	$1,755,890	48.7%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	13	69,026	100.0%		$52.29	$3,609,118	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The 22 West 38th Street Property is located in the Times Square South Office Submarket within the Midtown Office Market in Manhattan. According to the appraisal, the 22 West 38th Street Property is located 0.3 miles from the Times Square subway station, which was the busiest subway station in New York City in 2016 serving over 70 million riders. The station features eleven subway lines including N, Q, R, S, 1, 2, 3, 7, A, C and E. The 22 West 38th Street Property is located only 0.7 miles from Pennsylvania Station, the largest passenger transportation facility in North America, accommodating over 650,000 passengers per day. The 22 West 38th Street Property is located 0.6 miles from Port Authority Bus Terminal, which served 66 million passengers in 2014. According to the appraisal, the estimated 2017 population a one-mile driving distance of the 22 West 38th Street Property was 180,593 and the estimated median household income within the same radius was $120,680.

According to the appraisal, the concluded office market rent for the 22 West 38th Street Property was $55 PSF (floors 2-11) and $65 PSF (Penthouse), which is approximately 13.8% and 2.1% greater than UW base rents of $48.34 PSF (floors 2-11) and $63.65 PSF (Penthouse), respectively. Also according to the appraisal, the concluded retail market rent was $130 PSF, which is 43.8% greater than the weighted average UW base rent for the retail space at the 22 West 38th Street Property of $90.42 PSF. The appraiser concluded a submarket vacancy of 3.5% after sampling 31 competitive office buildings in the Times Square South Office Submarket. The 22 West 38th Street Property was 100.0% leased as of January 1, 2018.

The following table presents recent leasing data at competitive office buildings with respect to the 22 West 38th Street Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
22 West 38th Street New York, NY	1912	69,026(1)	Various(1)	69,026(1)	Various(1)	Various(1)	$52.29(1)	Gross
20 West 37th Street New York, NY	1912	91,600	Worthy	7,100	June 2017	5.0 Yrs.	$52.00	Gross
330 West 34th Street New York, NY	1925	688,881	HomeAdvisor.com	43,000	May 2017	10.7 Yrs.	$62.00	Gross
130 West 42nd Street New York, NY	1917	130,927	WeWork	64,390	February 2017	15.8 Yrs.	$57.00	Gross
240 West 35th Street New York, NY	1924	165,696	Newsday LLC	10,100	January 2017	10.5 Yrs.	$52.00	Gross
25 West 45th Street New York, NY	1912	195,463	Covenant Review	8,669	December 2016	7.3 Yrs.	$56.50	Gross

Source: Appraisal unless noted otherwise

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

22 West 38th Street New York, NY 10018	Collateral Asset Summary – Loan No. 7 22 West 38th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,750,000 50.4% 1.43x 7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 22 West 38th Street Property:

Cash Flow Analysis
	2015	2016	2017	UW	UW PSF
Gross Potential Rent(1)	$1,255,133	$1,342,395	$2,754,539	$3,609,118	$52.29
Total Recoveries	$47,909	$0	$96,984	$210,645	$3.05
Total Other Income	$0	$0	$6,946	$0	$0.00
Less Vacancy & Credit Loss	($65,152)	$0	($983,114)	($190,988)	($2.77)
Percentage Rent	$0	$0	$0	$0	$0.00
Effective Gross Income	$1,237,890	$1,342,395	$1,875,355	$3,628,775	$52.57
Total Operating Expenses	$717,764	$967,491	$820,120	$1,004,176	$14.55
Net Operating Income(2)	$520,126	$374,904	$1,055,235	$2,624,600	$38.02
Capital Expenditures	$0	$0	$0	$10,354	$0.15
TI/LC	$0	$0	$0	$69,169	$1.00
Net Cash Flow(2)	$520,126	$374,904	$1,055,235	$2,545,077	$36.87

Occupancy %	92.0%	84.6%	72.4%	95.0%(3)
NOI DSCR	0.29x	0.21x	0.59x	1.48x
NCF DSCR	0.29x	0.21x	0.59x	1.43x
NOI Debt Yield	1.5%	1.1%	3.0%	7.6%
NCF Debt Yield	1.5%	1.1%	3.0%	7.3%

(1)	UW Gross Potential Rent includes contractual rent steps through September 2018 totaling $72,937.

(2)	Net Operating Income and Net Cash Flow increased from 2016 to UW due to the leasing up of 60,793 SF (approximately 88.1% of building net rentable area) since 2016.

(3)	UW Occupancy % is based on underwritten economic vacancy of 5.0%. The 22 West 38th Street Property was 100.0% leased as of January 1, 2018.

Escrows and Reserves. At origination, the 22 West 38th Street Borrower deposited (i) 131,473 into a tax escrow, (ii) $39,241 into an insurance escrow, (iii) $713,119 into a free rent escrow, (iv) $812,446 into an outstanding TI/LC escrow and (v) $148,271 for the first month of debt service. On a monthly basis, the 22 West 38th Street Borrower is required to deposit into the appropriate reserves (i) $32,868 for ongoing taxes, (ii) $4,360 for ongoing insurance premiums, (iii) $863 for ongoing capital expenditures, subject to a $31,062 cap and (iv) $5,764 for ongoing TI/LCs, subject to a $207,428 cap.

Lockbox and Cash Management. The 22 West 38th Street Mortgage Loan provides for a springing lockbox and springing cash management. Following the occurrence and continuance of a Cash Sweep Event (as defined below), the 22 West 38th Street Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account and funds in the lockbox account are required to be transferred to the cash management account on a daily basis. All funds in the cash management are required to be applied on each monthly payment date in accordance with the 22 West 38th Street Mortgage Loan documents.

A “Cash Sweep Event” occurs when (i) an event of default occurs under the 22 West 38th Street Mortgage Loan documents or property management agreement, (ii) the debt service coverage ratio for the 22 West 38th Street Property falls below 1.25x, (iii) any tenant under a lease which covers more than 40% of rentable space or constitutes more than 40% of total annual rents (“Significant Tenant”) (a) vacates, surrenders or ceases to conduct its normal business operations or otherwise “goes dark” including subleasing substantially all of its leased premises or (b) notifies the 22 West 38th Street Borrower, property manager or any affiliate of the 22 West 38th Street Borrower or property manager that it intends to cease to conduct normal business hours at substantially all of its premises, (iv) a Significant Tenant (or parent company of a Significant Tenant) becomes insolvent or a debtor in a bankruptcy action, (v) twelve months prior to the expiration of a Significant Tenant’s lease, (vi) a Significant Tenant terminates or cancels its lease or notifies the 22 West 38th Street Borrower, property manager or any affiliate of the 22 West 38th Street Borrower or manager of its intent to terminate or cancel its lease. A Cash Sweep Event will continue until: in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, the debt service coverage ratio is greater than 1.30x for two consecutive quarters, in regard to clause (iii) above, the date the applicable Significant Tenant has reopened for business and conducted normal business operations at substantially all of its premises and paid full, unabated rent under its lease for two consecutive quarters, in regard to clause (iii)(b) above, the date the applicable Significant Tenant has revoked or rescinded such notice and has satisfied the conditions specified with respect to clause (iii)(a) above, following such revocation or rescission, in regard to clause (iv) above, the date the applicable Significant Tenant or parent company of such Significant Tenant becomes solvent to lender’s reasonable satisfaction for two consecutive quarters or is no longer a debtor in any bankruptcy action and affirms its lease pursuant to a final non-appealable order of a court of competent jurisdiction, and in regard to clause (v) and (vi) above, the date the lender receives evidence that the 22 West 38th Street Borrower has entered into a new lease or leases with the Significant Tenant or a replacement tenant, which is in occupancy of its premises, open for business and paying rent.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 22 West 38th Street Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

8400 Edes Avenue Oakland, CA 94621	Collateral Asset Summary – Loan No. 8 Radisson Oakland	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 62.0% 1.53x 12.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

8400 Edes Avenue Oakland, CA 94621	Collateral Asset Summary – Loan No. 8 Radisson Oakland	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 62.0% 1.53x 12.4%

Radisson Oakland
8400 Edes Avenue
Oakland, CA 94621
OAKLAND
Piedmont
Moraga
CONTRA COSTA COUNTY
ALAMEDA COUNTY
Alameda
San Leandro
Castro Valley
San Lorenzo
Hayward
Downtown
Chinatown
Lake Merritt
Shepard Canyon Park
Chabot Space & Science Center
Redwood Regional Park
Holy Names University
Merritt College
Mills College
Highland Hospital
Laney College
Jack London Square
Marina Village Shopping Center
Alameda South Shore Center
Eastmont Town Center
Oracle Arena
Oakland-Alameda Co. Coliseum
Oakland Zoo
Knowland Park
Sequoyah Country Club
Anthony Chabot Reg. Park
Upper San Leandro Reservoir
Lake Chabot
Lake Chabot Golf Course
Bay Farm Island
Chuck Corica Golf Complex
Oakland International Airport
Metropolitan Golf Links
Marina Square
Kaiser Permanente San Leandro Med. Ctr.
San Leandro Marina
Marina Park
Tony Lema Golf Course
Greenhouse Marketplace Shopping Ctr.
Bayfair Center
Fairmont Hospital
Hayward Executive Airport
San Francisco Bay
MACARTHUR
19TH ST.
12TH ST.
LAKE MERRITT
FRUITVALE
OAKLAND COLISEUM
SAN LEANDRO
BAYFAIR
BART
AMTRAK CAPITAL CORRIDOR
Oakland Ave.
Broadway
Park Blvd.
Lincoln Ave.
MacArthur Fwy
MacArthur Blvd.
Warren Fwy
Pinehurst Rd.
Canyon Rd.
Redwood Rd.
Skyline Blvd.
14th Ave.
International Blvd.
Fruitvale Ave.
35th Ave.
High St.
Foothills Blvd.
73rd Ave.
98th Ave.
E. 14th St.
Bancroft Ave.
Keller Ave.
Dutton Ave.
Lincoln Ave.
Clement Ave.
Encinal Ave.
Otis Ave.
Versailles Ave.
Doolittle Dr.
Nimitz Fwy
Marina Blvd.
Grant Ave.
Bockman Rd.
Hesperian Blvd.
24
580
980
13
880
185
61
238
Fairfield
Vallejo
Novato
San Rafael
Corte Madera
Mill Valley
Sausalito
Richmond
Berkeley
Pittsburg
Martinez
Concord
Pleasant Hill
Walnut Creek
Antioch
Lafayette
Alamo
Danville
San Ramon
Dublin
Livermore
Pleasanton
SAN FRANCISCO
Daly City
Pacifica
Millbrae
Hillsborough
Belmont
San Mateo
Hayward
Union City
Fremont
Redwood City
Newark
Mtn. View
Palo Alto
Sunnyvale
Santa Clara
SAN JOSE
Milpitas
Woodside
Portola Valley
Cupertino
Saratoga
Los Gatos
Half Moon Bay
San Pablo Bay
Pacific Ocean
SONOMA COUNTY
NAPA COUNTY
SOLANO COUNTY
MARIN COUNTY
SAN MATEO COUNTY
SANTA CLARA COUNTY
Oakland Intl. Airport
San Francisco Intl. Airport
San Jose Intl. Airport
Moffett Federal Airfield

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

8400 Edes Avenue Oakland, CA 94621	Collateral Asset Summary – Loan No. 8 Radisson Oakland	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 62.0% 1.53x 12.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Oakland, CA 94621
				General Property Type:	Hospitality
Original Balance:	$31,000,000			Detailed Property Type:	Full Service
Cut-off Date Balance:	$31,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.7%			Year Built/Renovated:	1963/2016
Loan Purpose:	Refinance			Size:	266 Rooms
Borrower Sponsor:	Nupenbhai D. Patel			Cut-off Date Balance per Room:	$116,541
Mortgage Rate:	6.0180%			Maturity Date Balance per Room:	$98,917
Note Date:	3/5/2018			Property Manager:	Oakland Hotels, LLC (borrower-related)
First Payment Date:	4/6/2018
Maturity Date:	3/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,837,427
Seasoning:	0 months			UW NOI Debt Yield:	12.4%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity:	14.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.53x
Additional Debt Type:	N/A			Most Recent NOI:	$3,631,416 (1/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,312,092 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves(1)				Most Recent Occupancy:	69.2% (1/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	66.0% (12/31/2017)
RE Tax:	$41,267	$13,756	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$29,448	$5,890	N/A	Appraised Value (as of):	$50,000,000 (1/10/2018)
FF&E:	$0	(1)	N/A	Cut-off Date LTV Ratio:	62.0%
Seasonality Reserve:	$30,000	Springing	$30,000	Maturity Date LTV Ratio:	52.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	100.0%	Loan Payoff:	$27,173,566	87.7%
			Closing Costs:	$369,558	1.2%
			Reserves:	$100,715	0.3%
			Return of Equity:	$3,356,162	10.8%
Total Sources:	$31,000,000	100.0%	Total Uses:	$31,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Historical cash flows and occupancy information are unavailable as the Radisson Oakland Property opened in December of 2016.

The Mortgage Loan. The eighth largest mortgage loan (the “Radisson Oakland Mortgage Loan”) is evidenced by a promissory note with an original principal amount of $31,000,000, secured by the fee interest in a 266-room full service hospitality property located in Oakland, California (the “Radisson Oakland Property”) under the Carlson flag. The proceeds of the Radisson Oakland Mortgage Loan were used to refinance an existing loan, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsors. The borrower is Oakland Alameda Hotels LLC (the “Radisson Oakland Borrower”), a single purpose Delaware limited liability company, with two independent directors. The non-recourse carveout guarantor and borrower sponsor is Nupenbhai D Patel. A non-consolidation opinion has been delivered in connection with the origination of the Radisson Oakland Mortgage Loan. Mr. Patel has fourteen years of experience managing and operating hospitality properties and currently manages and owns five hotels, including the Radisson Oakland Property. The Radisson Oakland Borrower and non-recourse carveout guarantor are recourse for the last $1,000,000 of the Radisson Oakland Mortgage Loan.

The Property. The Radisson Oakland Property is a 266-room, six-story, full service hotel located in Oakland, California, approximately 2.0 miles from Oakland International Airport, approximately 5.9 miles from downtown Oakland, and approximately 12.5 miles from San Francisco. The Radisson Oakland Property was originally constructed in 1963 as a Holiday Inn. The Radisson Oakland Property was not operational from 2010 to 2016, during which time approximately $8.1 million ($30,608 per key) was spent to completely renovate the Radisson Oakland Property. The Radisson Oakland Property reopened in December 2016 as a full service Radisson hotel. The Radisson Oakland Property is subject to a franchise agreement with Radisson Hotels International, Inc., which expires in 2036. The franchisor has the option to terminate the franchise agreement exercisable every five years commencing in December 2021.

The guestroom mix includes 168 king-bedrooms, 71 double/queen bed-rooms and 27 suites. In-room amenities include a work area with chair, nightstand, LCD flat screen TV, microwave, mini-refrigerator and coffee maker. The suites feature additional living space. The Radisson Oakland Property amenities

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

8400 Edes Avenue Oakland, CA 94621	Collateral Asset Summary – Loan No. 8 Radisson Oakland	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 62.0% 1.53x 12.4%

include an outdoor swimming pool, fitness center, business center, RBG Bar & Grill, Starbucks a complimentary airport shuttle and 6,862 SF of meeting and banquet space. Parking is provided by 325 surface level parking spaces or 1.22 parking spaces per room.

According to the appraisal, the Radisson Oakland Property generates approximately 35.0% of its room revenue from corporate demand, approximately 40.0% from a transient demand and approximately 25.0% from group demand.

A summary of the Radisson Oakland Property historical performance is provided below:

Radisson Oakland Market Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Radisson Oakland(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2015 TTM	79.2%	$145.99	$115.61	N/A	N/A	N/A	N/A	N/A	N/A
12/31/2016 TTM	81.2%	$152.70	$123.94	21.4%	$116.46	$24.93	26.4%	76.3%	20.1%
12/31/2017 TTM	81.4%	$153.46	$124.93	67.4%	$116.34	$78.41	82.8%	75.8%	62.8%

Source: Industry Report

(1)	The competitive set includes Red Lion Hotel Oakland International Airport, Hilton Oakland Airport, Best Western Plus Airport Inn & Suites, Holiday Inn Express & Suites Oakland Airport, Courtyard Oakland Airport, Holiday Inn Hotel & Suites Oakland Airport.

(2)	The Radisson Oakland Property opened in December 2016 and performance has been stabilizing during 2017.

The Market. The Radisson Oakland Property is located within Oakland, and is approximately 2.0 miles from the Oakland International Airport. Primary access to the Radisson Oakland Property is provided by Interstate 880 located 0.1 miles from the Radisson Oakland Property and the Bay Area Transit (BART) system located at the Oakland International Airport. Interstate 880 is a north-south thoroughfare running approximately 46 miles from its southern terminus in San Jose, California to its northern terminus in Oakland, California. The BART provides transportation to the San Francisco Bay Area with a terminal located at the Oakland International Airport. The BART operates five routes on 104 miles of track connecting 44 stations and provides access to local cities in Alameda, Contra Costa, and San Mateo Counties. According to the appraisal, Oakland reported a population of 422,846 in 2016, an 8.2 percent increase from 2010.

According to the appraisal, more than twelve million passengers passed through the Oakland International Airport in 2016, which was a 7.7% increase from 2015. Major employers within the city of Oakland include Kaiser Permanente, the Oakland Unified School District and the County of Alameda, which are located 3.7 miles, 3.3 miles and 6.8 miles, respectively from the Radisson Oakland Property providing 12,287, 5,080 and 4,490 jobs, respectively.

According to the appraisal, there are no new hotels planned for the Oakland airport submarket.

Competitive properties to the Radisson Oakland Property are shown in the table below:

Competitive Set
Property	Rooms	Year Built	2017 Occupancy	2017 Average ADR	2017 RevPAR
Radisson Oakland	266	1963	67.4%	$116.34	$78.41
Red Lion Hotel Oakland International Airport	189	1970	75.0%-80.0%	$115.00-$120.00	$85.00-$90.00
Hilton Oakland Airport	360	1970	80.0%-85.0%	$170.00-$175.00	$135.00-$140.00
Best Western Plus Airport Inn & Suites	76	2001	80.0%-85.0%	$125.00-$130.00	$100.00-$105.00
Holiday Inn Express & Suites Oakland Airport	95	2001	85.0%-90.0%	$155.00-$160.00	$135.00-$140.00
Courtyard Oakland Airport	156	2001	85.0%-90.0%	$170.00-$175.00	$150.00-$155.00
Holiday Inn Hotel & Suites Oakland Airport	146	2008	80.0%-85.0%	$145.00-$150.00	$120.00-$125.00

Sources: Appraisal and third party hospitality research report

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

8400 Edes Avenue Oakland, CA 94621	Collateral Asset Summary – Loan No. 8 Radisson Oakland	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 62.0% 1.53x 12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Radisson Oakland Property.

Cash Flow Analysis(1)
	2015	2016	2017	1/31/2018 TTM	UW(3)	UW per Room
Occupancy	N/A	N/A	66.0%	69.2%	70.4%
ADR	N/A	N/A	$118.74	$117.63	$121.38
RevPAR	N/A	N/A	$78.42	$81.38	$85.46

Rooms Revenue	N/A	N/A	$7,613,321	$7,900,735	$8,297,095	$31,192
Food & Beverage	N/A	N/A	$1,614,281	$1,765,287	$1,777,024	$6,681
Other Income(2)	N/A	N/A	$106,098	$111,412	$203,868	$766
Total Revenue	N/A	N/A	$9,333,701	$9,777,434	$10,277,987	$38,639
Total Expenses	N/A	N/A	$6,021,609	$6,146,018	$6,440,560	$24,213
Net Operating Income	N/A	N/A	$3,312,092	$3,631,416	$3,837,427	$14,426
FF&E	N/A	N/A	$0	$0	$411,119	$1,546
Net Cash Flow	N/A	N/A	$3,312,092	$3,631,416	$3,426,308	$12,881

NOI DSCR	N/A	N/A	1.48x	1.63x	1.72x
NCF DSCR	N/A	N/A	1.48x	1.63x	1.53x
NOI Debt Yield	N/A	N/A	10.7%	11.7%	12.4%
NCF Debt Yield	N/A	N/A	10.7%	11.7%	11.1%

(1)	Limited financial information is available as the Radisson Oakland Property opened in December 2016 after undergoing renovations.

(2)	Other Income includes revenue from a Starbucks kiosk and 6,862 SF of meeting and banquet space.

(3)	The Radisson Oakland Mortgage Loan was underwritten based on an adjusted T12, which was based on a budget for February and March 2018 and T12 actuals for April 2017 through January 2018 as the property opened December 2016 and performance has been stabilizing during 2017.

Escrows and Reserves. At origination, the Radisson Oakland Borrower deposited (i) $41,267 into a tax escrow (ii) $29,448 into an insurance escrow, and (iii) $30,000 into a seasonality reserve. On a monthly basis, the Radisson Oakland Borrower is required to deposit into the appropriate reserves (i) $13,756 for ongoing taxes and (ii) $5,890 for ongoing insurance premiums. The Radisson Oakland Borrower is required to deposit one-twelfth of 2.0% of gross revenues in year 1 and 2, 3.0% of gross revenue in year 3 and 4.0% of gross revenue for the remainder of the Radisson Oakland Mortgage Loan term for ongoing FF&E. In addition, if in November of each calendar year, the seasonality reserve is below the seasonality reserve cap of $30,000, the Radisson Oakland Borrower will be required to replenish the reserve to the capped amount.

Lockbox and Cash Management. The Radisson Oakland Mortgage Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below).

A “Cash Management Trigger Event” will occur (i) if an event of default occurs under the Radisson Oakland Mortgage Loan or the property management agreement, (ii) if the debt service coverage ratio falls below 1.45x, (iii) twelve months prior to the scheduled expiration date of the franchise agreement, or (iv) upon the delivery of notice by the franchisor of any termination of the franchise agreement or of any breach or default by the Radisson Oakland Borrower under the franchise agreement that, with the passage of time or delivery of notice, could result in the termination of such agreement.

A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default or replacement of the property management agreement, as applicable, in regard to clause (ii) above, the debt service coverage ratio being in excess of 1.50x for two consecutive quarters, in regard to clause (iii) and clause (iv) above, either (1) receipt of satisfactory evidence that the hotel management/franchise agreement is in full force and effect with no default thereunder or (2) Radisson Oakland Borrower having entered into a replacement franchise/management agreement.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Radisson Oakland Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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91

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 9 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 60.0% 2.24x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 9 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 60.0% 2.24x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 9 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 60.0% 2.24x 11.8%

Dracut
Nashua Rd
Donohue Rd
Parker Ave
Pleasant St
113
Willard St
Arlington St
Sunrise Shopping Center
38
Lakeview Ave
University Ave
Lowell-Dracut-Tyngsboro State Forest
Hildreth St
Gage Park
Burgess Farm Rd
VFW Hwy
UMass at Lowell-North Campus
UMass at Lowell-East Campus
Mammoth Rd
Varnum Ave
Merrimack Ave
Merrimack River
Christian Hill Park
Bridge St
Tsongas Center at UMass Lowell
113
Lowell General Hospital
Pawtucket Falls and Damn
Pawtucket St
Merrimack St
Boott Cotton Mills Museum
BRIDGE ST BRIDGE
110
Fletcher St
Varnum Ave
UMass at Lowell-South Campus
Downtown
Lowell General Hospital Saints Campus
133
Lowell Memorial Auditorium
Andover St
113
Broadway St
Lowell National Historic Park
Pawtucket Blvd
Merrimack River
Nesmith St
Wentworth Ave
Hovey St
ROURKE BRIDGE
Middlesex St
LOWELL
Gorham St
Middlesex St
Middlesex Plaza
LOWELL
Rogers St
Cawley Memorial Stadium
3A
Princeton Blvd
Westford St
MACOM Technology Solutions
Fort Hill Park
38
Princeton Blvd
3A
Shedd Park
Stadium Plaza Shopping Center
Pine St
3A
North Rd
Nashua, NH 14 miles
Eastgate Plaza
Moore St
Boylston St
CrossPoint
900 Chelmsford Street
Lowell, MA 01851
Parker St
Lawrence St
Lowell Connector
MBTA
Chelmsford Plaza
Drum Hill Shopping Center
Shop 'n Save Plaza
3
Stevens St
110
Boston Rd
495
Gorham St
Whipple Rd
MIDDLESEX COUNTY
Stedman St
AvCarb Material Solutions
Coca Cola
Swan St
North Rd
East Gate Plaza
Segue Manufacturing
Tewksbury
Spectro Scientific
4
Radio Waves Inc.
Gorham St
Concord River
Potpourri Group Inc.
Dalton Rd
Chelmsford Mall
Locke Rd
Chelmsford
495
MBTA LOWELL LINE
Megellan Diagnostics
3
AECOM Environment
3A
High St
Verizon Communication
Esco Calibration Laboratory
Brick Kiln Rd
NORTH BILLERICA
Turnpike Rd
Comet Products
UTC Aerospace Systems
Lowell St
Chelmsford Rd
Billerica
Mill Rd
ZOLL Medical Corporation
Warren Manning State Forest
Pollard St
Treble Cove Plaza
Boston Rd
3
3A
Rangeway Rd
Treble Cove Rd
Bridle Rd
Boston 25 miles
Claremont
MAINE
Rochester
NEW HAMPSHIRE
Concord
Portsmouth
Keene
Manchester
Hampton
Merrimack
Newburyport
Atlantic Ocean
Nashua
Haverhill
Lawrence
Lowell
Fitchburg
Gloucester
Peabody
Leominster
Burlington
Salem
MASS.
Lynn
Massachusetts Bay
Cambridge
BOSTON
Newton
Worcester
Framingham
Quincy
CAPE COD NATIONAL SEASHORE
Brockton
Provincetown
Woonsocket
Plymouth
Taunton
Cape Cod Bay
CONN.
Providence
Pawtucket
Cranston
RHODE ISLAND
Warwick
Fall River
New Bedford
Barnstable
Harwich
Chatham

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 9 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 60.0% 2.24x 11.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Lowell, MA 01851
				General Property Type:	Office
Original Balance(1):	$30,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$30,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	1979/2017
Loan Purpose(2):	Acquisition			Size:	1,320,254 SF
Borrower Sponsors:	William H. Kremer; Samuel T. Byrne			Cut-off Date Balance per SF(1):	$114
Mortgage Rate:	4.73400%			Maturity Date Balance per SF(1):	$114
Note Date:	1/16/2018			Property Manager:	ALP CrossPoint Manager LLC
First Payment Date:	3/4/2018
Maturity Date:	2/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$17,661,721
Prepayment Provisions(3)(4):	LO (25); DEF (89); O (6)			UW NOI Debt Yield(1):	11.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.24x
Additional Debt Balance(1)(4)(5):	$120,000,000			Most Recent NOI(6):	$11,312,928 (11/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	$6,360,488 (12/31/2016)
Reserves(5)				3rd Most Recent NOI(7):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.4% (1/11/2018)
RE Tax:	$240,000	$240,000	N/A	2nd Most Recent Occupancy:	63.7% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	67.0% (12/31/2015)
Replacements:	$0	$18,703	N/A	Appraised Value (as of):	$250,000,000 (1/8/2018)
TI/LC:	$0	$110,021	$3,960,762	Cut-off Date LTV Ratio(1):	60.0%
Kronos Free Rent Reserve:	$6,500,000	$0	N/A	Maturity Date LTV Ratio(1):	60.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$150,000,000	63.7%	Purchase Price(2):	$227,200,000	96.5%
Borrower Equity	$85,555,563	36.3%	Reserves:	$6,740,000	2.9%
			Closing Costs:	$1,615,563	0.7%
Total Sources:	$235,555,563	100.0%	Total Uses:	$235,555,563	100.0%

(1)	The original principal balance represents a portion of the CrossPoint Whole Loan (as defined below), which is comprised of 10 pari passu promissory notes with an aggregate original principal balance of $150,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the CrossPoint Whole Loan.

(2)	Anchor Line, an affiliate of the CrossPoint manager, was part of the prior ownership structure of the CrossPoint Property and has retained an approximate 3.5% ownership stake in conjunction with the acquisition.

(3)	Partial release of a one-acre parcel is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of March 4, 2018. Following the lockout period, the CrossPoint Borrower (as defined below) has the right to defease the CrossPoint Whole Loan in whole or in part (as described below under “Releases of Property”), on any date before September 4, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) March 4, 2021.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in NOI from 2016 to 11/30/2017 TTM is primarily associated with an increase in occupancy from 63.7% to 95.4%. In May 2016, Kronos executed a new 12-year lease for 505,664 SF (38.3% of NRA).

(7)	The borrower sponsors acquired the CrossPoint Property in January 2018. As a result, historical financials prior to 2016 are unavailable.

The Mortgage Loan. The ninth largest mortgage loan (the “CrossPoint Mortgage Loan”) is part of a whole loan (the “CrossPoint Whole Loan”) with an aggregate original principal balance of $150,000,000. The CrossPoint Whole Loan is secured by a first priority mortgage encumbering the CrossPoint Borrower’s fee interest in four interconnected Class A office towers totaling 1,320,254 SF located in Lowell, MA (the “CrossPoint Property”).

Promissory Notes A-4 and A-8, with an aggregate original principal balance of $30,000,000, collectively represent the CrossPoint Mortgage Loan and will be included in the UBS 2018-C9 Trust. Promissory Notes A-2, A-3, and A-9, with an aggregate original principal balance of $50,000,000, were contributed in the UBS 2018-C8 Trust. The CrossPoint Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C8 Trust until the controlling pari passu Promissory Note A-1 is securitized, whereupon the CrossPoint Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the remaining promissory notes, which were either previously securitized or are currently held by Deutsche Bank AG, New York Branch and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 9 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 60.0% 2.24x 11.8%

CrossPoint Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	Deutsche Bank AG, New York Branch	Yes
Note A-2	$25,000,000	$25,000,000	UBS 2018-C8	No
Note A-3	$20,000,000	$20,000,000	UBS 2018-C8	No
Note A-4	$20,000,000	$20,000,000	UBS 2018-C9	No
Note A-5	$15,000,000	$15,000,000	CGCMT 2018-B2(1)	No
Note A-6	$10,000,000	$10,000,000	CGCMT 2018-B2(1)	No
Note A-7	$10,000,000	$10,000,000	Deutsche Bank AG, New York Branch	No
Note A-8	$10,000,000	$10,000,000	UBS 2018-C9	No
Note A-9	$5,000,000	$5,000,000	UBS 2018-C8	No
Note A-10	$5,000,000	$5,000,000	Deutsche Bank AG, New York Branch	No
Total	$150,000,000	$150,000,000

(1)	Promissory Note A-5 and Note A-6 are expected to be contributed to CGCMT 2018-B2, which is expected to close on or about March 20, 2018.

The proceeds of the CrossPoint Whole Loan, along with approximately $85.6 million of borrower equity, were used to acquire the CrossPoint Property, fund reserves of approximately $6.74 million, and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is CH LH CrossPoint Owner LLC (the “CrossPoint Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The borrower sponsors of the CrossPoint Whole Loan are Samuel T. Byrne and William H. Kremer. The initial nonrecourse carveout guarantors of the CrossPoint Loan are Samuel T. Byrne and Brian Chaisson (the “Initial Guarantors”) on a joint and several basis. The Initial Guarantors did not sign an indemnity to cover any breach of the environmental covenants; however, the borrower obtained environmental insurance in lieu of the typical indemnity and the CrossPoint Whole Loan documents provide for springing recourse to the Initial Guarantors with respect to environmental matters if at any time the environmental policy ceases to remain in full force and effect. In addition, the CrossPoint Whole Loan documents do not provide for recourse to the guarantors for certain loss recourse items. For additional information, see “Description of the Mortgage Pool—Environmental Considerations” and “—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The CrossPoint Whole Loan documents provide that one or more of the Initial Guarantors may be replaced from time to time by a replacement guarantor, provided that, among other things, that the replacement guarantor, in the aggregate with any other replacement or remaining guarantors, has a net worth of not less than $50,000,000, and, if such replacement guarantor is not a natural person, liquid assets of at least $5,000,000. In connection with the origination of the CrossPoint Whole Loan, Lighthouse Real Estate Holdings LLC (“Lighthouse”) contributed $82.1 million to the CrossPoint Borrower in exchange for a 91.73% equity interest.  In certain circumstances, Lighthouse has the right to buy out the Initial Guarantors’ interest in the CrossPoint Borrower. In connection with the origination of the CrossPoint Whole Loan, the lender determined that Lighthouse satisfies the conditions set forth in the CrossPoint Whole Loan documents to become a replacement guarantor, provided there is no material and adverse change with respect to Lighthouse as of the date of the replacement of one or more of the Initial Guarantors.

Samuel T. Byrne and William Kremer are managing partners and co-founders of Cross Harbor Capital Partners, LLC (“Cross Harbor”), a Boston-based real estate private equity firm founded in 1993. Cross Harbor develops and manages private equity investment products in three principal business areas: real assets, distressed securities and mezzanine capital and has invested in more than $13 billion of commercial real estate on behalf of a diversified group of endowments, foundations, public and corporate pension plans, financial institutions, family offices, and sovereign entities.

Brian Chaisson is a founder and managing partner of Anchor Line Partners, LLC (“Anchor Line”). Anchor Line, an affiliate of the CrossPoint Property manager and part of the property ownership structure prior to the sale of the CrossPoint Property to the CrossPoint Borrower, has retained an approximate 3.5% ownership stake in the CrossPoint Property conjunction with the acquisition. Anchor Line is a Boston-based company that focuses on core plus, value add, and opportunistic investment opportunities in the commercial real estate sector. Brian Chaisson has served in senior positions across multiple real estate finance platforms, including as a principal of Cross Harbor and as the Regional Director in Boston for Tishman Speyer.

The Property. The CrossPoint Property consists of three Class A multi-tenanted office towers (Tower 1, Tower 2 and Tower 3), and one vacant 13,700 SF single-story building on the northeast corner, across 42.9 acres in Lowell, Massachusetts. Towers 1 & 3 each consist of 13 floors while Tower 2 has 14 floors, resulting in a total of 40 floors and 1,320,254 SF. The CrossPoint Property was constructed between 1979 and 1985 and recently underwent a large-scale renovation totaling $76.3 million in capital expenditures and leasing costs that was completed in 2017. The renovation included an exterior wall reconstruction to increase square footage and improve natural light penetration, a lobby renovation, HVAC upgrades and relocation, electrical system upgrades, and the addition of the fitness center and cafeteria.

The CrossPoint Property is a Class A property that features a range of amenities including (i) Fuel, a 16,186 SF dining facility, (ii) Flex, a 7,027 SF fitness facility that includes a weight room, gaming center, yoga classes, and golf-simulator, (iii) Lawn, a 16,811 SF conference facility that includes two auditoriums (500 and 200 seats) and three conference rooms (50, 30, and 20 seat rooms) and (iv) a basketball court. In addition, the CrossPoint Property has tenants that provide additional amenities including (i) Little Sprouts, a 12,768 SF day-care facility that has a 215 child capacity and (ii) Tavern in the Square, an 8,385 SF restaurant located on the main floor of Tower 3, with 2017 gross sales of $6,152,608 (2.7% occupancy cost).

The CrossPoint Property is located between entrance points to U.S. Route 3 (the Northwest Expressway), State Route 2B (the Lowell Connector), and Interstate-495, providing access to transportation throughout New England. The CrossPoint Property provides for approximately 4,000 parking spaces, 306 of which are contained in an attached two-level garage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 9 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 60.0% 2.24x 11.8%

The CrossPoint Property benefits from an easement agreement with the owner of an adjacent parcel that provides 2,745 parking spaces on approximately 27 acres. Any amendments to the parking easement agreement are subject to (i) the lender’s prior written approval and (ii) compliance with zoning laws and ordinances.

The CrossPoint Property is currently 95.4% leased to 21 tenants, with major national tenants such as Kronos (38.3%% of NRA; rated BB/B2/NR by Fitch/Moody’s/S&P), Verizon (23.9% of NRA; rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P), Arris Technology (10.9% of NRA; rated NR/Ba3/BB by Fitch/Moody’s/S&P), and Vantiv eCommerce (4.8% of NRA).

Major Tenants.

Kronos Incorporated (505,664 SF, 38.3% of NRA, 37.8% of underwritten base rent, rated B+/B1/B by Fitch/Moody’s/S&P). Kronos Incorporated (“Kronos”), which leases all of Tower 1 and portions of Towers 2 and 3, is a provider of workforce management and human capital management cloud solutions for businesses, healthcare providers, educational institutions, and government agencies of all sizes. Tens of thousands of organizations, including more than half of the Fortune 1000 and more than 40 million people in over 100 countries use Kronos every day. Founded in Lowell in 1977, Kronos recently relocated its headquarters back to Lowell by executing a 12-year lease in May 2016 at the CrossPoint Property. In conjunction with its headquarters relocation, Kronos invested approximately $12.0 million and according to the borrower sponsors, Kronos plans to grow its corporate headquarters’ employee count from 1,600 to 2,000. Additionally, the tenant received a $33.0 million tenant improvement package from the prior owner that included structural and base system upgrades. The tenant improvement allowance granted to tenant has been disbursed in full by the landlord under the Kronos lease.

In the event the CrossPoint Borrower intends to sell the CrossPoint Property, Kronos has a right of first offer to purchase the CrossPoint Property. The right to purchase does not apply to a sale pursuant to an exercise of a power of sale, foreclosure by mortgage, delivery of a deed in lieu of foreclosure or any ensuing sale of the CrossPoint Property after the CrossPoint Property is relinquished by the CrossPoint Borrower as a result of the aforementioned events. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Additionally, Kronos has a right of first offer to lease any space that becomes available at the CrossPoint Property subject to conditions set forth in the Kronos lease and the prior rights of certain tenants, including Verizon with respect to a portion of the CrossPoint Property. In December 2016, Kronos exercised this right and leased an additional 37,554 SF suite on the 12th floor of Tower 3.

In conjunction with its new lease and the relocation of its corporate headquarters to the CrossPoint Property, the city of Lowell granted Kronos a tax exemption through a tax incentive financing (“TIF”) agreement. The 12-year agreement provides the tenant with a tax exemption and in return the tenant is required to, among other things, (i) create 400 new jobs at the CrossPoint Property, (ii) work with UMass Lowell & other local colleges to hire Lowell residents and (iii) invest $18.5 million of capital improvements into the building. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Verizon New England (314,981 SF, 23.9% of NRA, 21.5% of underwritten base rent, rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P). Verizon New England Inc., a subsidiary of Verizon Communications Inc. (“Verizon”) (NYSE: VZ), provides voice, data, and video services to homes and businesses in Massachusetts. The Verizon lease is not guaranteed by its parent company. Verizon offers fiber optics Internet, TV, and digital voice services; Internet; and wireless 4G LTE services, utilizes six floors at the CrossPoint Property for engineering, sales and management while the remaining four floors are call centers.

Verizon has been a tenant at the CrossPoint Property since 1994, and has expanded its space by over 220,000 SF since then. According to the tenant, Verizon has invested $20.0-$25.0 million into its space. As of January 2018, Verizon had a market cap of approximately $217 billion. Verizon has a right of first offer on certain vacant space within the CrossPoint Property. Additionally, Verizon has the right to terminate up to 222,601 SF of its space effective on 12/31/2020 and/or 92,380 SF of its space effective 5/31/2021, in each case, by giving notice on or before 12/31/2019, and subject to payment of a termination fee.

Arris Technology, Inc. (143,594 SF, 10.9% of NRA, 10.4% of underwritten base rent, rated NR/Ba3/BB by Fitch/Moody’s/S&P). Arris Technology, Inc. (“Arris”) (NASDAQ: ARRS) is a world leader in entertainment and communications technology. Arris provides a diverse array of different communications and multimedia solutions including content security, UltraHD TV, cloud-based DVR services, and high-bandwidth Wi-Fi, along with many others. At the CrossPoint Property, Arris utilizes its space as a research and testing center for TV, Internet, and cloud-based products. As of January 26 2018, Arris had a market cap of approximately $4.7 billion.

The remaining tenants include a mix of national and local office tenants such as the U.S. Internal Revenue Service, Vantiv eCommerce, Captivate LLC, Persivia, and Jabra, among others. These remaining tenants comprise 22.4% of the NRA and 30.3% of the UW base rent. Of the 1,320,254 SF at the CrossPoint Property, approximately 40,024 SF represents amenities that include an auditorium, a conference center, a cafeteria, and a fitness center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 9 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 60.0% 2.24x 11.8%

The following table presents certain information relating to the leases at the CrossPoint Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Kronos Incorporated(4) (6)	B+/B1/B	505,664	38.3%	$7,837,792	37.8%	$15.50	2/6/2029
Verizon New England(5)	A-/Baa1/BBB+	314,981	23.9%	$4,453,589	21.5%	$14.14	12/31/2023(6)
Arris Technology, Inc.	NR/Ba3/BB	143,594	10.9%	$2,145,286	10.4%	$14.94	4/30/2027
Vantiv eCommerce, LLC	NR/NR/NR	63,924	4.8%	$1,534,176	7.4%	$24.00	12/31/2021
United States of America (GSA) - IRS	AAA/Aaa/AA+	36,752	2.8%	$1,266,958	6.1%	$34.47	8/14/2026(7)
Subtotal/Wtd. Avg.		1,064,915	80.7%	$17,237,801	83.2%	$16.19
Remaining Tenants(8)		194,688	14.7%	$3,487,858	16.8%	$17.92
Vacant Space		60,651	4.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,320,254	100.0%	$20,725,659	100.0%	$16.45

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Kronos Incorporated has a free rent period through February 2019. An upfront reserve of $6.5 million was taken for Kronos Incorporated’s free rent period.

(5)	Annual UW Base Rent for Verizon New England represents the average rent for the tenant through its lease expiration. Verizon New England’s current annual rent is $4,165,349 ($13.22 PSF).

(6)	Verizon New England has 222,601 SF that expires on 12/31/2023 and 92,380 SF that expires on 5/21/2024. Verizon New England has the right to terminate up to 222,601 SF of its space effective on 12/31/2020 and 92,380 SF of its space effective 5/31/2021 by giving notice on or before 12/31/2019, subject to a termination fee of $10.2 million (assuming both rights are exercised). In the event Verizon New England exercises this right, the CrossPoint Whole Loan provides for a cash sweep.

(7)	United States of America (GSA) - IRS may terminate its lease after June 1, 2021 by giving 180 days’ notice.

(8)	Approximately 40,024 SF of Remaining Tenants represents amenities that include: a cafeteria, an auditorium, a conference center and a fitness center. These spaces are represented as occupied square footage with no rent attributed.

The following table presents certain information relating to the lease rollover schedule at the CrossPoint Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	800	0.1%	0.1%	$72.47	$57,980	0.3%	0.3%
2018	1	17,876	1.4%	1.4%	$21.35	$381,653	1.8%	2.1%
2019	0	0	0.0%	1.4%	$0.00	$0	0.0%	2.1%
2020	0	0	0.0%	1.4%	$0.00	$0	0.0%	2.1%
2021	4	115,962	8.8%	10.2%	$24.36	$2,824,426	13.6%	15.7%
2022	0	0	0.0%	10.2%	$0.00	$0	0.0%	15.7%
2023	12	263,535	20.0%	30.2%	$15.25	$4,018,053	19.4%	35.1%
2024	5	109,030	8.3%	38.4%	$16.12	$1,757,684	8.5%	43.6%
2025	0	0	0.0%	38.4%	$0.00	$0	0.0%	43.6%
2026	3	57,905	4.4%	42.8%	$29.41	$1,702,786	8.2%	51.8%
2027	5	143,594	10.9%	53.7%	$14.94	$2,145,286	10.4%	62.2%
2028	0	0	0.0%	53.7%	$0.00	$0	0.0%	62.2%
2029	17	505,664	38.3%	92.0%	$15.50	$7,837,792	37.8%	100.0%
Thereafter(4)	5	45,237	3.4%	95.4%	$0.00	$0	0.0%	100.0%
Vacant	0	60,651	4.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	53	1,320,254	100.0%		$16.45	$20,725,659	100.00%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Approximately 40,024 SF represents amenities that include: cafeteria, auditorium, a conference center and a fitness center. Approximately 5,213 SF represents the management office. These spaces are represented as occupied square footage with no rent attributed.

The Market. The CrossPoint Property is situated between entrance points to U.S. Route 3 (the Northwest Expressway), State Route 2B (the Lowell Connector), and Interstate-495 in Lowell, MA. These access points allow for transportation throughout New England for the tenants and their employees. As of 2017, the population within a 5-mile radius of the CrossPoint Property is 205,069 residents, with a median household income of $70,638, above the national average of $59,039, and in-line with the median household income in the State of Massachusetts at $72,266.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 9 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 60.0% 2.24x 11.8%

According to a third party research report, the CrossPoint Property is located in the Lowell/Chelmsford submarket of the Greater Boston office market. Overall, the Lowell/Chelmsford submarket has a supply of 19.7 million SF of office space and average asking rents of $18.68 PSF, as of Q3 2017. Of the 19.7 million SF of office space in the submarket, approximately 4.9 million SF are Class A properties, and the CrossPoint Property represents a significant portion of the 4.9 million SF supply. This class A submarket has average asking rents of $20.79 PSF and vacancy of 16.1%, as of Q3 2017.

A broader search of Class A, multi-tenanted buildings with rentable SF equal to or greater than 200,000 SF in the suburbs to the west and north/northeast of the Boston CBD yielded a competitive set of 15.5 million SF across 49 buildings, recording a vacancy rate of 8.0% and average rent of $26.65 PSF.

The appraiser identified six comparable office leases signed between 2015 and 2017 relative to the leases signed at the CrossPoint Property. The comparable set had leases ranging from $10.40 to $18.59 PSF on an adjusted basis, with an average of $16.44 PSF, in-line with UW base rent of $16.45 PSF at the CrossPoint Property.

The following table presents certain information relating to the directly competitive buildings with respect to the CrossPoint Property:

Comparable Office Buildings
Property Name	Location	Distance from Subject	Net Rentable Area (SF)	Tenant	SF Leased	Rent PSF	Adjusted Rent PSF
CrossPoint Property	Lowell, MA	-	1,320,254(1)			$16.45(1)	$16.45(1)
Westford Technology Park	Westford, MA	5.5 miles	162,000	Aspect Software Inc.	29,930	$22.00	$14.03
Connector Park	Lowell, MA	0.2 miles	199,783	Altranais Home Care	2,351	$18.50	$11.48
Westford Technology Park	Westford, MA	5.5 miles	162,000	Akamai Technologies	42,286	$22.75	$13.65
Altid Business Park	Chelmsford, MA	1.7 miles	131,430	Comcast	131,430	$16.25	$18.59
1 Executive Drive	Chelmsford, MA	0.5 miles	111,454	Spectro	7,201	$19.50	$10.40
Chelmsford Office & Reserve Park	Chelmsford, MA	1.0 mile	293,422	HNTB Corporation	21,018	$14.00	$14.70
Total/Wtd. Avg.(2)			176,682		39,036	$18.08	$16.44

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the CrossPoint Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the CrossPoint Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016	11/30/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$11,610,171	$15,907,616	$21,725,968	$16.46
Total Recoveries	N/A	N/A	$5,783,881	$7,648,558	$11,478,465	$8.69
Percentage Rent	N/A	N/A	$0	$0	$0	$0.00
Other Income(3)	N/A	N/A	$671,090	$812,877	$854,767	$0.65
Less Vacancy & Credit Loss(4)	N/A	N/A	$0	$0	($2,656,355)	($2.01)
Effective Gross Income	N/A	N/A	$18,065,142	$24,369,051	$31,402,846	$23.79
Total Operating Expenses	N/A	N/A	$11,704,653	$13,056,123	$13,741,126	$10.41
Net Operating Income	N/A	N/A	$6,360,488	$11,312,928	$17,661,721	$13.38
Capital Expenditures	N/A	N/A	$0	$0	$224,443	$0.17
TI/LC	N/A	N/A	$0	$0	$1,320,254	$1.00
Net Cash Flow(5)	N/A	N/A	$6,360,488	$11,312,928	$16,117,023	$12.21

Occupancy %	N/A	N/A	63.7%	95.4%	92.0%
NOI DSCR(6)	N/A	N/A	0.88x	1.57x	2.45x
NCF DSCR(6)	N/A	N/A	0.88x	1.57x	2.24x
NOI Debt Yield(6)	N/A	N/A	4.2%	7.5%	11.8%
NCF Debt Yield(6)	N/A	N/A	4.2%	7.5%	10.7%

(1)	The borrower sponsors acquired the CrossPoint Property in January 2018. As a result, historical financials prior to 2016 are unavailable.

(2)	UW Gross Potential Rent is based on the underwritten rent roll with vacant spaces grossed up to market rents and includes (i) rent steps through January 2019 of $804,117 and (ii) average rent for Verizon totaling $288,240.

(3)	Other Income includes contractual income for antenna leases as well as parking income, among other things.

(4)	Vacancy is underwritten to 8.0% economic vacancy, which is in line with the appraiser’s vacancy conclusion of 8.0%. As of January 11, 2018, the CrossPoint Property was 95.4% occupied.

(5)	The increase in Net Cash Flow from 2016 to 11/30/2017 TTM is primarily associated with an increase in occupancy from 63.7% in December 2016 to 95.4% in January 2018. In May 2016, Kronos executed a new 12-year lease for 505,664 SF (38.3% of NRA).

(6)	Debt service coverage ratios and debt yields are based on the CrossPoint Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 9 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 60.0% 2.24x 11.8%

Escrows and Reserves. At loan origination, the CrossPoint Borrower deposited in escrow: (i) $240,000 for annual real estate taxes, and (ii) $6,500,000 into the Kronos Free Rent Reserve for outstanding free rent associated with the Kronos lease. The CrossPoint Borrower is required to escrow monthly (i) $240,000 towards annual estimated tax payments, (ii) $18,703 towards replacement reserves and (iii) $110,021 for tenant improvements and leasing commissions, which monthly deposits are subject to a cap of $3.96 million, provided that the cap will apply only so long as (a) at least 88.0% of the NRA of the CrossPoint Property improvements are occupied excluding any tenants that are the subject of a bankruptcy action, have gone-dark in more than 25% of their premises or vacated their respective premises, have given notice of their intent not to renew their respective leases (if the then-current term of such leases will expire within 12 months of the applicable determination date) or have leases which are expiring within twelve months of the applicable date of determination), and (b) the DSCR is at least 1.75x.

Lockbox and Cash Management. The CrossPoint Whole Loan provides for a hard lockbox (which is in place) and springing cash management, which will commence during the continuance of a Cash Management Period (as defined below). During the continuance of a Cash Management Period, funds deposited into the lockbox account will be swept daily into the cash management account and all excess funds in the cash management account (after distribution of monthly amounts due under the CrossPoint Whole Loan) will be retained by the lender.

A “Cash Management Period” will commence upon (i) an event of default, (ii) the occurrence of a bankruptcy action with respect to the CrossPoint Borrower, guarantor or any additional required special purpose entity, (iii) failure after the end of one calendar quarter to maintain a DSCR of at least 1.50x (a “DSCR Trigger”), until the DSCR is at least 1.50x for two consecutive quarters, or (iv) any Lease Trigger Period (as defined below). In addition, the CrossPoint Borrower may terminate a Cash Management Period triggered by a DSCR Trigger upon the deposit with lender of the amount that would, if applied to prepay the CrossPoint Whole Loan, as determined by lender, result in a DSCR of 1.50x.

A “Lease Trigger Period” will commence (i) upon the earlier of (a) 12 months prior to the lease expiration under any of the Kronos or Verizon leases or any replacement lease for at least 150,000 SF of the space currently leased to Kronos or Verizon or under which the applicable tenant pays rent with respect to space currently leased to Kronos or Verizon which accounts for 10% or more of gross income from operations for the CrossPoint Property (Kronos and Verizon and any tenant under any such replacement lease, an “Occupancy Reserve Tenant”), or (b) the date on which any Occupancy Reserve Tenant delivers notice or otherwise indicates its intention not to renew its lease at the CrossPoint Property; (ii) at such time, if ever, as any Occupancy Reserve Tenant (A) declares bankruptcy, (B) gives notice of its intent to terminate or not renew its lease or (C) goes-dark with respect to 15% or more of its leased premises or vacates or gives notice of its intent to vacate its demised premises and either (y) such Occupancy Reserve Tenant (or any guarantor of such tenant’s lease) no longer receives an investment grade unsecured long-term debt rating, or (z) such tenant is not obligated to continue to pay full, unabated rent under its lease, or (iii) February 6, 2027; except the Lease Trigger Period will be suspended if the Lease Trigger Period (a) arises under clause (i) or (ii) and the DSCR is at least 1.75x (excluding rents from the applicable Occupancy Reserve Tenant and any other tenants that are the subject of a bankruptcy action, have gone-dark in more than 25% of their premises or vacated their respective premises, have given notice of their intent not to renew their respective leases (if the then-current term under such leases expires within twelve months of the applicable date of determination) or have leases that are expiring within twelve months of the applicable date of determination), and (b) arises under clause (ii)(C) and the Occupancy Reserve Tenant that triggered the Lease Trigger Period is operating in at least 50% of its premises and the balance of available funds in the Occupancy Reserve is at least equal to $35 PSF for the aggregate total square feet demised under such tenant’s lease.

During the continuance of a Cash Management Period (other than a Cash Management Period triggered by an Event of Default or bankruptcy action with respect to CrossPoint Borrower, guarantor or any other required special purpose entity), the excess cash flow will be held by the lender in an “Occupancy Reserve” and disbursed to the CrossPoint Borrower for (a) approved leasing expenses incurred in connection with the re-tenanting of the Verizon and/or Kronos premises, as applicable, (b) approved leasing expenses incurred with respect to other vacant premises at the CrossPoint Property if funds then on deposit in the rollover reserve are insufficient, and/or (c) approved capital expenditures incurred if funds then on deposit in the replacement reserve are insufficient. During the continuance of a Cash Management period triggered by an event of default or a bankruptcy action with respect to CrossPoint Borrower, guarantor or any other required special purpose entity, all excess funds will be retained by lender as additional collateral for the CrossPoint Whole Loan.

Partial Release: The CrossPoint Borrower may obtain the release of a one-acre parcel on the CrossPoint Property that includes a vacant one-story 13,700 SF (1% of NRA) building located on the northeast corner of the CrossPoint Property, upon, among other things, the delivery of defeasance collateral in an amount equal to $1,440,000. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Terrorism Insurance. The CrossPoint Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the CrossPoint Whole Loan documents

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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101

5005 Losee Road North Las Vegas, NV 89081	Collateral Asset Summary – Loan No. 10 Norterra Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 50.3% 2.20x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

5005 Losee Road North Las Vegas, NV 89081	Collateral Asset Summary – Loan No. 10 Norterra Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 50.3% 2.20x 10.5%

Norterra Apartments
5005 Losee Road
North Las Vegas, NV 89081
NORTH LAS VEGAS
LAS VEGAS
Sunrise Manor
CLARK COUNTY
DOWNTOWN
LAS VEGAS STRIP
Bruce Woodbury Beltway
VA Southern Nevada Health Care
North Las Vegas Readiness Center
Sysco Las Vegas
Las Vegas Motor Speedway
GE Transportation
Nellis Small Arms Range
Park Central Plaza
Amazon Fulfillment Center LAS6
Shadow Creek Golf Course
Sparks
Tectonics
Cannery Corner
Cannery Casino & Hotel
Craig Ranch Regional Park
Asher Plaza
North Mesa Plaza
Comm. College of Southern Nevada-Cheyenne Campus
Nellis Air Force Base
Sunrise Vista Golf Course
Cheyenne Plaza
North Las Vegas Airport
Bigelow Aerospace
North Vista Hospital
Las Vegas Golf Club
Loma Vista Shopping Center
Nevada State Museum
Meadows Mall
Springs Preserve
Valley Medical Center Hospital
Golden Nugget
Fremont St. Experience
Clark County Govt. Center
Las Vegas City Hall
Cashman Field Center Stadium
Las Vegas Premium Outlets
Desert Pines Golf Club
Bonanza Nellis Shopping Ctr.
Charleston Commons
Nellis Crossing
University Medical Ctr.
Westland Fair
Sahara Pavilion
Stratosphere Tower
Charleston Plaza
McCarran Intl. Airport 4 miles
Desert Rose Golf Course
Washburn Rd
Lone Mountain Rd
Craig Rd
Alexander Rd
Gowan Rd
Cheyenne Ave
Carey Ave
Lake Mead Blvd
Owens Ave
Washington Ave
Bonanza Rd
Stewart Ave
Charleston Blvd
Oakey Blvd
St. Louis Ave
Sahara Ave
Alta Dr
Fremont St
Losee Rd
Pecos Rd
Lamb Blvd
Donovan Way
Range Rd
Las Vegas Blvd
N. Las Vegas Blvd
LV Blvd
Revere St
Commerce St
Clayton St
Simmons St
Rancho Dr
MLK Blvd
Civic Ctr. Dr
Bruce St
Eastern Ave
Mojave Rd
Nellis Blvd
Maryland Pkwy
15
93
95
215
515
573
574
604
147
612
159
582
589
NORTH LAS VEGAS
SPRING MTS.
Summerlin
LAS VEGAS
Downtown
Winchester
Sunrise Manor
MUDDY MTS.
LV Strip
CLARK COUNTY
Enterprise
HENDERSON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

5005 Losee Road North Las Vegas, NV 89081	Collateral Asset Summary – Loan No. 10 Norterra Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 50.3% 2.20x 10.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	North Las Vegas, NV 89081
				General Property Type:	Multifamily
Original Balance:	$30,000,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$30,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	2007/N/A
Loan Purpose:	Acquisition			Size:	426 Units
Borrower Sponsor(1):	CFHZ Arrow Canyon, LLC			Cut-off Date Balance per Unit:	$70,423
Mortgage Rate:	4.54950%			Maturity Date Balance per Unit:	$70,423
Note Date:	2/15/2018			Property Manager:	Mission Rock Residential, LLC (borrower-related)
First Payment Date:	4/6/2018
Maturity Date:	3/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,157,409
Seasoning:	0 month			UW NOI Debt Yield:	10.5%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	2.20x
Additional Debt Type:	N/A			Most Recent NOI:	$3,008,137 (11/30/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,572,017 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,412,635 (12/31/2015)
Reserves(2)				Most Recent Occupancy:	94.4% (12/11//2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	89.4% (12/31/2016)
RE Tax:	$30,535	$30,535	N/A	3rd Most Recent Occupancy:	86.2% (12/31/2015)
Insurance:	$45,410	$11,352	N/A	Appraised Value (as of):	$59,700,000 (1/17/2018)
CapEx:	$213,000	$0	N/A	Cut-off Date LTV Ratio:	50.3%
Replacements:	$213,000	Springing	N/A	Maturity Date LTV Ratio:	50.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	48.9%	Purchase Price:	$59,650,000	97.1%
Borrower Equity:	$31,402,702	51.1%	Closing Costs:	$1,250,757	2.0%
			Reserves:	$501,945	0.8%
Total Sources:	$61,402,702	100.0%	Total Uses:	$61,402,702	100.0%

(1)	The borrower sponsor is an affiliate of Cantor Commercial Real Estate Lending L.P., the loan seller, Cantor Fitzgerald & Co., the underwriter, and Berkeley Point, LLC, a primary servicer or limited sub servicer for certain loans included in the UBS 2018-C9 Trust. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” in the Preliminary Prospectus.

(2)	See “Escrows and Reserves” below for further discussion of the reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Norterra Apartments Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $30,000,000. The Norterra Apartments Mortgage Loan is secured by a first priority mortgage encumbering the borrower’s fee simple interest in a 426-unit, multifamily property located in North Las Vegas, Nevada (the “Norterra Apartments Property”). The proceeds of the Norterra Apartments Mortgage Loan, along with $31,402,702 of borrower equity, were used to acquire the Norterra Apartments Property for $59,650,000, fund reserves of $501,945, and pay closing costs of $1,250,757.

The Borrower and the Borrower Sponsor. The borrower is CF Arrow Canyon Multifamily DST (the “Norterra Apartments Borrower” or the “Borrower”), a single purpose Delaware statutory trust, structured to be bankruptcy-remote, with one (1) independent director in its organizational structure. The nonrecourse carve-out guarantor is CF Real Estate Holdings, LLC, a Delaware limited liability company (the “Guarantor”), which is owned directly by Cantor Fitzgerald Investors, LLC (“Cantor Investors”). The Guarantor and Cantor Investors are each an affiliate of Cantor Commercial Real Estate Lending L.P., the loan seller, Cantor Fitzgerald & Co., the underwriter, and Berkeley Point, LLC, a primary servicer or limited sub servicer for certain loans included in the UBS 2018-C9 Trust. Cantor Investors is an affiliate of Cantor Fitzgerald, L.P. (“Cantor Fitzgerald”). Cantor Fitzgerald was founded in 1945 as an investment bank and brokerage business. Along with its subsidiaries and affiliates, Cantor Fitzgerald operates with 10,000 employees in 42 offices worldwide. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

CFHZ Arrow Canyon, LLC (the “Borrower Sponsor”) is a joint venture between HZ DST Arrow Canyon, LLC (“HZ DST”), with a 10% interest, and CF Arrow Canyon, LLC (“CFAC”), with a 90% interest; CFHZ Arrow Canyon Manager, LLC, is the manager of the Borrower Sponsor, subject to HZ DST’s consent over certain major decisions.

HZ DST is an affiliate of Hamilton Zanze (“Hamilton), a private, San Francisco-based real estate investment company that owns and operates apartment communities. Since its founding in 2001, Hamilton has acquired over $2.8 billion in multifamily assets, and the company currently owns and operates 83 properties (+17,900 units) across 10 states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

5005 Losee Road North Las Vegas, NV 89081	Collateral Asset Summary – Loan No. 10 Norterra Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 50.3% 2.20x 10.5%

The Property. The Norterra Apartments Property is a 426-unit multifamily garden apartment property located in North Las Vegas, Nevada. The Norterra Apartments Property consists of twenty (20) three-story apartment buildings, one (1) single story clubhouse/leasing office, three (3) single story pool/maintenance/restroom buildings, and two (2) mail rooms. The Norterra Apartment Property was constructed in 2007 and is situated on a 17.695-acre site. The common area amenities include two (2) pools, bocce ball, built-in BBQ’s, picnic areas, putting green, and a fitness center. The Norterra Apartments Property contains approximately 450 covered parking spaces and 400 open parking spaces, yielding a parking ratio of 2.0 spaces per unit. Unit features include an average unit size of 1,076 SF, patio/balcony, granite counters, and a full appliance package including a washer/dryer unit.

According to the Norterra Apartments Borrower rent roll, military personnel comprised approximately 20.9% of the tenant base at the Norterra Apartments Property. According to the Norterra Apartments Property’s current form lease, military personnel may terminate leases if they are on active duty in the U.S. Armed Forces. A tenant may also terminate if such tenant (i) is a member of the U.S. Armed Forces or reserves on active duty, (ii) a member of the National Guard called to active duty for more than thirty (30) days in response to a national emergency declared by the president, (iii) receives orders for permanent change-of-station, (iv) receive orders to deploy with a military unit or as an individual in support of a military operation for ninety (90) days or more, or (v) is relieved or released from active duty.

Norterra Apartments Historical Occupancy(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
90.0%	91.9%	91.8%	91.8%	91.9%	90.0%	93.4%	86.2%	89.4%	94.4%

(1)	Source: CoStar. Historical occupancy based on average CoStar occupancy for each quarter from years 2008-2014. Historical occupancy from 2015-2017 is based on the UW model.

The table below shows the consolidated unit mix at the Norterra Apartments Property:

Norterra Apartments Unit Mix Summary(1)
Floor Plan	No. of Units	% of Total Units	Occupied Total Units	Total Occupancy	Avg. Unit Size (SF)	Avg. UW Monthly Rent per Unit	Total Size (SF)
1 Bedroom A	72	16.9%	69	95.8%	750	$850	54,000
1 Bedroom B	37	8.7%	35	94.6%	995	$879	36,815
1 Bedroom C	71	16.7%	66	93.0%	1007	$907	71,497
2 Bedroom A	27	6.3%	24	88.9%	1057	$973	28,539
2 Bedroom B	57	13.4%	54	94.7%	1069	$950	60,933
2 Bedroom C	37	8.7%	35	94.6%	1188	$960	43,956
2 Bedroom D	71	16.7%	69	97.2%	1218	$1,003	86,478
3 Bedroom A	16	3.8%	15	93.8%	1367	$1,169	21,872
3 Bedroom B	32	7.5%	29	90.6%	1398	$1,173	44,736
3 Bedroom C	2	0.5%	2	100.0%	1554	$1,247	3,108
3 Bedroom D	4	0.9%	4	100.0%	1590	$1,280	6,360
Total/Wtd. Avg.	426	100.0%	402	94.4%	1,076	$961	458,294

(1)	Information is based on the underwritten model.

The Market. The Norterra Apartments Property is located in North Las Vegas, Nevada within Clark County in the northern portion of the Las Vegas Valley, approximately twelve (12) miles northwest of the Las Vegas Strip. In 2016, Las Vegas was ranked #18 on Forbes’ Fastest-Growing Cities list. Las Vegas has added jobs at an annual growth rate of 3.7% in the three years ending the third quarter of 2017. As of November 2017, the unemployment rate in Las Vegas was 5.2%, the lowest rate since November 2007. The submarket’s major employers include Cannery Hotel Casino, Mar Max, the VA Southern Nevada Hospital, College of Southern Nevada, Republic Services, U.S. Foods, Las Vegas Motor Speedway, and Nellis Air Force Base. Located within five miles of the Norterra Apartments Property, Nellis Air Force Base employs approximately 9,080 total military personnel.

According to the appraisal, the Norterra Apartments Property is located within the North Las Vegas submarket within Las Vegas metropolitan market. As of 3Q 2017, the North Las Vegas submarket had an inventory of 22,573 units with an average vacancy rate of 2.7%. Average asking rent in the submarket stood at $909 per unit. The Las Vegas metro market had a vacancy rate of 3.2% with an average asking rent of $937 per unit. According to the appraisal, the estimated 2016 population within a one-, three-, and five-mile radius of the Norterra Apartments Property was 22,497, 196,341, and 495,182 respectively, and the 2016 estimated average household income within the same one-, three-, and five-mile radius was $125,880, $121,573, and $115,869, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

5005 Losee Road North Las Vegas, NV 89081	Collateral Asset Summary – Loan No. 10 Norterra Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 50.3% 2.20x 10.5%

Rent Comparables to the Norterra Apartments Property are shown in the table below:

Norterra Apartments Rent Comparables
Bedroom Type	No. of Units(1)	Unit SF(1)	Avg. UW Rent Per Unit(1)	Avg. Comparable Monthly Rent Per Unit(2)
1 Bedroom A	72	750	$850	$860
1 Bedroom B	37	995	$879	$900
1 Bedroom C	71	1,007	$907	$925
2 Bedroom A	27	1,057	$973	$975
2 Bedroom B	57	1,069	$950	$1,000
2 Bedroom C	37	1,188	$960	$1,020
2 Bedroom D	71	1,218	$1,003	$1,050
3 Bedroom A	16	1,367	$1,169	$1,270
3 Bedroom B	32	1,398	$1,173	$1,275
3 Bedroom C	2	1,554	$1,247	$1,295
3 Bedroom D	4	1,590	$1,280	$1,305
Total/Wtd. Avg.	426	1,076	$961	$999

(1)	Information is based on the underwritten model.

(2)	Information is based on the appraisal.

The underwritten average rent for the Norterra Apartments Property is 3.8% below the average market rent.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Norterra Apartments Property:

Cash Flow Analysis
	2014(4)	2015	2016	11/30/2017 TTM	UW	UW per Unit
Gross Potential Rent(1)	N/A	$3,729,473	$4,039,936	$4,430,666	$4,950,997	$11,622
Total Other Income(2)	N/A	$600,242	$660,730	$652,021	$652,021	$1,531
Less Vacancy & Concessions	N/A	$0	$0	$0	($341,925)	($803)
Effective Gross Income	N/A	$4,329,715	$4,700,666	$5,082,688	$5,261,093	$12,350
Total Operating Expenses	N/A	$1,917,080	$2,128,649	$2,074,551	$2,103,684	$4,938
Net Operating Income	N/A	$2,412,635	$2,572,017	$3,008,137	$3,157,409	$7,412
Capital Expenditures	N/A	$0	$0	$0	$106,500	$250
Net Cash Flow	N/A	$2,412,635	$2,572,017	$3,008,137	$3,050,909	$7,162

Occupancy %	N/A	86.2%	89.4%	94.4%	94.6%(3)
NOI DSCR	N/A	1.74x	1.86x	2.17x	2.28x
NCF DSCR	N/A	1.74x	1.86x	2.17x	2.20x
NOI Debt Yield	N/A	8.0%	8.6%	10.0%	10.5%
NCF Debt Yield	N/A	8.0%	8.6%	10.0%	10.2%

(1)	Underwritten Gross Potential Rent is underwritten to the rent roll, which reflects physical occupancy of 94.4% as of December 11, 2017.

(2)	Total Other Income includes utility reimbursements (water, gas, and electric), renter fees, trash fees, corporate unit fees, pet fees, admin fees, cleaning fees, furniture rental and other miscellaneous fees.

(3)	Vacancy is underwritten to 5.4%, based on the underwritten rent roll.

(4)	The seller acquired the Norterra Apartments Property in 2014. As a result, 2014 historical financials are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

5005 Losee Road North Las Vegas, NV 89081	Collateral Asset Summary – Loan No. 10 Norterra Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 50.3% 2.20x 10.5%

Escrows and Reserves. At loan origination, the Norterra Apartments Borrower deposited (i) $30,535 upfront in escrow for annual real estate taxes, (ii) $45,410 upfront in escrow for annual insurance premiums, (iii) $213,000 upfront in escrow for a replacement reserve, and (iv) $213,000 upfront for additional capital expenditures. Additionally, the Norterra Apartments Borrower is required to escrow monthly (i) $30,535 for annual estimated tax payments, (ii) $11,352 for estimated insurance premiums, and (iii) replacement reserves of $250 per residential unit within the Norterra Apartments Property commencing on April 6, 2020 until April 6, 2022 and $325 per residential unit within the Norterra Apartments Property thereafter.

Lockbox and Cash Management. The Norterra Apartments Mortgage Loan is structured with a soft lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the occurrence of (i) any event of default or (ii) the failure by Norterra Apartments Borrower, after the end of two calendar quarters, to maintain a DSCR of at least 1.40x, or (iii) certain bankruptcy events of the Norterra Apartments Borrower, CF Arrow Canyon Master Tenant, LLC (“Master Tenant”), Norterra Apartments Borrower’s trustee, or the property manager, and will end if (1) in the case of the foregoing clause (i), lender accepts a cure of such event of default and no other event of default has occurred which is continuing, (2) in the case of certain bankruptcy events of the property manager, if the Norterra Apartments Borrower or Master Tenant (as the case may be) replaces such property manager in accordance with the requirements of the loan documents or if such bankruptcy event is discharged, stayed or dismissed within 90 days, or (3) in the case of the foregoing clause (ii), if the DSCR is at least 1.45x for two consecutive calendar quarters; provided that, (A) no event of default has occurred and (B) no event that would trigger another Cash Management Period has occurred. During a Cash Management Period, all excess cash is deposited into the excess cash reserve. Once collected, the excess cash is held by lender as additional security for the Loan. Upon termination of the Cash Management Period, provided that no other Cash Management Period has occurred and is continuing, the lender will disburse the excess cash to the Norterra Apartments Borrower.

Additional Secured Indebtedness. Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Transfers: In addition to standard transfer provisions, the Norterra Apartments Mortgage Loan documents contain broad rights to transfer direct or indirect interests in the Norterra Apartments Borrower to an entity controlled by Cantor Fitzgerald, L.P., subject to ongoing compliance with representations, delivery of certain legal opinions. The loan documents also provide for (i) the permitted transfer of beneficial Delaware statutory trust (“DST”) interests in the Norterra Apartments Borrower to accredited investors subject to on-going compliance with representations and (ii) under certain circumstances, the conversion of the DST to a newly formed, single purpose limited liability company.

Terrorism Insurance. The Norterra Apartments Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Norterra Apartments Mortgage Loan documents.

Delaware Statutory Trust. The Norterra Apartments Borrower is structured as a DST. The DST is structured with a trust agreement granting a trust manager the full power and authority to manage the Norterra Apartments Property and the activities and affairs of the Norterra Apartments Borrower. The trust manager is subject to certain DST restrictions, including, without limitation, the Norterra Apartments Borrower may not (i) accept future contributions once closed, (ii) renegotiate existing loans, (iii) reinvest proceeds from a sale, (iv) make capital expenditures beyond normal repairs and improvements, and (v) negotiate new leases. The loan documents permit the Norterra Apartments Borrower to convert from a DST to a Delaware limited liability company if, among other things, (A) the Master Tenant has failed to timely pay rent due under the Master Lease (as defined below) after the expiration of any applicable notice and cure provisions or (B) the trust manager determines that it is in the best interest of the Norterra Apartments Borrower to take an action that is in violation of the DST restrictions.

Master Lease. In order to accommodate the DST structure (and address the DST restrictions), the Norterra Apartments Borrower entered into a master lease (the “Master Lease”) with a Master Tenant which entity is owned and controlled by the Borrower Sponsor. Under the Master Lease, the entire Norterra Apartments Property is leased to the Master Tenant who subleases the residential units at the Norterra Apartments Property to the residential tenants. The lender may terminate the Master Lease upon, among things, a foreclosure. Rent under the Master Lease consists of: (x) base rent (equal to the debt service and other amounts owed monthly pursuant to the Norterra Apartments Mortgage Loan documents plus a portion of the targeted equity return and (y) percentage rent in an amount equal to 80% of the gross rent (which includes all rent or other revenues received by the Master Tenant from the operation of the Norterra Apartments Property), in excess of a baseline amount set forth in the Master Lease. The Master Lease expires after the maturity date of the Norterra Apartments Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 11 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.0% 1.46x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Oakland, CA 94605
				General Property Type:	Office
Original Balance(2):	$30,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(2):	$30,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	1965/2009
Loan Purpose:	Refinance			Size:	520,415 SF
Borrower Sponsor:	Vertical Ventures Capital, LLC			Cut-off Date Balance per SF(2):	$108
Mortgage Rate:	5.2800%			Maturity Date Balance per SF(2):	$96
Note Date:	3/12/2018			Property Manager:	Vertical Ventures Capital, LLC (borrower-related)
First Payment Date(3):	4/6/2018
Maturity Date:	4/6/2028
Original Term to Maturity(3)	121 months
Original Amortization Term:	360 months
IO Period(3):	37 months
Seasoning(3):	0 months
Prepayment Provisions(3)(4):	LO (24); DEF (90); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$6,204,887
Additional Debt Type(5):	Pari Passu			UW NOI Debt Yield(2):	11.1%
Additional Debt Balance(5):	$26,000,000			UW NOI Debt Yield at Maturity(2):	12.4%
Future Debt Permitted (Type)(6):	Yes (Mezzanine; PACE)			UW NCF DSCR(2):	1.82x (IO)	1.46x (P&I)
Reserves				Most Recent NOI:	$6,294,678 (12/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$5,864,300 (12/31/2016)
RE Tax:	$0	$93,111	N/A	3rd Most Recent NOI(7):	$5,339,584 (12/31/2015 T-10 Ann.)
Insurance:	$17,682	$16,840	N/A	Most Recent Occupancy:	86.4% (2/1/2018)
Replacements:	$0	$8,674	N/A	2nd Most Recent Occupancy:	87.0% (12/31/2017)
TI/LC:	$1,000,000	$66,667	$2,750,000	3rd Most Recent Occupancy:	87.0% (12/31/2016)
Unfunded TI/LC:	$655,675	$0	N/A	Appraised Value (as of)(8):	$100,000,000 (1/10/2018)
Free Rent:	$200,874	$0	N/A	Cut-off Date LTV Ratio(2):	56.0%
TCARP:	$974,669	$0	N/A	Maturity Date LTV Ratio(2):	49.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$56,000,000	100.0%	Loan Payoff:	$41,803,812	74.6%
			Closing Costs:	$1,431,291	2.6%
			Reserves:	$2,848,900	5.1%
			Return of Equity:	$9,915,997	17.7%
Total Sources:	$56,000,000	100.0%	Total Uses:	$56,000,000	100.0%

(1)	The Eastmont Town Center Whole Loan (as defined below) was originated by Rialto Mortgage Finance, LLC (“RMF”). UBS AG purchased from RMF the portion of the Eastmont Town Center Whole Loan evidenced by Note A-1, Note A-2, Note A-5 and Note A-6.
(2)	The Eastmont Town Center Mortgage Loan (as defined below) is part of the Eastmont Town Center Whole Loan, which is comprised of six pari passu promissory notes with an aggregate principal balance of $56,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising Eastmont Town Center Whole Loan.
(3)	The first payment date for the Eastmont Town Center Whole Loan is May 6, 2018. On the Closing Date, UBS AG will deposit sufficient funds to pay the amount of interest that would be due with respect to a April 6, 2018 payment for the Eastmont Town Center Whole Loan. First Payment Date, Original Term to Maturity, IO Period, Seasoning and Prepayment Provisions are inclusive of the additional April 2018 interest-only payment to be funded by UBS AG on the Closing Date.
(4)	Defeasance is permitted at any time after the earlier of (i) the third anniversary of the origination date of the Eastmont Town Center Whole Loan, or (ii) two years from the closing date of the securitization that includes the last note to be securitized. In addition, the Eastmont Town Center Mortgage Loan is prepayable without penalty on or after October 6, 2027.
(5)	See “The Mortgage Loan” below for further discussion of additional debt.
(6)	The Eastmont Town Center Borrower (as defined below) is permitted to obtain a mezzanine loan from and after the date that is the later of (i) the first anniversary of the origination of the Eastmont Town Center Whole Loan and (ii) the 60th day following the initial securitization of the Eastmont Town Center Whole Loan, upon satisfaction of certain terms and conditions including, among others, (i) no event default has occurred or is continuing, (ii) the combined loan-to-value ratio does not exceed 56%, (iii) the combined debt service coverage ratio (calculated as described in the Eastmont Town Center Whole Loan documents) is not less than 1.46x, (iv) the mezzanine loan is a fixed rate loan, (v) the mezzanine lender enters into an intercreditor agreement acceptable to the lender, and (vi) the Eastmont Town Center Borrower delivers a rating agency confirmation. The Eastmont Town Center Borrower is permitted to obtain future PACE loans not to exceed, in the aggregate $4,100,000, with the lender’s prior consent, subject to the satisfaction of certain conditions, including (i) a combined debt service coverage ratio (calculated as described in the Eastmont Town Center Whole Loan documents) of at least 1.46x, (ii) a combined debt yield of at least 9.7%, (iii) a combined LTV of no more than 56%, and (iv) rating agency confirmation.
(7)	The borrower sponsor acquired the Eastmont Town Center Property (as defined below) in March 2015; as such, historical operating performance prior to March 2015 is unavailable.
(8)	The stabilized value of the Eastmont Town Center Property is $104,000,000, as of January 1, 2019.

The Mortgage Loan. The eleventh largest mortgage loan (the “Eastmont Town Center Mortgage Loan”) is part of a whole loan (the “Eastmont Town Center Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $56,000,000, all of which are secured by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 11 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.0% 1.46x 11.1%

a first priority fee mortgage encumbering an office property known as the Eastmont Town Center (the “Eastmont Town Center Property”). Promissory Note A-1 and Promissory Note A-2, with an aggregate original principal balance of $30,000,000, represent the Eastmont Town Center Mortgage Loan, and will be included in the UBS 2018-C9 Trust. The Eastmont Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C9 Trust. The below table summarizes the remaining promissory notes, which are currently held by UBS AG and RMF and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Eastmont Town Center Whole Loan were primarily used to refinance existing debt on the Eastmont Town Center Property, pay closing costs, fund upfront reserves and return equity to the borrower sponsor.

Eastmont Town Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$19,500,000	$19,500,000	UBS 2018-C9	Yes
Note A-2	$10,500,000	$10,500,000	UBS 2018-C9	No
Note A-3	$8,450,000	$8,450,000	Rialto Mortgage Finance, LLC	No
Note A-4	$8,450,000	$8,450,000	Rialto Mortgage Finance, LLC	No
Note A-5	$4,550,000	$4,550,000	UBS AG	No
Note A-6	$4,550,000	$4,550,000	UBS AG	No
Total	$56,000,000	$56,000,000

The Borrower and the Borrower Sponsor. The borrower is Eastmont Office Owner, LLC, a Delaware limited liability company (the “Eastmont Town Center Borrower”) structured to be bankruptcy remote with two independent directors. Eastmont Office Partners, LLC, a joint venture entity with the Eastmont Town Center Borrower, is owned by Eastmont GP LLC (14.27%), which is a member and operating manager; AREP III Eastmont Investor, LP (51.44%); and AREP III-QP Eastmont Investor, LP (34.29%). Eastmont GP LLC is owned by Vertical Ventures Capital, LLC (2.75%) and other investors. Hamid Rezapour is the sole member of Vertical Ventures Capital, LLC. AREP III Eastmont Investor, LP is 100.0% owned by Argosy Real Estate Partners III, LP. AREP III Investor GP, LLC, is the general partner of both AREP III Eastmont Investor, LP and Argosy Real Estate Partners III, LP. Argosy Real Estate Partners III, LP is owned by Odyssey Capital Group, LP, (52.0%), and 93 limited partners (48.0%), none of which own more than 12.1%. AREP III-QP Eastmont Investor, LP is owned 100.0% by AREP III-QP Investor, LLC. AREP III-QP Investor, LLC is owned by Argosy Real Estate Parallel Partners III-QP, LP (38.7%), a limited partnership member, and Argosy Real Estate Parallel Partners III-MS, LP (61.3%), a limited partnership member. Argosy Real Estate Parallel Partners III-QP, LP is owned 100.0% by 77 limited partners, none of which holds more than 33.0%. Argosy Real Estate Parallel Partners III-MS, LP is owned 100.0% by 99 limited partners, none of which holds more than 12.5%. Legal counsel to Eastmont Town Center Borrower delivered a non-consolidation opinion in connection with the origination of Eastmont Town Center Whole Loan. Vertical Ventures Capital, LLC (“Vertical Ventures”) is the borrower sponsor and the non-recourse carveout guarantor for the Eastmont Town Center Whole Loan.

Vertical Ventures is a company focused on identifying, acquiring, and revitalizing well-located, quality projects that are temporarily undervalued consisting primarily of office, R&D, and industrial properties in well-established, supply constrained submarkets in Northern California. Hamid Rezapour, president of Vertical Ventures, has overseen all aspects of real estate investing, including acquisition, planning, financing, leasing and sales negotiations, construction, and property management for the company since its inception. Vertical Ventures now owns and manages 11 properties in California. The company’s current portfolio includes 10 office properties (over 3.3 million SF) and 1 industrial property (420,000 SF).

Argosy Real Estate Partners is part of the Argosy Capital fund family, which has $1.0 billion in assets under management. Argosy invests in multifamily, commercial, lodging and residential opportunities throughout the United States. Argosy partners with experienced operating partners to create value through the acquisition, development, repositioning, and/or recapitalization of real estate assets. Strategy focuses on investment opportunities that require between $5-20 million of equity capital.

The Property. The Eastmont Town Center Property is a 520,415 SF office property located in Oakland, California, within Alameda County, approximately 5.0 miles south of the Oakland central business district. Built from 1965 to 1972, the Eastmont Town Center Property consists of a three-story building, is situated on a 16.5-acre site along Bankcroft Avenue and features 1,982 structured and surface parking spaces (3.8 spaces per 1,000 SF). As of February 1, 2018, the Eastmont Town Center Property was 86.4% leased by a mix of 33 regional and national tenants offering social services, health, and restaurant services. The Eastmont Town Center Property major tenants include Alameda County Self Sufficiency (79,280 SF), Alameda County Adult & Aging (71,397 SF), Oakland Police Precinct (64,000 SF), Alameda Health System (52,454 SF), and Alameda County Behavioral Health (45,051 SF), which comprise 60% of the total NRA. Outside of the top five tenants, no other individual tenant comprises more than 4.3% of the Eastmont Town Center Property’s NRA.

Major Tenants.

Alameda County Self Sufficiency (79,280 SF, 15.2% of NRA, 16.3% of underwritten rent). Alameda County Self Sufficiency is operated by the Workforce and Benefit Administration, a department of the Alameda County of Social Services Agency. The Alameda County Self Sufficiency center provides all services for CalWORKs, food stamps, Medi-Cal, general assistance, and employment services, including job training workshops, placement assistance, and post- employment support. The center’s resource room is open to community members as well as recipients and offers job listings, computers, telephone and other materials to help with job searches. Additionally, the center offers drop-in childcare, mental health services, and family support services - operating as a one-stop location. Alameda County Social Services Agency is comprised of 2,200 employees that work collectively and in partnership with community-based organizations, neighborhood groups and policy makers to serve the needs of the community. Alameda County Self Sufficiency has been a tenant at the Eastmont Town Center Property since 1998 under a lease that commenced October 27, 1998 and expires November 30, 2024, with no renewal options or termination options.

Alameda County Adult & Aging (71,397 SF 13.7% of NRA, 21.0% of underwritten rent). Alameda County Adult & Aging offers a coordinated service that protects, supports, and advocates for an aging population, particularly those with disabilities. The various programs provide services that maximize self-sufficiency, safety, health, active living and independence. Adult & Aging Services is a department of the Alameda County Social Services Agency.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 11 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.0% 1.46x 11.1%

Alameda County Adult & Aging has been a tenant at the Eastmont Town Center Property since 2003 under a lease that commenced October 20, 2003 and expires October 19, 2023, with no renewal options or termination options.

Oakland Police Precinct (64,000 SF, 12.3% of NRA, 8.4% of underwritten rent). The Oakland Police Precinct is a civilian law enforcement agency responsible for policing the city of Oakland. The Oakland Police Department is funded by the city’s general purpose fund, which accounts for 43% of the city’s total budget at approximately $596 million each year, of which over 40.0% is allocated to the police department. The Oakland Police Precinct has been a tenant at the Eastmont Town Center Property since 2002 under a lease that commenced December 7, 2002 and expires December 6, 2022, with two, five-year renewal options remaining. The Oakland Police Precinct has the right to terminate its lease with 90 days’ notice after November 16, 2018.

Alameda Health System (52,454 SF, 10.1% of NRA, 12.5% of underwritten rent). Alameda County Wellness Center is part of Alameda Health System’s (AHS) network of community-based ambulatory clinics that expand access to primary care and AHS medical specialties. Community-based care is provided to all residents of Alameda County by an interdisciplinary team of physicians and a variety of other healthcare professionals and specialists. Services include pediatrics, immunizations, family planning, dental, social work and health education. Alameda Health System has been a tenant at the Eastmont Town Center Property since 1998 under a lease that commenced May 1, 1998 and expires May 31, 2028, with one, five-year renewal option remaining and no termination options.

Alameda County Behavioral Health (45,051 SF, 8.7% of NRA, 12.3% of underwritten rent). Alameda County Behavioral Health Care Services works toward creating a more integrated, culturally competent, consumer and family empowered system of care that emphasizes community-wide participation, prevention, wellness, recovery and resiliency. Alameda County Behavioral Health Care Services supports more than 900 individual and organizational providers countywide. Over 85% of the services are delivered through contracted community based organizations and individuals. Alameda County Behavioral Health has been a tenant at the Eastmont Town Center Property since 2006 under a lease that commenced March 1, 2006 and expires February 28, 2021, with no renewal options or termination options.

The following table presents a summary regarding the largest tenants at the Eastmont Town Center Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Major Tenants
Alameda County Self Sufficiency	AAA/Aaa/AA+	79,280	15.2%	$1,513,187	16.3%	$19.09	11/30/2024
Alameda County Adult & Aging	AAA/Aaa/AA+	71,397	13.7%	$1,951,569	21.0%	$27.33	10/19/2023
Oakland Police Precinct	A+/Aa2/AA	64,000	12.3%	$777,981	8.4%	$12.16	12/6/2022(3)
Alameda Health System	AAA/Aaa/AA+	52,454	10.1%	$1,161,332	12.5%	$22.14	5/31/2028(4)
Alameda County Behavioral Health	AAA/Aaa/AA+	45,051	8.7%	$1,144,746	12.3%	$25.41	2/28/2021
Center for Elders Independence	NR/NR/NR	22,360	4.3%	$551,859	5.9%	$24.68	7/31/2028
Alameda County Public Health	AAA/Aaa/AA+	17,601	3.4%	$370,853	4.0%	$21.07	5/31/2024
Unity Schools	NR/NR/NR	15,749	3.0%	$341,438	3.7%	$21.68	6/30/2020(5)
RAI Care Centers of N. CA II	NR/NR/NR	10,097	1.9%	$252,425	2.7%	$25.00	12/31/2018(6)
Major Tenants		377,989	72.6%	$8,065,390	86.8%	$21.34

Other Tenants		71,837	13.8%	$1,222,765	13.2%	$17.02
Vacant Space		70,589	13.6%	$0	0.0%	$0.00
Total/Wtd. Avg.(7)		520,415	100.0%	$9,288,154	100.0%	$20.65

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Oakland Police Precinct has two, five-year renewal options remaining. The Oakland Police Precinct has the right to terminate its lease with 90 days’ notice after November 16, 2018.
(4)	Alameda Health System has one, five-year renewal option remaining.
(5)	Unity Schools has the right to terminate its lease on June 30, 2019 if it does not receive a charter from the Alameda County Office of Education with a 30 days’ written notice.
(6)	RAI Care Centers of N. CA II has one, five-year renewal options remaining.
(7)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 11 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.0% 1.46x 11.1%

The following table presents certain information relating to the lease rollover at the Eastmont Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	8	19,339	3.7%	3.7%	$1.34	$25,965	0.3%	0.3%
2018	4	23,028	4.4%	8.1%	$14.68	$338,051	3.6%	3.9%
2019	4	10,439	2.0%	10.1%	$24.40	$254,702	2.7%	6.7%
2020	6	21,833	4.2%	14.3%	$22.26	$485,947	5.2%	11.9%
2021	2	48,118	9.2%	23.6%	$25.31	$1,218,078	13.1%	25.0%
2022	2	66,210	12.7%	36.3%	$12.45	$824,413	8.9%	33.9%
2023	2	71,398	13.7%	50.0%	$27.33	$1,951,569	21.0%	54.9%
2024	3	99,940	19.2%	69.2%	$19.51	$1,950,114	21.0%	75.9%
2025	0	0	0.0%	69.2%	$0.00	$0	0.0%	75.9%
2026	1	5,348	1.0%	70.3%	$22.28	$119,148	1.3%	77.2%
2027	0	0	0.0%	70.3%	$0.00	$0	0.0%	77.2%
2028 & Beyond	3	84,173	16.2%	86.4%	$25.19	$2,120,167	22.8%	100.0%
Vacant	0	70,589	13.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	35	520,415	100.0%		$20.65	$9,288,154	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Eastmont Town Center Property is located in Oakland, Alameda County, California approximately five miles south of the Oakland central business district. The Eastmont Town Center Property is regionally located within the San Francisco–Oakland–Hayward, CA metropolitan statistical area. Oakland is situated in the heart of the San Francisco Bay Area and within Alameda County and is strategically located between San Francisco to the west, Silicon Valley to the south, Walnut Creek and the Tri-Valley to the east, and Berkeley to the north. As the geographic center of the entire Bay Area, Oakland has a diverse business environment and is centrally located within one of the largest population centers in the country, in a region that contains over seven million residents. Oakland benefits from immediate access to rail, air, sea, freeway, and bus service and is convenient to all major employment and residential centers in the greater Bay Area. Oakland is the largest and most established of the East Bay cities and offers the most equitable location for companies, drawing employees from all over the region. Oakland’s leading industry sectors include business services, health care services, transportation, food processing, light manufacturing, government, arts, culture and entertainment. The University of California, Berkeley (“UC Berkeley”) is Alameda County’s largest employer with 23,962 employees and a total enrollment of 41,910 students as of Fall 2017. UC Berkeley is located approximately 10.4 miles northwest of the Eastmont Town Center Property. Other major employers include Safeway Inc., Kaiser Permanente, Chevron Corp, John Muir Health, Wells Fargo and Lam Research Corp.

According to a third party research report, the Eastmont Town Center Property is located within the East Bay/Oakland office market and the Oakland office submarket. As of year-end 2017, the East Bay/Oakland office market contained approximately 110.5 million SF of office space. The East Bay/Oakland office market reported an overall vacancy rate of 8.8% and an average rental rate of $35.58 per SF. As of the year-end 2017 the East Bay/Oakland market reported negative net absorption of 338,291 SF and there was 1.8 million SF of office space under construction in seven buildings and 3 year-to-date deliveries totaling 172,400 SF within the East Bay/Oakland office market. As of year-end 2017, the Oakland office submarket contained approximately 28.8 million SF of office space. The Oakland office submarket reported an overall vacancy rate of 8.7% and an average rental rate of $47.79 per SF. As of year-end 2017, the Oakland office submarket reported negative net absorption of 342,854 SF. There was no office space under construction and there was one year-to-date delivery totaling 26,700 SF within the Oakland office submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 11 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.0% 1.46x 11.1%

The following table presents competitive retail properties with respect to the Eastmont Town Center Property:

Competitive Property Summary
Property Name	Type	Year Built/ Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject
Eastmont Town Center	Office	1965/2009	520,415	86.4%(1)	Alameda County Self Sufficiency, Alameda County Adult & Aging, Oakland Police Precinct, Alameda Health System, Alameda County Behavioral Health	N/A
Transpacific Center	Office	1982/N/A	417,900	N/A	Kipp Bay Area Schools	8.6 miles
N/A	Office	1985/N/A	86,055	N/A	Kaiser Foundation	6.3 miles
Cashman Building	Office	1963/N/A	29,200	N/A	Alameda County Mental Health Association	6.0 miles
Embarcadero Business	Office	N/A	152,239	N/A	Alameda County Behavioral Health	6.0 miles
1105 Atlantic Ave.	Office	1991/N/A	32,838	N/A	Sutter Health	5.7 miles
Breuner Building	Office	N/A	194,000	N/A	Center of Environmental Health	8.1 miles
Total/Wtd. Avg.			1,432,647

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Eastmont Town Center Property:

Cash Flow Analysis
	2014(1)	12/31/2015 T-10 Annualized(1)	12/31/2016	12/31/2017	UW	UW PSF
Base Rent	N/A	$7,760,384	$8,666,206	$9,032,521	$10,670,653(2)	$20.50
Total Recoveries	N/A	$1,104,700	$1,193,966	$1,327,505	$1,470,517	$2.83
Other Income(3)	N/A	$78,347	$84,980	$83,339	$83,339	$0.16
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($1,382,499)	($2.66)
Effective Gross Income	N/A	$8,943,430	$9,945,152	$10,443,366	$10,842,011	$20.83
Total Expenses	N/A	$3,603,846	$4,080,853	$4,148,688	$4,637,124	$8.91
Net Operating Income	N/A	$5,339,584	$5,864,300	$6,294,678	$6,204,887	$11.92
Capital Expenditures	N/A	$0	$0	$0	$104,083	$0.20
TI/LC	N/A	$0	$0	$0	$650,518	$1.25
Net Cash Flow	N/A	$5,339,584	$5,864,300	$6,294,678	$5,450,285	$10.47

Occupancy %	N/A	85.0%	87.0%	87.0%	86.4%
NOI DSCR(4)	N/A	1.43x	1.58x	1.69x	1.67x
NCF DSCR(4)	N/A	1.43x	1.58x	1.69x	1.46x
NOI Debt Yield(4)	N/A	9.5%	10.5%	11.2%	11.1%
NCF Debt Yield(4)	N/A	9.5%	10.5%	11.2%	9.7%

(1)	The borrower sponsor acquired the Eastmont Town Center Property in March 2015; as such, historical operating performance prior to March 2015 is unavailable.
(2)	Underwritten Base Rent is based on the rent roll dated February 1, 2018 and includes rent steps through February 1, 2019 totaling $347,350.
(3)	Other Income includes storage income, antenna income, late fees, association fees, miscellaneous income.
(4)	Debt service coverage ratios and debt yields are based on Eastmont Town Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3380 NW 35th Avenue Ocala, FL 34475	Collateral Asset Summary – Loan No. 12 Chewy Fulfillment Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,100,000 59.4% 1.33x 9.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Ocala, FL 34475
				General Property Type:	Industrial
Original Balance:	$29,100,000			Detailed Property Type:	Warehouse/Distribution
Cut-off Date Balance:	$29,100,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.5%			Year Built/Renovated:	2017/N/A
Loan Purpose:	Refinance			Size:	611,676 SF
Borrower Sponsor:	Nathaniel Hagedorn			Cut-off Date Balance per SF:	$48
Mortgage Rate(1):	4.9700%			Maturity Date Balance per SF:	$44
Note Date:	2/28/2018			Property Manager:	NPD Management, LLC (borrower-related)
First Payment Date:	4/1/2018
Anticipated Repayment Date(1):	3/1/2028
Maturity Date(1):	3/1/2030
Original Term to ARD:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$2,632,219
Prepayment Provisions:	LO (60); YM1 (53); O (7)			UW NOI Debt Yield:	9.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	9.8%
Additional Debt Type:	N/A			UW NCF DSCR:	1.70x (IO)	1.33x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	N/A
Reserves				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (3/1/2018)
RE Tax:	$0	$54,225	N/A	2nd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
TI/LC:	$0	$10,076	N/A	Appraised Value (as of)(4):	$49,000,000 (4/1/2019)
Replacements:	$566,502	Springing	N/A	Cut-off Date LTV Ratio(4):	59.4%
Carry Reserve(2):	$2,256,310	$0	N/A	Maturity Date LTV Ratio(4):	54.8%

Sources and Uses(3)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,100,000	100.0%	Loan Payoff:	$22,755,386	78.2%
			Construction Costs:	$2,989,382	10.3%
			Reserves	$2,822,812	9.7%
			Closing Costs:	$287,769	1.0%
			Return of Equity:	$244,652	0.8%
Total Sources:	$29,100,000	100.0%	Total Uses:	$29,100,000	100.0%

(1)	The Chewy Fulfillment Center Mortgage Loan (as defined below) has an anticipated repayment date (“ARD”) of March 1, 2028 and a stated maturity date of March 1, 2030. Prior to the ARD, the Chewy Fulfillment Center Mortgage Loan accrues interest at a fixed rate equal to 4.9700% (the “Initial Interest Rate”) per annum. In the event that the Chewy Fulfillment Center Mortgage Loan is not repaid in full by the ARD then, from and after the ARD, the Chewy Fulfillment Center Mortgage Loan accrues interest at a per annum rate equal to 6.9700%.

(2)	A carry reserve of $2,256,310 and replacement reserve of $566,502 for outstanding general contractor retainage payments, final billings and remaining punch list work were escrowed at closing. In addition, beginning on March 1, 2019, the Chewy Fulfillment Center Borrower (as defined below) will be required to make monthly deposits into a replacement reserve equal to 1/12 of the product obtained by multiplying $0.03 by the aggregate number of rentable SF in the Chewy Fulfillment Center Property, which amount is initially equal to $1,529.

(3)	Historical financial statements and occupancy information are unavailable as the Chewy Fulfillment Center Property (as defined below) was built-to-suit in 2017 for Chewy (as defined below), who took occupancy on January 10, 2018.

(4)	Cut-off Date LTV ratio and Maturity Date LTV ratio are based on the “as-stabilized” appraised value of $49,000,000 as of April 1, 2019. The “as-stabilized” value assumes lease up costs associated with free rent, outstanding tenant improvements and leasing commissions, all of which the lender reserved for at origination. Based on an “as-is” value as of February 1, 2018 of $45,000,000, the Cut-off Date LTV Ratio is 64.7% and the LTV Ratio at Maturity is 59.6%.

The Mortgage Loan. The twelfth largest mortgage loan (the “Chewy Fulfillment Center Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $29,100,000 and is secured by the fee interest in a 611,676 SF industrial warehouse and distribution center property located in Ocala, Florida (the “Chewy Fulfillment Center Property”). The Chewy Fulfillment Center Mortgage Loan was originated on February 28, 2018 by Société Générale and accrues interest at a rate of 4.9700% per annum. The Chewy Fulfillment Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only through the 60th month of the Chewy Fulfillment Center Mortgage Loan term. The Chewy Fulfillment Center Mortgage Loan matures on March 1, 2028. The proceeds of the Chewy Fulfillment Center Mortgage Loan were used to pay off a construction loan, return equity to the Chewy Fulfillment Center Borrower (as defined below), fund reserves and pay closing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

3380 NW 35th Avenue Ocala, FL 34475	Collateral Asset Summary – Loan No. 12 Chewy Fulfillment Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,100,000 59.4% 1.33x 9.0%

Following the lockout period, but prior to September 1, 2027, NP Ocala Industrial, LLC (the “Chewy Fulfillment Center Borrower”) has the right to prepay the Chewy Fulfillment Center Mortgage Loan in whole but not in part; provided that the Chewy Fulfillment Center Borrower is required to pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal balance of the Chewy Fulfillment Center Mortgage Loan. On and after September 1, 2027, the Chewy Fulfillment Center Borrower may prepay the Chewy Fulfillment Center Mortgage Loan without penalty.

The Borrower and the Borrower Sponsor. The Chewy Fulfillment Center Borrower, a Missouri limited liability company, is a single purpose entity with two independent directors. Legal counsel to the Chewy Fulfillment Center Borrower delivered a non-consolidation opinion in connection with the origination of the Chewy Fulfillment Center Mortgage Loan.

Nathaniel Hagedorn, the borrower sponsor, is the guarantor of certain nonrecourse carveouts under the Chewy Fulfillment Center Mortgage Loan. The borrower sponsor is the founder and CEO of NorthPoint Development, LLC, a Kansas City based real estate development, management and leasing firm that is principally focused on the industrial, multifamily and senior living markets in the central part of the United States. Mr. Hagedorn is responsible for the overall strategy of the company and is principally focused on guiding development, leasing, and management activities for the firm. NorthPoint Development, LLC has raised over $3.1 billion in capital for various real estate projects, including the purchase of 2,200 acres of undeveloped industrial land with an anticipated future development footprint of approximately 34.0 million SF. Since its inception in 2011, NorthPoint Development, LLC has developed and managed approximately 30 million SF of industrial space and approximately 2,000 multifamily apartment units. At origination, the borrower sponsor had approximately $6.7 million of cash equity remaining in the Chewy Fulfillment Center Property.

The Property. The Chewy Fulfillment Center Property is a Class A, mission critical, industrial warehouse and distribution center located in Ocala, Florida. The Chewy Fulfillment Center Property was constructed in 2017 for Chewy, Inc. (“Chewy”), a wholly-owned subsidiary of PetSmart, Inc. (“PetSmart”), and consists of one, state-of-the-art, single-story 611,676 SF building situated on a 50.1-acre site. The improvements of the Chewy Fulfillment Center Property are comprised of warehouse space totaling 598,676 SF and an office and training area totaling approximately 13,000 SF. The Chewy Fulfillment Center Property is expected to employ approximately 600 employees and serve the southeastern United States.

The Chewy Fulfillment Center Property features 36-foot ceiling heights, 80 dock high loading doors, three drive-in doors and 460 parking spaces, resulting in a parking ratio of 0.8 spaces per 1,000 SF of rentable area. As of March 1, 2018, the Chewy Fulfillment Center Property was 100.0% occupied. Chewy’s lease at the Chewy Fulfillment Center Property has a lease expiration date of February 28, 2031 (the “Chewy Lease”) and has two, five-year lease renewal options thereafter.

The Tenant.

Chewy, Inc. (611,676 SF, 100.0% of NRA, 100.0% of underwritten base rent). Founded in 2011 and headquartered in Dania Beach, Florida, Chewy is an online retailer of pet products with a market share of approximately 51.0% and 2016 sales of approximately $900 million. In addition to the Chewy Fulfillment Center Property, Chewy also operates fulfillment centers in Nevada, Pennsylvania, Indiana and Arizona and employs approximately 5,000 employees nationwide as of April 2018.

In May 2017, PetSmart acquired Chewy for approximately $3.4 billion making it one of the largest e-commerce acquisitions to date. PetSmart was founded in 1986 and is the largest specialty retailer of supplies, food and services for household pets with over 1,500 stores in the United States, Canada and Puerto Rico. BC Partners took PetSmart private for $8.7 billion in December 2014 making it the 46th largest private company in the United States according to Forbes with annual sales exceeding $7.0 billion in 2017.

The following table presents certain information relating to the leases at the Chewy Fulfillment Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Chewy, Inc. (PetSmart, Inc.)	NR/B2/NR	611,676	100.0%	$2,917,695	100.0%	$4.77	2/28/2031(3)
Subtotal/Wtd. Avg.		611,676	100.0%	$2,917,695	100.0%	$4.77
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		611,676	100.0%	$2,917,695	100.0%	$4.77

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Chewy has two five-year lease renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

3380 NW 35th Avenue Ocala, FL 34475	Collateral Asset Summary – Loan No. 12 Chewy Fulfillment Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,100,000 59.4% 1.33x 9.0%

The following table presents certain information relating to the lease rollover schedule at the Chewy Fulfillment Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	1	611,676	100.0%	100.0%	$4.77	$2,917,695	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	611,676	100.0%		$4.77	$2,917,695	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Chewy Fulfillment Center Property is located in Ocala, Florida approximately 5.0 miles northwest of downtown Ocala. The Chewy Fulfillment Center Property is situated along a connector street (NW 35th Avenue Road), along Interstate 75 and just north of U.S. Highway 27 in western Ocala, Florida. The Chewy Fulfillment Center Property’s area is primarily served by Ocala International Airport, which is located approximately six miles southwest of the Chewy Fulfillment Center Property. The area is also located approximately 88 miles southeast from the Orlando International Airport, 104 miles southwest of the Tampa International Airport and 110 miles northeast of the Jacksonville International Airport.

According to the appraisal, the commercial development in the Chewy Fulfillment Center Property’s immediate area is comprised of industrial (59%), retail (21%), multifamily (18%) and office (2%) uses. Neighboring distribution facilities include an AutoZone located 0.4 miles south along NW 35th Avenue and a FedEx located 0.5 miles southwest along NW 35th Avenue.

According to a third party market research report, the Chewy Fulfillment Center Property is located within the Outlying Marion County Industrial Submarket. The existing inventory as of the fourth quarter 2017 was approximately 5.6 million SF and asking rent of $3.63 PSF NNN. There was no additional inventory delivered last quarter, nor were there any new deliveries in the last year. The Outlying Marion County Industrial Submarket vacancy rate was 7.9% as of the same time period and has averaged a vacancy rate of 9.9% over the past 10 years. However, the Outlying Marion Industrial Submarket does not differentiate between the overall size of respective properties or the property subtypes such as warehouse, storage, distribution or flex, among others. To better analyze the Outlying Marion County Industrial Submarket, the appraiser excluded multi-tenant properties under 200,000 SF, which concluded to a vacancy rate of 0.0% over the trailing 12-quarters.

The following table presents recent leasing data at competitive office buildings with respect to the Chewy Fulfillment Center Property:

Comparable Industrial Leases
Property Name	Location	Tenant	Proximity (miles)	Lease Size (SF)	Occupancy %	Clear Height (ft)	Initial Rent PSF	Lease Type
Chewy Fulfillment Center	Ocala, FL	Chewy, Inc.	N/A	611,676(1)	100.0%	36	$4.77(1)	NNN
CenterState Commerce I	Lakeland, FL	Quaker Sales	76.5	605,412	100.0%	36	$4.75	NNN
B Braun Distribution Warehouse	Daytona Beach, FL	B Braun Medical Inc.	66.3	399,000	100.0%	36	$4.69	NNN
Park 27 Distribution Center III	Davenport, FL	CTDI	74.0	305,976	100.0%	36	$5.23	NNN
Bent Oak Industrial Park-600	Orlando, FL	Freeman Exposition, Inc	73.3	451,823	100.0%	32	$5.00	NNN
Groveland Distribution Warehouse	Groveland, FL	Samsung	46.3	562,433	100.0%	30-36	$3.52	NNN
Southridge Commerce Park-12	Orlando, FL	Essendant	71.6	404,286	100.0%	36	$5.25	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

3380 NW 35th Avenue Ocala, FL 34475	Collateral Asset Summary – Loan No. 12 Chewy Fulfillment Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,100,000 59.4% 1.33x 9.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chewy Fulfillment Center Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$2,917,695	$4.77
Total Recoveries	N/A	N/A	N/A	$795,276	$1.30
Total Other Income	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	($204,213)	($0.33)
Effective Gross Income	N/A	N/A	N/A	$3,508,758	$5.74
Total Operating Expenses(3)	N/A	N/A	N/A	$876,539	$1.43
Net Operating Income	N/A	N/A	N/A	$2,632,219	$4.30
Capital Expenditures	N/A	N/A	N/A	$18,350	$0.03
TI/LC	N/A	N/A	N/A	$122,335	$0.20
Net Cash Flow	N/A	N/A	N/A	$2,491,533	$4.07

Occupancy %	N/A	N/A	N/A	94.5%(4)
NOI DSCR (P&I)	N/A	N/A	N/A	1.41x
NCF DSCR (P&I)	N/A	N/A	N/A	1.33x
NOI Debt Yield	N/A	N/A	N/A	9.0%
NCF Debt Yield	N/A	N/A	N/A	8.6%

(1)	Historical financial statements are unavailable as the Chewy Fulfillment Center Property was built-to-suit in 2017 for Chewy, who took occupancy on January 10, 2018.

(2)	UW Gross Potential Rent is based on in-place annual base rent of $2,917,695.

(3)	UW Total Operating Expenses are based on actual insurance premiums of $28,831, taxes of $650,694 based on the appraiser’s conclusion, management fees of $105,263 (3.0% of EGI) and repairs and maintenance (as set forth in the appraisal) of $91,751 including CAM expenses.

(4)	UW Occupancy % reflects the underwritten vacancy of 5.5%. However, the Chewy Fulfillment Center Property was 100.0% leased as of March 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Various, CA	Collateral Asset Summary – Loan No. 13 California Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,300,000 57.6% 1.62x 10.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various, CA
				General Property Type:	Industrial
Original Balance:	$27,300,000			Detailed Property Type:	Warehouse/Distribution
Cut-off Date Balance:	$27,300,000			Title Vesting(2):	Various
% of Initial Pool Balance:	3.3%			Year Built/Renovated:	Various/Various
Loan Purpose:	Acquisition			Size:	214,336 SF
Borrower Sponsor:	New Mountain Net Lease Corporation			Cut-off Date Balance per SF:	$127
Mortgage Rate:	4.7250%			Maturity Date Balance per SF:	$117
Note Date:	2/1/2018			Property Manager:	Self-Managed
First Payment Date:	3/6/2018
Maturity Date:	2/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,914,135
Prepayment Provisions(1):	LO (25); DEF (90); O (5)			UW NOI Debt Yield:	10.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity:	11.6%
Additional Debt Type:	N/A			UW NCF DSCR:	2.11x (IO)	1.62x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	N/A
Reserves				3rd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (3/1/2018)
RE Tax(3):	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Insurance(3):	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Replacements(3):	$0	Springing	N/A	Appraised Value (as of):	$47,410,000 (Various)
TI/LC(4):	$0	Springing	N/A	Cut-off Date LTV Ratio:	57.6%
Ground Rent Funds(5):	$0	Springing	N/A	Maturity Date LTV Ratio:	52.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,300,000	65.0%	Purchase Price:	$41,250,000	98.2%
Borrower Equity:	$14,690,697	35.0%	Closing Costs:	$740,697	1.8%
Total Sources:	$41,990,697	100.0%	Total Uses:	$41,990,697	100.0%

(1)	Partial release is permitted. See “Release of Property” below for further discussion and requirements.

(2)	The California Industrial Portfolio Mortgage Loan (as defined below) is secured by the California Industrial Portfolio Borrower’s (as defined below) fee simple interest in five industrial warehouse distribution properties totaling 165,460 SF and the California Industrial Portfolio Borrower’s leasehold interest in one industrial warehouse distribution property totaling 48,876 SF.

(3)	The requirement to make monthly deposits for taxes, insurance and replacement reserves is provisionally waived so long as the (i) the Master Lease (as defined below) is in full force and effect, (ii) no Arctic Glacier (as defined below) cash sweep trigger event (as described in the California Industrial Portfolio Mortgage Loan documents) has occurred and is continuing, (iii) with respect to (a) taxes, the Master Tenant (as defined below) is obligated under the Master Lease to pay all taxes directly and pays all such taxes prior to each due date, (b) insurance, the Master Tenant is obligated under the Master Lease to pay all insurance premiums directly and pays all such insurance premiums prior to the expiration date, (c) replacement reserves, the Master Tenant is obligated under the Master Lease to pay for all capital expenditures directly and makes such payments within the time frame stated in the Master Lease, and (iv) the Master Tenant under the Master Lease pays for all such taxes, insurance, and replacement, and the California Industrial Portfolio Borrower provides evidence that such payments were made.

(4)	Monthly deposits of $17,861 are waived so long as the Master Lease is in full force and effect.

(5)	Monthly deposits equal to the monthly rent per the Ground Lease (as defined below) are waived so long as (i) no event of default has occurred and is continuing, (ii) the Master Lease and Ground Lease are in full force and effect, (iii) all of the Vernon Industrial property subject to the Ground Lease will be demised pursuant to the Master Lease, (iv) no Arctic Glacier cash sweep trigger event (as described in the California Industrial Portfolio Mortgage Loan documents) has occurred and is continuing, (v) the Master Tenant is obligated to pay all Ground Lease rent directly and makes such payments within the time frame stated in the Master Lease, and (vi) the California Industrial Portfolio Borrower provides evidence that such payments were made.

(6)	No historical financial information is available as the California Industrial Portfolio Properties (as defined below) were owner-occupied prior to the execution of the Master Lease on February 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Various, CA	Collateral Asset Summary – Loan No. 13 California Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,300,000 57.6% 1.62x 10.7%

The Mortgage Loan. The thirteenth largest mortgage loan (the “California Industrial Portfolio Mortgage Loan”) is evidenced by two promissory notes with an aggregate original principal balance of $27,300,000. The California Industrial Portfolio Mortgage Loan is secured by the California Industrial Portfolio Borrower’s fee simple interest in five industrial warehouse distribution properties totaling 165,460 SF and the California Industrial Portfolio Borrower’s leasehold interest in one industrial warehouse distribution property totaling 48,876 SF, all located in California (collectively, the “California Industrial Portfolio Properties”). The proceeds of the California Industrial Portfolio Mortgage Loan, together with borrower equity of $14,690,697, were used to acquire the California Industrial Portfolio Properties and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is NM GLCR, L.P. (the “California Industrial Portfolio Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy remote with one independent director. The California Industrial Portfolio Borrower provided a non-consolidation opinion at origination.

The California Industrial Portfolio Borrower is 0.5% owned by NM GLCR GP, L.L.C., its general partner (a single-purpose Delaware limited liability company), and 99.5% owned by New Mountain Net Lease Corporation (“NMNLC”), a Maryland corporation launched in 2016, which is the borrower sponsor (the “Borrower Sponsor”) and nonrecourse carve-out guarantor of the California Industrial Portfolio Mortgage Loan. NMNLC is a real estate investment trust (“REIT”) and is wholly owned by New Mountain Finance Corporation (NYSE: NMFC). Transactions for NMNLC include sale-leasebacks, existing net lease acquisitions, build-to-suits, and forward take-out commitments of various real estate asset types, highlighting operationally critical commercial properties. As of December 31, 2017, NMFC reported an investment portfolio of $1.9 billion in 85 companies and investment income of $197.8 million, an increase of 17.7% from the year before. As of March 5, 2018, NMFC had a market capitalization of approximately $998.7 million.

As of December 31, 2016, NMNLC reported net worth of approximately $26.6 million. The California Industrial Portfolio Mortgage Loan documents require that the Borrower Sponsor maintains a minimum net worth of $25.0 million through the term of the California Industrial Portfolio Mortgage Loan.

The Properties. The California Industrial Portfolio Properties comprise six industrial distribution warehouses totaling 214,336 SF located in California. Each property serves as a mission critical ice production facility for Arctic Glacier U.S.A., Inc. (“Arctic Glacier”) and is used for ice production/manufacturing, packaging, and warehousing.

The transaction is part of a sale-leaseback between the Borrower Sponsor and Arctic Glacier (the “Master Tenant”). Arctic Glacier exercised contractual purchase options to acquire the California Industrial Portfolio Properties from a third-party seller, and concurrently sold them to NMNLC at a purchase price of $41,250,000. The California Industrial Portfolio Properties are 100.0% leased to Arctic Glacier under a triple net master lease executed at the origination of the California Industrial Portfolio Mortgage Loan and operated under the Arctic Glacier brand (the “Master Lease”). The Master Lease has a 20-year term expiring on February 28, 2038 with an underwritten base rent of $14.48 PSF ($258,720 per month), subject to annual increases of 2.4%. The Master Lease has four five-year renewal options and no unilateral termination options (except with respect to casualty and/or condemnation). The Master Lease is guaranteed by Arctic Glacier, LLC and Arctic Glacier Group Holdings, Inc.

The Carlyle Group acquired Arctic Glacier in March 2017 for approximately $723 million. Arctic Glacier produces, markets and distributes packaged ice as well as bottled water, dry ice, packaged wood, rock salt and ice making and dispensing equipment. Arctic Glacier was founded in 1996 and has since, grown to 45 production and 51 distribution facilities, employing more than 1,100 people year round. Due to seasonal demand increases, the labor force increases to over 2,400 people during the summer. The company serves over 75,000 commercial, retail, and industrial accounts throughout 19 states in the United States and six provinces in Canada. Arctic Glacier is rated “B2” by Moody’s and Arctic Glacier Group Holdings, Inc., one of the Master Lease guarantors, is rated “B-” by S&P.

The Carson Industrial property is a 52,561 SF distribution warehouse built in 1979 and expanded in 1998, with eight exterior dock positions, two grade-level doc positions, and a clear height of 28 feet. The Fremont Industrial property is a 47,600 SF distribution warehouse built in 1991, with a clear height of 20 feet. The Vernon Industrial property is a 48,876 SF distribution warehouse built in 1949 and renovated in 2006, with 12 dock-high loading positions, four ground-level drive-in positions, and a clear height of 22 feet. The Oceanside Industrial property is a 35,000 SF distribution warehouse built in 1987, with four exterior drive-in docks and a clear height of 28 feet. The Van Nuys Industrial property is a 14,299 SF distribution warehouse built in 1940 and expanded in 1948, with two dock high loading positions in the rear of the primary building and one loading dock at the warehouse building, and a clear height of 20 feet. The Bakersfield Industrial property is a 16,000 SF distribution warehouse built in 1979, with three dock-high loading positions, two ground-level drive-in positions, and a clear height of 18 feet.

The Vernon Industrial property is encumbered by a ground lease between The City of Vernon and NM GLCR, L.P. (the “Ground Lease”). The Ground Lease commenced on June 30, 2005 and had seven, ten-year renewal options. At closing, three of the renewal options were exercised, resulting in an expiration date of January 9, 2061. The rent under the Ground Lease is currently $142,963 per annum and is adjusted every ten years based on upward changes in the consumer price index, up to a cap of 15.0%. The next adjustment will occur in 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various, CA	Collateral Asset Summary – Loan No. 13 California Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,300,000 57.6% 1.62x 10.7%

The following table presents certain information relating to the California Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Ownership Interest	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio	Allocated UW Base Rent(1)
Carson Industrial	Carson, CA	1979	Fee Simple	52,561	$8,830,000	32.3%	$14,730,000	59.9%	$901,120
Fremont Industrial	Fremont, CA	1991	Fee Simple	47,600	$6,300,000	23.1%	$10,080,000	62.5%	$643,400
Vernon Industrial	Vernon, CA	1949	Leasehold	48,876	$4,520,000	16.6%	$10,450,000	43.3%	$716,935
Oceanside Industrial	Oceanside, CA	1987	Fee Simple	35,000	$4,100,000	15.0%	$6,500,000	63.1%	$430,080
Van Nuys Industrial	Van Nuys, CA	1940	Fee Simple	14,299	$2,340,000	8.6%	$3,550,000	65.9%	$245,988
Bakersfield Industrial	Bakersfield, CA	1979	Fee Simple	16,000	$1,210,000	4.4%	$2,100,000	57.6%	$167,117
Total/Wtd. Avg.				214,336	$27,300,000	100.0%	$47,410,000	57.6%	$3,104,640

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the Master Lease at the California Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Arctic Glacier(3)	NR/B2/B-	214,336	100.0%	$3,104,640	100.0%	$14.48	2/28/2038(4)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		$214,336	100.0%	$3,104,640	100.0%	$14.48

(1)	Information is based on the underwritten rent roll.

(2)	Arctic Glacier is rated B2 by Moody’s and Artic Glacier Group Holdings Inc., one of two Master Lease guarantors, is rated “B-” by S&P.

(3)	The California Industrial Portfolio Properties are leased to the Master Tenant under a 20-year NNN master lease and operated under the Arctic Glacier brands.

(4)	The California Industrial Portfolio Properties have four, five-year renewal options with no termination options.

The following table presents certain information relating to the lease rollover schedule at the California Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2029 & Beyond(2)	6	214,336	100.0%	100.0%	$14.48	$3,104,640	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	6	214,336	100.0%		$14.48	$3,104,640	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	The California Industrial Portfolio Properties are leased to the Master Tenant under a 20-year NNN master lease operated under the Arctic Glacier brands that is structured with four, five-year renewal options with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various, CA	Collateral Asset Summary – Loan No. 13 California Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,300,000 57.6% 1.62x 10.7%

The Market. The California Industrial Portfolio Properties are located in Carson, CA; Fremont, CA; Vernon, CA; Oceanside, CA; Van Nuys, CA; and Bakersfield, CA.

The Carson Industrial, Vernon Industrial, and Van Nuys Industrial properties are located within Los Angeles County. With over ten million residents, Los Angeles County is the most populous county in the nation, as well as the number one manufacturing center in the country, employing 360,400 workers and generating $664 billion gross domestic product in 2016.

The Carson Industrial property is located in Carson, California, approximately 16.3 miles from downtown Los Angeles, which is connected to Carson by Interstate 110. Carson is primarily a manufacturing community. With more than 53,000 truck trips made through Carson each day, the economy also depends on logistics. Carson is located approximately 10.5 miles from Long Beach Airport and approximately 14.3 miles from Los Angeles International Airport and is served by three different freeways (Interstate 110, Interstate 405, and State Route 91). According to a third party market report, the Carson Industrial property is located in the Carson North Industrial submarket. As of the second quarter of 2017, the Carson North Industrial submarket reported total inventory of 128 buildings totaling 5.4 million SF with a vacancy rate of 0.0%.

The Vernon Industrial property is located in Vernon, California, approximately 4.3 miles from downtown Los Angeles. Vernon, California offers businesses a range of advantages compared to nearby cities in Los Angeles County, including lower permit fees; and lower electricity, water and natural gas utility rates. According to a third party market report, the Vernon Industrial property is located in the Vernon Industrial submarket. As of the second quarter of 2017, the Vernon Industrial submarket reported total inventory of 2,222 buildings totaling 82.7 million SF with a vacancy rate of 3.3%.

The Van Nuys Industrial property is located in Van Nuys, California, approximately 2.1 miles to Interstate 405. According to a third party market report, the Van Nuys Industrial property is located in the East San Fernando Valley Industrial submarket. As of the second quarter of 2017, the East San Fernando Valley Industrial submarket reported total inventory of 2,467 buildings totaling 46.9 million SF with a vacancy rate of 1.0%.

The Fremont Industrial property is located in Fremont, California. Fremont is the closest East Bay city to Silicon Valley. Fremont was ranked the number one city in the country for tech startups per capita in 2012 by SizeUp and is home to a broad variety of innovative firms, including over 1,200 high-tech, life science and clean technology firms. Fremont is situated just north of San Jose and to the east of the San Francisco Bay. The Fremont Industrial property is located approximately 40.0 miles, 28.3 miles and 14.5 miles from San Francisco, Oakland and San Jose, respectively, and is served by Interstates 680 and 880. According to a third party market report, the Fremont Industrial property is located in the Fremont East of 880 Industrial submarket. As of the second quarter of 2017, the Fremont East of 880 Industrial submarket reported total inventory of 630 buildings totaling 25.3 million SF with a vacancy rate of 6.3%.

The Oceanside Industrial property is located in Oceanside, California. Oceanside is a coastal city located on California’s south coast and is considered as the gateway city between metropolitan San Diego, approximately 40.3 miles south, and Los Angeles, approximately 84.6 miles north. Primary access to Oceanside is provided by Interstate 5 (“I-5”), a major north/south corridor that parallels the Pacific Ocean, Highway 78 that extends southeast to Interstate 15 and State Route 76, which begins in Oceanside near I-5 and continues northeast to I-15. According to Oceanside Economic Development, manufacturing, distribution, tourism and agriculture remain the region’s top industries, but in recent years, Oceanside has become home to biotech industries that are among the area’s fastest growing business sectors. According to a third party market report, the Oceanside Industrial property is located in the Oceanside Industrial submarket. As of the second quarter of 2017, the Oceanside Industrial submarket reported total inventory of 433 buildings totaling 9.8 million SF with a vacancy rate of 2.1%.

The Bakersfield Industrial property is located in Bakersfield, California within Kern County. Kern County’s top industries include transportation, logistics, advanced manufacturing, energy and natural resources, value-added agriculture, health care services, and aerospace and defense. Primary access is provided by Interstate 5, Highway 58, and Highway 99. According to a third party market report, the Bakersfield Industrial property is located in the Southwest Bakersfield Industrial submarket. As of the second quarter of 2017, the Southwest Bakersfield Industrial submarket reported total inventory of 205 buildings totaling 5.1 million SF with a vacancy rate of 4.0%.

The following table presents certain market information relating to the California Industrial Portfolio Properties:

Market Overview(1)
Property Name	Location	Submarket	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
					Actual(3)	Market Rent(4)
Carson Industrial	Carson, CA	Carson North	726,861	$66,222	$16.74	$16.80
Fremont Industrial	Fremont, CA	Fremont East of 880	211,089	$139,981	$13.20	$13.20
Vernon Industrial	Vernon, CA	Vernon	1,138,257	$47,954	$14.32	$14.32
Oceanside Industrial	Oceanside, CA	Oceanside	212,603	$83,455	$12.00	$12.00
Van Nuys Industrial	Van Nuys, CA	East San Fernando Valley	688,851	$87,057	$16.80	$16.80
Bakersfield Industrial	Bakersfield, CA	Southwest Bakersfield	266,403	$71,551	$10.20	$10.20
Avg.					$13.88	$13.89

(1)	Information is based on third party market research reports.

(2)	Information is based on a five-mile radius.

(3)	Information is based on the underwritten rent roll.

(4)	Information is based on the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various, CA	Collateral Asset Summary – Loan No. 13 California Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,300,000 57.6% 1.62x 10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the California Industrial Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	N/A	$3,104,640	$14.48
Total Recoveries	N/A	N/A	N/A	N/A	$705,461	$3.29
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($190,505)	($0.89)
Effective Gross Income	N/A	N/A	N/A	N/A	$3,619,596	$16.89
Total Operating Expenses	N/A	N/A	N/A	N/A	$705,461	$3.29
Net Operating Income	N/A	N/A	N/A	N/A	$2,914,135	$13.60
Capital Expenditures	N/A	N/A	N/A	N/A	$68,346	$0.32
TI/LC	N/A	N/A	N/A	N/A	$83,720	$0.39
Net Cash Flow	N/A	N/A	N/A	N/A	$2,762,069	$12.89

Occupancy %	N/A	N/A	N/A	N/A	95.0%(3)
NOI DSCR (P&I)	N/A	N/A	N/A	N/A	1.71x
NCF DSCR (P&I)	N/A	N/A	N/A	N/A	1.62x
NOI Debt Yield	N/A	N/A	N/A	N/A	10.7%
NCF Debt Yield	N/A	N/A	N/A	N/A	10.1%

(1)	No historical financial information is available as the California Industrial Portfolio Properties were owner-occupied prior to the execution of the Master Lease on February 1, 2018.

(2)	UW Gross Potential Rent is based on the Master Lease terms with leases that commenced on February 1, 2018.

(3)	As of the underwritten rent roll, the California Industrial Portfolio Properties are 100.0% occupied. The economic occupancy is underwritten to 95.0%.

Release of Property. At any time after the lockout period and prior to the open prepayment period, in the event that an event of default under the California Industrial Portfolio Mortgage Loan has occurred with respect to an individual property in the California Industrial Portfolio Mortgage Loan, the California Industrial Portfolio Borrower may obtain the release of such individual property which is subject to the event of default, provided that, among other conditions as more particularly set forth in the California Industrial Portfolio Mortgage Loan documents, (i) no event of default under the California Industrial Portfolio Mortgage Loan has occurred and is continuing (except with respect to the event of default at issue), (ii) the California Industrial Portfolio Borrower defeases a portion of the California Industrial Portfolio Mortgage Loan equal to the greater of (a) 120.0% of the allocated loan amount of the property being released and (b) an amount that satisfies (i) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release (including the individual property to be released) and 1.62x, (ii) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release (including the individual property to be released) and 57.6%, and (iii) the net cash flow debt yield for the remaining properties is no less than the greater of the net cash flow debt yield immediately preceding such release (including the individual property to be released) and 10.1%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

In addition, in connection with a casualty or condemnation which results in the termination of the Master Lease at an individual property, the California Industrial Portfolio Borrower is permitted to release such individual property without prepayment penalty or premium, subject to satisfaction of certain conditions, including, among others: (i) prepayment of the California Industrial Portfolio Mortgage Loan in an amount equal to the allocated loan amount for the individual property being released, (ii) either (x) after giving effect to such release, the loan-to-value ratio for the remaining individual properties is not greater than 125.0% or (y) the California Industrial Portfolio Borrower pays down the California Industrial Portfolio Mortgage Loan by no less than an amount equal to (A) the net proceeds of the sale of the individual property, (B) the fair market value of the individual property at the time of release or (C) an amount such that the loan-to-value ratio does not increase after such release, (iii) delivery of a REMIC opinion, (iv) receipt of a rating agency confirmation and (v) the released individual property is released from the Master Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1000 Flower Street Glendale, CA 91201	Collateral Asset Summary – Loan No. 14 DreamWorks Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 31.0% 6.31x 14.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/BBB-/NR			Location:	Glendale, CA 91201
				General Property Type:	Office
Original Balance(1):	$25,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.0%			Year Built/Renovated:	1997/2010
Loan Purpose:	Acquisition			Size:	497,404 SF
Borrower Sponsor:	Hana Asset Management Co., LTD			Cut-off Date Balance per SF(1):	$185
Mortgage Rate(2):	2.297826%			Maturity Date Balance per SF(1):	$185
Note Date:	11/20/2017			Property Manager:	Self-managed
First Payment Date:	1/6/2018
Anticipated Repayment Date(2):	12/6/2022
Maturity Date(2):	12/6/2024
Original Term to ARD:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$13,616,152
Prepayment Provisions(3):	LO(27); DEF(28); O(5)			UW NOI Debt Yield(1):	14.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	14.8%
Additional Debt Type(1):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	6.31x
Additional Debt Balance(1):	$67,000,000/$108,000,000			Most Recent NOI:	$13,333,362 (TTM 9/30/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$13,177,512 (12/31/2016)
Reserves				3rd Most Recent NOI:	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (3/1/2018)
RE Tax(4):	$53,091	Springing	N/A	2nd Most Recent Occupancy:	100.0% (9/30/2017)
Insurance(4):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
TI/LC(4):	$0	Springing	N/A	Appraised Value (as of):	$297,000,000 (8/3/2017)
Replacements(4):	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	31.0%
Payment Reserve:	$562,887	$0	N/A	Maturity Date LTV Ratio(1):	31.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$200,000,000	67.4%	Purchase Price(5):	$289,585,418	97.7%
Borrower Equity:	$96,540,637	32.6%	Reserves:	$615,979	0.2%
			Closing Costs	$6,339,240	2.1%
Total Sources:	$296,540,637	100.0%	Total Uses:	$296,540,637	100.0%

(1)	The DreamWorks Campus Mortgage Loan (as defined below) is part of the DreamWorks Campus Whole Loan (as defined below), which is comprised of five senior pari passu promissory notes with an aggregate original principal balance of $92,000,000 and one subordinate companion note with an original principal balance of $108,000,000, which is held by Prima Mortgage Investment Trust, LLC. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the DreamWorks Campus Senior Loan, without regard to the DreamWorks Campus Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the DreamWorks Campus Whole Loan is $402, $402, 6.8%, 6.8%, 2.07x, 67.3% and 67.3%, respectively.

(2)	Prior to the Anticipated Repayment Date (“ARD”), the DreamWorks Campus Whole Loan accrues interest at a fixed rate equal to 2.297826%. In the event the DreamWorks Campus Whole Loan is not paid in full on or before the ARD, the DreamWorks Campus Whole Loan interest rate will increase to the greater of (x) 3.00% plus the Note A initial term interest rate or the Note B initial term interest rate, as applicable and (y) 3.00% plus the then current swap yield.

(3)	The lockout period for defeasance will be at least 27 payment dates beginning with and including the first payment date of January 6, 2018. Following the lockout period, the DreamWorks Campus Borrower (as defined below) has the right to defease the DreamWorks Campus Whole Loan in whole, but not in part, on any date before August 6, 2022. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) January 6, 2021. For the purposes of this term sheet, the assumed lockout period of 27 months is based on the expected UBS 2018-C9 securitization closing date in March 2018. The actual lockout period may be longer.

(4)	Monthly deposits to real estate tax reserve are waived so long as (A) no event of default exists under the DreamWorks Campus Whole Loan documents, (B) the Borrower (as defined below) provides evidence that DreamWorks is obligated to pay all taxes, and (C) the Borrower makes, or causes DreamWorks to make, all payments of taxes. Monthly deposits to the insurance reserve are waived so long as (A) no event of default exists under the DreamWorks Campus Whole Loan documents, (B) the Borrower or DreamWorks has insurance coverage for the DreamWorks Campus Property (as defined below) pursuant to a policy consistent with the requirements of the DreamWorks Campus Whole Loan documents or otherwise acceptable to the lender, and (C) the Borrower provides the lender evidence of renewal policies prior to the then current expiration date of the applicable policy. Monthly deposits to the replacement reserve and TI/LC reserve are only required during the continuance of a major tenant trigger event (as defined in the DreamWorks Campus Whole Loan documents).

(5)	The DreamWorks Campus Property purchase price of $297,000,000 includes seller credit of $7,414,582 given to the DreamWorks Campus Borrower at loan origination.

The Mortgage Loan. The fourteenth largest mortgage loan (the “DreamWorks Campus Mortgage Loan”) is part of a whole loan (the “DreamWorks Campus Whole Loan”) evidenced by five pari passu senior promissory notes with an aggregate original principal amount of $92,000,000 (the “DreamWorks Campus Senior Loan”) and by one subordinate companion note with an original principal balance of $108,000,000 (the “DreamWorks Campus Subordinate Companion Loan”). Promissory Note A-1, with an original principal balance of $25,000,000, represents the DreamWorks Campus Mortgage Loan and will be included in the UBS 2018-C9 Trust. The DreamWorks Campus Subordinate Companion Loan of $108,000,000 is held by Prima Mortgage Investment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

1000 Flower Street Glendale, CA 91201	Collateral Asset Summary – Loan No. 14 DreamWorks Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 31.0% 6.31x 14.8%

Trust, LLC. The below table summarizes the remaining promissory notes, which are currently held by Cantor Commercial Real Estate, L.P. (“CCRE”) and Deutsche Bank AG, New York Branch or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The DreamWorks Campus Whole loan is secured by the fee simple interest in a 497,404 SF, creative-office campus in Glendale, CA (the “DreamWorks Campus Property” or the “Property”), which is 100.0% occupied and globally headquartered by DreamWorks Animation SKG, Inc. (“DreamWorks”) through February 2035.

DreamWorks Campus Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2018-C9(1)	No
Note A-2	$20,000,000	$20,000,000	CCRE	No
Note A-3	$20,000,000	$20,000,000	Deutsche Bank AG, New York Branch	No
Note A-4	$17,000,000	$17,000,000	CCRE	No
Note A-5	$10,000,000	$10,000,000	Deutsche Bank AG, New York Branch	No
B Note	$108,000,000	$108,000,000	Prima Mortgage Investment Trust, LLC	Yes
Total	$200,000,000	$200,000,000

(1)	The DreamWorks Campus Whole Loan will be serviced pursuant to the pooling agreement for the UBS 2018-C9 Trust.

The Borrower and the Borrower Sponsor. The borrower, La Hana OW, LLC (the “DreamWorks Campus Borrower” or the “Borrower”), is a newly formed, bankruptcy remote, single purpose Delaware limited liability company with two independent directors. Based in Seoul, South Korea, Hana Asset Management Co., LTD (the “Borrower Sponsor”) is a private subsidiary of Hana Financial Group, Inc. (“Hana”). Hana has approximately $5.1 billion of assets under management in primarily two classes: real estate assets and special assets. Hana’s real estate assets account for nearly 75.8% ($3.9 billion) of their total assets under management and include office, mixed-use, industrial, retail, hotel, and data center properties. Hana’s investors include a network of Korean pension funds, financial services companies, government agencies and others. There is no separate nonrecourse carve-out guarantor and no environmental indemnitor other than the Borrower.

Originally founded as Korea Investment & Finance in 1971, Hana converted to a financial holding group in 2005, and is now one of the largest bank holding companies in Korea. Hana is publicly traded on the Korean stock exchanges (KRXL:086790). As of December 31, 2016, Hana employs over 19,000 employees and has over 100 offices in 24 countries (Americas, Europe, Middle East, Asia & Pacific). Hana was ranked number 492 in the Forbes Global 2000 for 2017.

The Property. The DreamWorks Campus Property, the global headquarters for DreamWorks, is a 497,404 SF single-tenant, creative office property located in Glendale, California. Designed by Gensler and Steven Elrich Architects and constructed as a build-to-suit for DreamWorks Animation in 1997, the DreamWorks Campus Property has been 100% occupied since completion. The DreamWorks Campus is situated on 13.8 acres and features seven buildings that consist of five multi-level creative office buildings, one parking structure that features 1,006 parking spaces in addition to 417 street level parking spaces (2.86 stalls / 1,000 sq. ft.), and one central plant, which provides power, water, and HVAC to the DreamWorks Campus Property. The DreamWorks Campus Property features numerous amenities, including: full-service commissary, library, screening room, motion capture studio, recording studio, helipad, medical clinic, coffee shop, outdoor plazas and common areas featuring workspaces and activities, and extensive landscaping including a manmade river that runs throughout the DreamWorks Campus Property, a lagoon, waterfall, and large fountain.

As of March 2018, the DreamWorks Campus Property is 100.0% occupied by DreamWorks. The DreamWorks Campus Property is subject to a 20-year, absolute triple net lease to the tenant, DWA Holdings, LLC, an affiliate of DreamWorks Animation, pursuant to a lease with annual rent escalations of 1.5%, a lease end date of February 2035, and four (4) 5-year renewal options.

The Tenant.

DreamWorks (497,404 SF, 100.0% of NRA, 100.0% of underwritten base rent). Founded in 1995 as a collaboration between Paul Allen, Jeffery Katzenberg, and David Geffen, DreamWorks has released 36 feature films grossing over $14.6 billion in revenues (average of $406 million). DreamWorks also creates television series, short films, and television specials. Some of DreamWorks’ most popular and commercially successful franchises include: Shrek, Kung Fu Panda, Madagascar, and How to Train Your Dragon.

DreamWorks is a wholly owned subsidiary of NBC Universal, itself a wholly owned subsidiary of Comcast Corporation (rated A-/A3/ A- by Fitch/Moody’s/ S&P). Comcast Corporation acquired DreamWorks in August 2016 for approximately $3.8 billion. Comcast Corporation (Fitch/Moody’s/S&P: A-/A3/A-), an American global telecommunications conglomerate, is the largest broadcasting and cable television company in the world by revenue. Comcast Corporation is a publicly traded company listed on NASDAQ under the ticker symbol CMCSA. As of March 2, 2018, Comcast Corporation has a market capitalization of approximately $168.2 billion, and according to the 2Q 2017 Comcast 10-Q, reported revenues of $41.6 billion and net income of $5.2 billion for the first six months of 2017.

DreamWorks is a part of the ‘Filmed Entertainment’ division of NBC Universal, which consists primarily of the operations of Universal Pictures, and films produced under the Illumination, Focus Features and DreamWorks Animation names. According to the 2Q 2017 Comcast 10-Q, for the first six months of 2017, the Filmed Entertainment business segment generated revenue of $4.14 billion, out of a total of $16.2 billion generated by all NBC Universal Divisions (approximately 25%). After the addition of the DreamWorks brand, revenue for the Filmed Entertainment segment increased from $2.73 billion in the first six months of 2016 to $4.14 billion in the first six months of 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

1000 Flower Street Glendale, CA 91201	Collateral Asset Summary – Loan No. 14 DreamWorks Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 31.0% 6.31x 14.8%

The following table presents certain information relating to the leases at the DreamWorks Campus Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
DreamWorks	A-/A3/A-	497,404	100.0%	$14,138,608	100.0%	$28.42	2/28/2035(4)(5)
Subtotal/Wtd. Avg.		497,404	100.0%	$14,138,608	100.0%	$28.42
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		497,404	100.0%	$14,138,608	100.0%	$28.42

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field, whether or not the parent company guarantees the lease.

(3)	Annual UW Base Rent and Annual UW Base Rent PSF represents the average rent over the DreamWorks Campus Whole Loan term.

(4)	DreamWorks has four (4), five-year renewal options and no termination options.

(5)	In the event that DreamWorks, or any successor tenant representing 20.0% or more of the Property’s net rentable area or in-place rents, (i) gives notice of cessation, (ii) goes “dark” in 50.0% or more of its space, (iii) gives notice of its intent to vacate 50.0% or more of its space, (iv) gives notice of termination, (v) files for bankruptcy protection or goes out of business, or (iv) is in default under its lease beyond any applicable notice and cure period (each, a “Major Tenant Trigger Event”), the DreamWorks Whole Loan documents require that all excess cash after the payment of debt service, applicable operating expenses, and applicable reserves be collected and held by lender in a reserve until such time as a replacement tenant or tenants reasonably acceptable to lender leases the vacated space.

The following table presents certain information relating to the lease rollover schedule at the DreamWorks Campus Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	1	497,404	100.0%	100.0%	$28.42	$14,138,608	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	497,404	100.0%		$28.42	$14,138,608	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Total UW Base Rent Rolling and UW Base Rent PSF Rolling represent the average rent over the DreamWorks Campus Whole Loan term.

The Market. The DreamWorks Campus Property is located in Glendale, CA, a media-focused submarket of Los Angeles. Glendale, CA, which along with adjacent Burbank and Pasadena, comprises Los Angeles’ Tri-Cities, which contains major studio production headquarters and entertainment and media focused companies including: Warner Brothers, Disney/ABC, NBC Universal, Nickelodeon, among others.

The DreamWorks Campus Property is located in the East Valley/Tri-Cities submarket, which posted a direct vacancy rate of 11.9% and an average asking rate of $36.00 PSF, FSG during 2Q 2017.

After reviewing comparable lease information for nineteen Class “A” buildings, the appraiser determined a market rental rate of $46.50 PSF, FSG for the DreamWorks Campus Property. The appraiser also determined that a deduction of $12.50 PSF for expenses would be appropriate to convert FSG rental rates to NNN. This translates to a market rental rate of $34.00 PSF for the DreamWorks Campus Property on a triple net basis. Based on this market rent conclusion, the underwritten base rent for DreamWorks is approximately 19.6% below market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

1000 Flower Street Glendale, CA 91201	Collateral Asset Summary – Loan No. 14 DreamWorks Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 31.0% 6.31x 14.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DreamWorks Campus Property:

Cash Flow Analysis
	2015(1)	2016(1)	9/30/2017	UW	UW PSF
Gross Potential Rent(2)	N/A	$13,334,684	$13,484,575	$14,138,608	$28.42
Total Recoveries(3)	N/A	$0	$0	$0	$0.00
Less Vacancy & Credit Loss(4)	N/A	$0	$0	($282,772)	($0.57)
Effective Gross Income	N/A	$13,334,684	$13,484,575	$13,855,836	$27.86
Total Operating Expenses(3)	N/A	$157,172	$151,213	$239,684	$0.48
Net Operating Income	N/A	$13,177,512	$13,333,362	$13,616,152	$27.37
Capital Expenditures	N/A	$0	$0	$99,481	$0.20
Net Cash Flow	N/A	$13,177,512	$13,333,362	$13,516,671	$27.17

Occupancy %	N/A	100.0%	100.0%	98.0%(4)
NOI DSCR(5)	N/A	6.15x	6.22x	6.35x
NCF DSCR(5)	N/A	6.15x	6.22x	6.31x
NOI Debt Yield(5)	N/A	14.3%	14.5%	14.8%
NCF Debt Yield(5)	N/A	14.3%	14.5%	14.7%

(1)	DreamWorks owned the DreamWorks Campus Property prior to executing a sale-leaseback transaction in 2015. As such, historical cash flow information prior to 2016 is unavailable.

(2)	UW Gross Potential Rent represents the average rent over the DreamWorks Campus Whole Loan term.

(3)	The DreamWorks lease is absolute net and all expenses are paid directly by the tenant.

(4)	The DreamWorks Campus Property is 100.0% occupied as of March 1, 2018. However, vacancy was underwritten to 2.0%.

(5)	Debt service coverage ratios and debt yields are based on the DreamWorks Campus Senior Loan amount. Based on the DreamWorks Campus Whole Loan amount, NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are 2.09x, 2.07x, 6.8%, and 6.8%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

2477 Deerfield Drive Fort Mill, SC 29715	Collateral Asset Summary – Loan No. 15 Daimler Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 52.5% 2.30x 10.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Fort Mill, SC 29715
				General Property Type:	Office
Original Balance:	$21,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$21,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.5%			Year Built/Renovated:	2008/N/A
Loan Purpose:	Acquisition			Size:	150,164 SF
Borrower Sponsor(1):	CF Real Estate Holdings, LLC			Cut-off Date Balance per SF:	$140
Mortgage Rate(2):	4.4329%			Maturity Date Balance per SF:	$140
Note Date:	2/1/2018			Property Manager:	RDN Property Management, LLC (borrower-related)
First Payment Date:	3/6/2018
Anticipated Repayment Date(2):	2/6/2028
Maturity Date(2):	12/31/2028
Original Term to ARD:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,294,061
Prepayment Provisions:	LO (23); YM1 (2); DEF/YM1 (88); O (7)			UW NOI Debt Yield:	10.9%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Type:	N/A			UW NCF DSCR:	2.30x
Additional Debt Balance:	N/A			Most Recent NOI(8):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(8):	N/A
Reserves				3rd Most Recent NOI(8):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (3/1/2018)
RE Tax(3):	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance(4):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Replacements(5):	$0	Springing	N/A	Appraised Value (as of):	$40,000,000 (1/3/2018)
TI/LC(6):	$0	Springing	N/A	Cut-off Date LTV Ratio:	52.5%
Unfunded Obligations Reserve(7):	$2,852,788	$0	N/A	Maturity Date LTV Ratio:	52.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	48.7%	Purchase Price:	$40,000,000	92.8%
Borrower Equity:	$22,087,299	51.3%	Reserves:	$2,852,788	6.6%
			Closing Costs:	$234,511	0.5%
Total Sources:	$43,087,299	100.0%	Total Uses:	$43,087,299	100.0%

(1)	The borrower sponsor is an affiliate of Cantor Commercial Real Estate Lending L.P., a loan seller and sponsor, Cantor Fitzgerald & Co., an underwriter, and Berkeley Point, LLC, a primary servicer or limited sub servicer for certain loans included in the UBS 2018-C9 Trust. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” in the Preliminary Prospectus.

(2)	The Daimler Building Mortgage Loan (as defined below) has an anticipated repayment date (“ARD”) of February 6, 2028 and a stated maturity date of December 31, 2028. Prior to the ARD, the Daimler Building Mortgage Loan accrues interest at a fixed rate equal to 4.4329% (the “Initial Interest Rate”) per annum. In the event that the Daimler Building Mortgage Loan is not repaid in full by the ARD, then from and after the ARD, the Daimler Building Mortgage Loan accrues interest at per annum rate equal to the sum of (i) 3.000%, plus (ii) the greater of (x) the Initial Interest Rate and (y) the ten-year swap yield as of the first business day after the ARD. Furthermore, the maturity date will be the ARD in the event that (i) the Daimler Lease (as defined below) is no longer in full force and effect, or (ii) a major tenant trigger event (as set forth in the Daimler Building Mortgage Loan documents) has occurred with respect to the Daimler Lease, or (iii) a cash sweep trigger event (as set forth in the Daimler Building Mortgage Loan documents) (other than an ARD trigger event (as set forth in the Daimler Building Mortgage Loan documents)) has occurred and is continuing.

(3)	The requirement to make monthly tax deposits is waived so long as (i) no event of default under the Daimler Building Mortgage Loan has occurred and is continuing, (ii) the Daimler Building Borrower (as defined below) provides evidence that the taxes were paid prior to the due date, and (iii) (A) if the Daimler Lease is in full force and effect, (1) no event of default under the Daimler Lease has occurred and is continuing and (2) no major tenant trigger event (as described in the Daimler Building Mortgage Loan documents) has occurred and is continuing or (B) if the Daimler Lease is no longer in full force and effect, the debt service coverage ratio based on the preceding three months is greater than 2.20x.

(4)	The requirement to make monthly insurance deposits is waived so long as the Daimler Building Borrower (as defined below) maintains blanket policies of insurance in accordance with the Daimler Building Mortgage Loan documents, provided, however, that the provisions with regard to insurance premiums will not be applicable, until and unless the lender elects to apply such provisions following (i) the issuance by any insurer or its agent of any notice of cancellation, termination, or lapse of any insurance coverage required, (ii) any cancellation, termination, or lapse of any insurance coverage required, whether or not any notice is issued, (iii) the lender having not received from the Daimler Building Borrower evidence of insurance coverages as required by and in accordance with the terms set forth in the Daimler Building Mortgage Loan documents, or (iv) the occurrence of any event of default or the occurrence of any event which with the giving of notice, the passage of time or both would result in an event of default.

(5)	The requirement to make monthly replacement deposits is waived so long as (i) no event of default under the Daimler Building Mortgage Loan has occurred and is continuing, (ii) the Daimler Lease is in full force and effect, (iii) no major tenant trigger event (as set forth in the Daimler Building Mortgage Loan documents) has occurred and is continuing, (iv) Daimler (as defined below) maintains the Daimler Building Property (as defined below) in a condition reasonably acceptable to the lender, (v) Daimler performs and provides evidence of such obligation in a timely manner, and (vi) all of the Daimler Building Property will be demised pursuant to the Daimler Lease.

(6)	The requirement to make monthly rollover deposits is waived so long as (i) no event of default under the Daimler Building Mortgage Loan has occurred and is continuing, (ii) the Daimler Lease is in full force and effect, and (iii) all of the Daimler Building Property will be demised pursuant to the Daimler Lease.

(7)	Unfunded Obligations Reserve includes (i) $2,552,788 representing tenant work related to the Daimler Lease and (ii) $300,000 for HVAC work related to the Daimler Lease.

(8)	No historical financial information is available as the Daimler Building Property was acquired in February 2018, however Daimler has been in occupancy since 2008.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

2477 Deerfield Drive Fort Mill, SC 29715	Collateral Asset Summary – Loan No. 15 Daimler Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 52.5% 2.30x 10.9%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Daimler Building Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $21,000,000. The Daimler Building Mortgage Loan is secured by the borrower’s fee simple interest in a single tenant, suburban office property totaling 150,164 SF located in Fort Mill, South Carolina (the “Daimler Building Property”). The proceeds of the Daimler Building Mortgage Loan, together with borrower equity of $22,087,299, were used to acquire the Daimler Building Property, fund a reserve and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is 2477 Deerfield Drive, LLC (the “Daimler Building Borrower”), a Delaware limited liability company and single-purpose entity structured to be bankruptcy remote with one independent director. The borrower sponsor and nonrecourse carve-out guarantor is CF Real Estate Holdings, LLC (the “Borrower Sponsor”). CF Real Estate Holdings, LLC is indirectly owned by Cantor Fitzgerald, L.P. (“Cantor Fitzgerald”). The Borrower Sponsor is an affiliate of Cantor Commercial Real Estate Lending L.P., a loan seller and sponsor, Cantor Fitzgerald & Co., an underwriter, and Berkeley Point, LLC, a primary servicer or limited sub servicer for certain loans included in the UBS 2018-C9 Trust. Cantor Fitzgerald was founded in 1945 as an investment bank and brokerage business. Along with its subsidiaries and affiliates, Cantor Fitzgerald operates with 10,000 employees in 42 offices worldwide.

The Property. The Daimler Building Property is a Class A office property built in 2008 totaling 150,164 SF on a 17.01-acre site located in Fort Mill, South Carolina, along Interstate 77 and approximately 15.0 miles southwest of the Charlotte central business district. The Daimler Building Property features 745 surface parking spaces (approximately 5.0 spaces per 1,000 SF). Daimler Trucks North America LLC (“Daimler”), formerly known as Freightliner LLC, has occupied the Daimler Building Property since 2008. Daimler is the sole tenant at the Daimler Building Property leasing 100.0% of the space through December 2028 under a triple-net lease (the “Daimler Lease”). The Daimler Lease expires on December 31, 2028, with an underwritten base rent of $16.39 PSF, subject to annual increase of 2.0%. Daimler has two five-year renewal options and no termination options.

Daimler, a wholly-owned subsidiary of Daimler AG, was founded more than 70 years ago and now includes Freightliner Trucks, Western Star, Detroit Diesel Corporation, Thomas Built Buses, Freightliner Custom Chassis Corporation, Selectrucks, Alliance Truck Parts, Daimler Truck Financial, and Elite Support. Daimler is headquartered in Portland, Oregon, but upper management operates out of the Daimler Building Property. Daimler AG includes Mercedes-Benz Cars, Daimler Trucks, Mercedes-Benz Vans, Daimler Buses, and Daimler Financial Services. It is one of the biggest suppliers of premium cars and producers of commercial vehicles. As of December 31, 2017, Daimler AG, reported 289,321 employees and revenue of €164.3 billion, an increase of 7.2% from the prior year. Daimler AG is rated A-/A2/A by Fitch, Moody’s and S&P.

The following table presents certain information relating to the lease at the Daimler Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual Base UW Rent	Annual UW Base Rent PSF	Lease Expiration
Daimler	A-/A2/A	150,164	100.0%	$2,461,188	100.0%	$16.39	12/31/2028(3)
Subtotal/Wtd. Avg.		150,164	100.0%	$2,461,188	100.0%	$16.39
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		150,164	100.0%	$2,461,188	100.0%	$16.39

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Daimler has two five-year renewal options with no termination options.

The following table presents certain information relating to the lease rollover schedule at the Daimler Building Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028(2)	1	150,164	100.0%	100.0%	$16.39	$2,461,188	100.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	150,164	100.0%		$16.39	$2,461,188	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Daimler has two five-year renewal options with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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2477 Deerfield Drive Fort Mill, SC 29715	Collateral Asset Summary – Loan No. 15 Daimler Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 52.5% 2.30x 10.9%

The Market. The Daimler Building Property is located in Fort Mill, South Carolina within York County, approximately 11.9 miles northeast of Rock Hill, the largest city in York County, and 78.8 miles north of Columbia, South Carolina, the state’s capital. According to a third party market report, the estimated 2018 population within a one-, three-, and five-mile radius of the Daimler Building Property is 1,807, 40,585, and 108,224, respectively, and average 2018 household income within a one-, three-, and five-mile radius of the Daimler Building Property is $110,420, $113,253, and $102,624, respectively.

The Daimler Building Property’s neighborhood and surrounding area is comprised of a variety of retail spaces, commercial spaces, restaurants, schools, residential properties, and mixed-use developments. Baxter Village, located approximately 3.2 miles from the Daimler Building Property, is a mixed-use development that contains over 1,400 homes and 450,000 SF of restaurants, offices, shops, and civic spaces. The Home Builders Association of Charlotte has twice named Baxter Village the “Best Overall Community.” Kingsley Park, located approximately 3.4 miles from the Daimler Building Property is a 76-acre business park development that is building out its seventh and final building. Kingsley Park is expected to be ready for tenants in May 2018 and will be the headquarters for Domtar Corp. and other companies. Kingsley, across the street from Kingsley Park, is a $500 million mixed-use development that contains offices, retail spaces, apartments, a hotel, and the headquarters for LPL Financial. Kingsley and Kingsley Park are expected to add 8,000 jobs to the Fort Mill economy.

The largest employers in York County, South Carolina include education, finance, and healthcare and social services companies. Rock Hill School District is the largest employer in York County, with over 2,480 employees, serving over 18,000 students throughout 17 elementary schools, five middle schools, and three high schools. Fort Mill School District, Wells Fargo Home Mortgage, Lash Group, and Ross Stores, Inc represent the rest of the top five employers for York County, which together employ over 10,340 people.

According to a third party market report, as of the third quarter of 2017, the York County submarket had a total office inventory of approximately 6.6 million SF, a vacancy rate of 3.4% and asking rents of $20.32 PSF. In determining market rent for the Daimler Building Property, the appraisal identified five comparable leases - one triple net, two net, and two full-service gross - that range in size from 7,758 SF to 247,834 SF with lease commencement dates between February 2015 and July 2017. After adjusting the leases, the rent comparables ranged between $15.23 PSF to $16.63 PSF net, with an average rent of $16.07 PSF net. The appraisal concluded a market rent for the Daimler Building Property of $16.00 PSF net.

The following table presents certain information relating to comparable office leases with respect to the Daimler Building Property:

Comparable Office Leases
Property Name / Address	Year Built	Class	Net Rentable Area (SF)	Tenant Name	Initial Rent PSF ($)(1)	Lease Size	Lease Term
Daimler Building Property 2477 Deerfield Drive, Fort Mill, SC	2008	A	150,164(2)	Daimler Trucks North America LLC(2)	$16.39(2)	150,164(2)	20.5 yrs(2)
Whitehall Corporate Center 3600 Arco Corporate Drive, Ste 2, Charlotte, NC	2006	A	178,000	Ricoh	$15.23	7,758	5 yrs
AvidXchange Office 1210 AvidXchange Lane, Charlotte NC	2017	A	200,000	AvidXchange	$16.50	200,000	15 yrs
Lash Group Headquarters 1800 Innovation Point, Fort Mill, SC	2016	A	247,834	The Lash Group, Inc.	$15.50	247,834	12 yrs
Rushmore One Building 10840 Ballantine Commons Pky., Charlotte, NC	1997	B	153,724	Synchrony	$16.50	153,724	10 yrs
Kingsley Park Office Portfolio 234 Kingsley Park Dr., Fort Mill, SC	2007	A	178,317	Domtar	$16.63	58,317	10 yrs
Total/Wtd. Avg.(3)			957,875		$16.03	142,850	10.4 yrs

Source: Appraisal

(1)	Rent PSF represents the underwritten lease Rent PSF for Daimler Building Property, the actual net lease rent PSF for Lash Group Headquarters, and the appraisal’s adjusted lease Rent PSF for Whitehall Corporate Center, AvidXchange Office, Rushmore One Building, and Kingsley Park Office Portfolio.

(2)	Based on the underwritten rent roll.

(3)	Total/Wtd. Avg. excludes the Daimler Building Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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2477 Deerfield Drive Fort Mill, SC 29715	Collateral Asset Summary – Loan No. 15 Daimler Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 52.5% 2.30x 10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Daimler Building Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	2017(1)	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	N/A	$2,461,188	$16.39
Total Recoveries	N/A	N/A	N/A	N/A	$881,349	$5.87
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($167,127)	($1.11)
Effective Gross Income	N/A	N/A	N/A	N/A	$3,175,410	$21.15
Total Operating Expenses	N/A	N/A	N/A	N/A	$881,349	$5.87
Net Operating Income	N/A	N/A	N/A	N/A	$2,294,061	$15.28
Capital Expenditures	N/A	N/A	N/A	N/A	$22,525	$0.15
TI/LC	N/A	N/A	N/A	N/A	$105,115	$0.70
Net Cash Flow	N/A	N/A	N/A	N/A	$2,166,422	$14.43

Occupancy %	100.0%(2)	100.0%(2)	100.0%(2)	100.0%(2)	95.0%(3)
NOI DSCR	N/A	N/A	N/A	N/A	2.43x
NCF DSCR	N/A	N/A	N/A	N/A	2.30x
NOI Debt Yield	N/A	N/A	N/A	N/A	10.9%
NCF Debt Yield	N/A	N/A	N/A	N/A	10.3%

(1)	The Daimler Building Property was acquired in February 2018 and as such, historical occupancy and financial information is unavailable.

(2)	No historical financial information is available as the Daimler Building Property was acquired in February 2018, however Daimler has been in occupancy since 2008.

(3)	As of the underwritten rent roll, the Daimler Building Property are 100.0% occupied. The economic occupancy is underwritten to 95.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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UBS 2018-C9

TRANSACTION CONTACT INFORMATION

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Cantor Fitzgerald & Co. / CCRE

Steve Gargiulo	Tel. (212) 829-5259

Clark Andreson	Tel. (212) 829-5290

Baz Preston	Tel. (212) 829-5294

Kiran Manda	Tel. (212) 915-1925

Jared Noordyk	Tel. (212) 915-1709

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Warren Geiger	Tel. (212) 278-5692

Justin Cappuccino	Tel. (212) 278-6393

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